As filed with the Securities and Exchange Commission on October 4, 2023
Registration No. 333-273744
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1/A
Amendment #3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALPINE 4 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3669	46-5482689
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2525 E Arizona Biltmore Circle Suite 237
Phoenix, AZ 85016
480-702-2431
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kent Wilson
Alpine 4 Holdings, Inc.
2525 E Arizona Biltmore Circle Suite 237
Phoenix, AZ
85016
480-702-2431
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

C. Parkinson Lloyd, Esq	Mark E. Crone, Esq.
Kirton McConkie, P.C.	David Aboudi, Esq.
50 East South Temple Street, Suite 400	Cassi Olson, Esq.
Salt Lake City, UT 84111	The Crone Law Group, P.C.
(801) 328-3600	420 Lexington Avenue, Suite 2446
New York, NY 10170
(646) 861-7891
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Neither the Company nor the selling stockholders may sell these securities until the Securities and Exchange Commission declares this registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED October 4, 2023

Up to 9,859,155 shares of Class A common stock
Common Warrants to Purchase Up to 9,859,155 Shares of Class A common stock
Pre-Funded Warrants to Purchase Up to 9,859,155 Shares of Class A common stock
Up to 19,718,310 shares of Class A common stock Underlying the Common Warrants and Pre-Funded Warrants
And
Up to 1,923,300 shares of Class A common stock underlying
Warrants to Be Offered by the Selling Stockholder

We are offering, on a “best efforts” basis, up to $7.0 million in units (“Units”) of Alpine 4 Holdings, Inc. (the “Company”), at an assumed offering price of $0.71 per Unit. Each Unit consists of one share of Class A common stock, $0.0001 par value per share and one common warrant (“Common Warrant”) to purchase up to 9,859,155 shares of Class A common stock. The shares of Class A common stock and Common Warrants are immediately separable and will be issued separately, but must be purchased together in this offering.
Each Common Warrant has an assumed exercise price of $0.71 per share (representing 100% of the assumed public offering price per Unit to be sold in this offering) and will expire on the fifth anniversary of the original issuance date. The actual public offering price will be determined between us, A.G.P./Alliance Global Partners, our exclusive placement agent, (whom we refer to herein as “A.G.P.” or the “Placement Agent”) and the investors in the offering and may be at a discount to the current market price of our Common Stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.
We are also offering pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 9,859,155 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock and has an exercise price of $0.71 per share. Each Pre-Funded Warrant is being offered together with the Common Warrants. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.
Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of Pre-Funded Warrants and Common Warrants offered hereby. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated ______, 2023 between us and the purchasers.
The public offering price for our securities in this offering will be determined at the time of pricing and may be at a discount to the then-current market price. The shares issuable upon exercise of the Pre-Funded Warrants or Common Warrants will be issued upon the exercise thereof. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The offering of the shares of our Class A common stock, Pre-Funded Warrants and Common Warrants will terminate no later than _______, 2023; however, the shares of our Class A common stock underlying the Pre-Funded Warrants and the Common Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
Additionally, this prospectus relates to the resale of up to 1,267,400 shares of our Class A common stock held by certain stockholders, as well as up to 1,923,300 shares of Class A common stock issuable upon exercise of several warrants to purchase shares of Class A common stock held by the stockholders. The shares and warrants were originally issued by us in transactions between November 2021 and June 2023. The holders of the shares of Class A common stock, as described above, are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”
The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to the prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 83.
Our shares of Class A common stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALPP”. On October 3, 2023, the closing price of our Class A common stock was $0.71 per share. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited. In addition, we do not intend to list the Common Warrants or Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.
We are an emerging growth company as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.
The securities offered in this prospectus involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties under the heading “Risk Factors” beginning on page 6 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement Agent Fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$
__________________
(1)Does not include certain expenses of the placement agent. See “Plan of Distribution” beginning on page 77 of this prospectus for additional information regarding compensation to be received by the placement agent.
(2)The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-funded Warrants or Common Warrants being issued in this offering.
Delivery of the shares of our common stock, Pre-funded Warrants and Common Warrants is expected to be made on or about October 10, 2023.

Sole Placement Agent
A.G.P.
The date of this prospectus is October 4, 2023.

Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. We and the Placement Agent have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the Placement Agent.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.
We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
i

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.
This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the or symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•history of operating losses, our ability to develop and implement our business strategies and grow our business:
•our ability to execute our strategy and business plan regarding growth, acquisitions, and focusing on our strategy of Drivers, Stabilizers, and Facilitators;
•the success, progress, timing and costs of our efforts to evaluate or consummate various strategic acquisitions, collaborations, and other alternatives if in the best interests of our stockholders;
•our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;
•the potential, if any, for future development of any of our present or future products;
•our ability to identify and develop additional uses for our products;
•our ability to attain market exclusivity and/or to protect our intellectual property and to operate our business without infringing on the intellectual property rights of others;
•the ability of our Board of Directors to influence control over all matters put to a vote of our stockholders, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction; and
•the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.
In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. In particular, forward-looking statements include, but are not limited to, any statements that are not statements of current or historical facts, such as statements relating to our expectations for the development, manufacturing, regulatory approval, and commercialization of our products and services, the accuracy of our estimates regarding expenses, future revenues and capital requirements, our ability to execute our plans and the timing and costs of these development programs, and estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements.
Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements included herein speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we expressly disclaim any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

ABOUT THIS PROSPECTUS
The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.
You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither we, the Placement Agent, nor the Selling Stockholders are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

PROSPECTUS SUMMARY
The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 6, and our financial statements and the notes to the financial statements included elsewhere in this prospectus. As used throughout this prospectus, the terms "Alpine 4," "Company," "we," "us," or "our" refer to Alpine 4 Holdings, Inc.
General
Company Background
Alpine 4 Holdings, Inc. was incorporated under the laws of the State of Delaware on April 22, 2014. We are a publicly traded conglomerate that is acquiring businesses that fit into our disruptive business model of Drivers, Stabilizers, and Facilitators (“DSF”). At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies, even in brick and mortar businesses, can drive innovation. We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.
As of the date of this prospectus, the Company is a holding company that owns twelve operating subsidiaries:
•A4 Corporate Services, LLC;
•Quality Circuit Assembly, Inc.;
•Morris Sheet Metal, Corp;
•JTD Spiral, Inc.;
•Excel Construction Services, LLC;
•Vayu (US), Inc.;
•Thermal Dynamics International, Inc.;
•Alternative Laboratories, LLC.;
•Identified Technologies Corp.;
•Elecjet Corp.;
•DTI Services LLC (doing business as RCA Commercial); and
•Global Autonomous Corp.
Who We Are:
Alexander Hamilton in his “Federalist paper #11”, said that our adventurous spirit distinguishes the commercial character of America. Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world. We believe that Alpine 4 also exemplifies this spirit through our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.
It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence. This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings. The essence of our business model is based around acquiring B2B companies in a broad spectrum of industries via our DSF acquisition strategy (Drivers,

Stabilizer, Facilitator). Our DSF business model (which is discussed further below) offers our shareholders an opportunity to own small-cap businesses that hold defensible positions in their individual market space. Further, Alpine 4’s greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually. In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.
Driver, Stabilizer, Facilitator (DSF)
Driver: A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with the ability to access significant market opportunities. These types of acquisitions are typically small, brand new companies that need a structure to support their growth.
Stabilizer: Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.
Facilitators: Facilitators are our “secret sauce”. Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.
Our DSF Strategy is discussed in more detail below in the section entitled “Business.”
Recent Developments
On May 12, 2023, a Certificate of Amendment was filed to effect a one-for-eight (1-for-8) reverse split (the “Reverse Split”) of the shares of the Company’s the Class A, Class B, and Class C common stock, and to decrease the authorized number of shares of Class A common stock from 295,000,000 shares to 200,000,000 shares (the “Class A Common Stock Decrease”). The Reverse Split and the Class A Common Stock Decrease became effective on May 12, 2023. As a result of the Reverse Split, every eight shares of the Company’s issued and outstanding Class A common stock automatically converted into one share of Class A common stock, without any change in the par value per share, and began trading on a post-split basis under the Company’s existing trading symbol, “ALPP,” when the market opened on May 15, 2023. Additionally, every eight shares of the Company’s issued and outstanding Class B common stock automatically converted into one share of Class B common stock, without any change in the par value per share, and every eight shares of the Company’s issued and outstanding Class C common stock automatically converted into one share of Class C common stock, without any change in the par value per share. The Reverse Split affected all holders of Class A, Class B, and Class C common stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. A total of 180,037,350 shares of Class A common stock were issued and outstanding immediately prior to the Reverse Split, and approximately 22,504,669 shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares were outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock was automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of Class A common stock subject to such options or warrants and the exercise prices thereof. The impact of this change in capital structure has been retrospectively applied to all periods presented herein except for the amounts presented within our 2022 Annual Report in the December 31, 2022 and 2021 financial statements that are included herein. Additionally, all share totals in this prospectus and the Registration Statement of which it is a part are given as post-Reverse Split figures.
Summary of Risk Factors
We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:
•The global supply chain is an issue for many companies as well as us. These supply chain constraints affected the Company in 2022 and may affect our ability to deliver our products on time as we continue conducting business.

•We are an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our Class A common stock less attractive to investors.
•Growth and development of operations will depend on the acceptance of our proposed businesses. If our products are not deemed desirable and suitable for purchase and we cannot establish customer bases within our different business segments, we may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment.
•If demand for our products slow, then our business would be materially affected, which could result in the loss of your entire investment.
•Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.
•If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.
•Our stockholders may have difficulty in reselling their shares due to the limited public market or state Blue Sky laws.
•The ongoing COVID-19 pandemic has caused severe disruptions in the U.S. and global economies, which has impacted the business, activities, and operations of our customers, as well as our business and operations. Additionally, through 2023, the U.S. and other economies have been impacted by supply chain disruptions, labor shortages and high inflation, all of which may have a negative impact on our business and operations.
•Our existing debt levels may adversely affect our financial condition or operational flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness.
•Growth and development of operations will depend on the growth in our acquisition model and from organic growth from our subsidiaries’ businesses. If we cannot find desirable acquisition candidates, we may not be able to generate growth with future revenues.
For further discussion of these and other risks, see “Risk Factors,” beginning on page 6.
Implications of being an emerging growth company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;
•reduced disclosure about executive compensation arrangements; and
•an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We have taken advantage of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.
The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.
Summary of the Offering

The Offering

Issuer	Alpine 4 Holdings, Inc., a Delaware corporation

Class A common stock outstanding prior to this offering.	24,331,406 shares of Class A common stock as of October 4, 2023.

Securities Offered by the Company:
Up to 9,859,155 shares of Class A common stock, Common Warrants to purchase up to 9,859,155 shares of our Class A common stock, and Pre-Funded Warrants to purchase up to 9,859,155 shares of Class A common stock. The shares of Class A common stock or Pre-Funded Warrants, respectively and Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each Common Warrant has an exercise price of $0.71 per share and will expire five years from the date of issuance. The public offering price per share and accompanying Common Warrant is $0.71, and the public offering price per Pre-Funded Warrant is $0.71. We are also registering the shares of our Class A common stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants.

Pre-Funded Warrants
We are also offering to those purchasers whose purchase of Class A common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A common stock immediately following the closing of this offering, in lieu of purchasing Class A common stock, Pre-Funded Warrants to purchase up to 9,859,155 shares of our Class A common stock. Each Pre-Funded Warrant is exercisable for one share of our Class A common stock. The exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Class A common stock offered by Selling Stockholders:	1,267,400 shares of Class A common stock, and 1,923,300 shares of Class A common stock underlying the Selling Stockholders’ Warrants.

Class A common stock to be outstanding after this offering(1)	45,973,016 shares of Class A common stock (assuming the exercise of all of the Warrants which make up the Units, as well as the Selling Stockholder Warrants)

Use of proceeds
We estimate the net proceeds from the offering of the Units will be approximately $6.2 million after deducting the underwriting fees and estimated offering expenses payable by us, assuming a public offering price of $0.71 per share of Class A common stock, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 3, 2023. We may receive proceeds upon the exercise of the Warrants which make up the Units, as well as upon the exercise of the Selling Stockholder Warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the cashless exercise provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any Warrants will be exercised. See Use of Proceeds.

We will not receive any proceeds from the sale of the shares of Class A common stock by the Selling Stockholders.

Nasdaq Symbol and Trading	Shares of our Class A common stock are currently listed on The Nasdaq Capital Market under the symbol ALPP.

Risk Factors	See Risk Factors beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our securities.
(1) The number of shares of our Class A common stock outstanding upon completion of this offering is based on 24,331,406 shares of our Class A common stock outstanding as of October 4, 2023.
The number of shares of our common stock outstanding immediately after this offering excludes:
•357,912 shares of Class A common stock issuable upon exercise of stock options, at a weighted average exercise price of $4.25 per share;
•585,230 shares of Class A common stock issuable upon exercise of our outstanding warrants (excluding selling shareholders & A.G.P. warrants), at a weighted average exercise price of $24.41 per share;
•105,656 shares of Class A common stock issuable upon exercise of the placement agent warrants issued to A.G.P./Alliance Global Partners in connection with prior public offerings, at a weighted average exercise price of $38.52 per share; and
•625,000 shares of Class A common stock reserved for future issuance under the Alpine 4 Holdings, Inc. 2021 Equity Incentive Plan.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. You should consider carefully the risks and uncertainties described below, and incorporated by reference herein, together with all of the other information in, or incorporated by reference in, this prospectus, including our financial statements and related notes incorporated by reference herein, before making an investment decision. If any of these risks occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment.
Risks Associated with Our Business and Operations
We are an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.
We are an "emerging growth company," as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the Company's first filed registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.
We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.
However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
Significant time and management resources are required to ensure compliance with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.
We are a public reporting company. As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our Class A common stock may trade, which result in significant legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market's acceptance of our filings and financial statements.
In connection with the preparation of the Company’s 2022 Annual Report, we conducted a review of our internal control over financial reporting for the purpose of providing the management report required by these rules. During the course of our review and testing, we have identified deficiencies and have been unable to remediate them before we were required to provide the required reports. Furthermore, because we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. Even if we are able to remediate the material weaknesses, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.
Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.
Our executive officers have limited experience being officers of a public company. It may be time consuming, difficult and costly for us to continue to develop, implement, and update the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.
We have a history of losses, and we expect losses to continue.
We have had operating losses since our inception. We expect our operating losses to continue as we continue to expend substantial resources to complete commercialization of our products, obtain regulatory clearances or approvals; build our marketing, sales, manufacturing and finance capabilities, and conduct further research and development. The further development and commercialization of our products will require substantial development, regulatory, sales and marketing, manufacturing and other expenditures. We have only generated revenues from product sales and services. As of June 30, 2023 and December 31, 2022, our accumulated deficit was approximately $82.1 million and $71.7 million, respectively.
Growth and development of operations will depend on the growth of our acquisition model as well as from organic growth from our subsidiaries’ businesses. If we cannot find desirable acquisition candidates, we may not be able to generate growth with future revenues.
We expect to continue our strategy of acquiring businesses, which management believes will result in growth in projected annualized revenue by the end of 2023. However, there is no guarantee that we will be successful in realizing future revenue growth from our acquisition model. As such, we are highly dependent on suitable candidates to acquire, which supply of such candidates cannot be guaranteed and is driven from the market for mergers and acquisitions. If we are unable to locate or identify suitable acquisition candidates, or to enter into transactions with such candidates, or if we are unable to integrate the acquired businesses, we may not be able to grow our revenues to the extent anticipated, or at all.
We may make acquisitions which could divert the attention of management and which may not be integrated successfully into our existing business.
We may pursue acquisitions to increase our market penetration, enter new geographic markets and expand the scope of services we provide. We cannot guarantee that future acquisitions will be completed on acceptable terms or that we will be able to integrate successfully the operations of any acquired business into our existing business. The acquisitions could be of significant size and involve operations in multiple jurisdictions. The acquisition and integration of another business would divert management attention from other business activities. This diversion, together with other difficulties we may incur in integrating an acquired business, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may borrow money or issue capital stock to finance acquisitions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock could dilute the interests of our stockholders.
As we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.
As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies, and we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions and investments involve numerous risks, including:
•the potential failure to achieve the expected benefits of the combination or acquisition;
•difficulties in and the cost of integrating operations, technologies, services and personnel;
•diversion of financial and managerial resources from existing operations;
•risk of entering new markets in which we have little or no experience;
•potential write-offs of acquired assets or investments;
•potential loss of key employees;
•inability to generate sufficient revenue to offset acquisition or investment costs;
•the inability to maintain relationships with customers and partners of the acquired business;
•the difficulty of incorporating acquired technology and rights into our products and services and of maintaining quality standards consistent with our established brand;
•potential unknown liabilities associated with the acquired businesses;
•unanticipated expenses related to acquired technology and its integration into existing technology;
•negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;
•the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and
•challenges caused by distance, language and cultural differences.
In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed, and the value of your investment may decline.
We place significant decision-making powers with our subsidiaries’ management, which presents certain risks.
We believe that our practice of placing significant decision-making powers with local management is important to our successful growth and allows us to be responsive to opportunities and to customers’ needs. However, this practice presents certain risks, including the risk that we may be slower or less effective in our attempts to identify or react to problems affecting an important business than we would under a more centralized structure, or that we would be slower to identify a misalignment between a subsidiary’s and our overall business strategy. Further, if a subsidiary location fails to follow our compliance policies, we could be made party to a contract, arrangement or situation that requires the assumption of large liabilities or has less advantageous terms than is typically found in the market.
We have limited management resources and will be dependent on key executives. The loss of the services of the current officers and directors could severely impact our business operations and future development, which could result in a loss of revenues and adversely impact the business.
We rely on a small number of key individuals, which the Company has increased during 2022, to implement its business and operations and, in particular, the professional expertise and services of Kent B. Wilson, our President, Chief Executive Officer, and Secretary, Jeff Hail, our Chief Operating Officer, and Christopher Meinerz, our Chief Financial Officer. Mr. Wilson serves full time in his capacities with Alpine 4 to work to develop and grow the Company. Nevertheless, we may not have sufficient managerial resources to successfully manage the increased business activity envisioned by our business strategy. In addition, our future success depends in large part on the continued service of Mr. Wilson and the executive team. If Mr. Wilson or any member of the executive team chooses not to serve as an officer or if Mr. Wilson or any member of the executive team is unable to perform his or her duties, this could have an adverse effect on the Company’s business operations, financial condition and operating results, especially if we are unable to replace Mr. Wilson or Mr. Hail with other individuals qualified to develop and market our business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any ownership of our shares.
Competition that we face is varied and strong.
Our subsidiaries’ products and industries as a whole are subject to intense competition. There is no guarantee that we can sustain our market position or expand our business.
We compete with a number of entities in providing products to our customers. Such competitors include a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases.
Many of our current and potential competitors are well established and have significantly greater financial and operational resources than we do, as well as better name recognition. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more competitively priced products and services and more aggressively promote and sell their products. Our competitors may also be able to engage in discounted products or a more aggressive sale structure than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.
Our success in business and operations will depend on general economic conditions.
The success of Alpine 4 and its subsidiaries depends, to a large extent, on certain economic factors that are beyond our control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond our control may have an adverse effect on the ability of our subsidiaries to sell their products, to operate, and to collect sums due and owing to them.
Changes in geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.
Our operations and performance may depend on global, regional, economic and geopolitical conditions. Russia’s invasion and military attacks on Ukraine have triggered significant sanctions from North American and European leaders. These events are currently escalating and creating increasingly volatile global economic conditions. Resulting changes in North American trade policy could trigger retaliatory actions by Russia, its allies and other affected countries, including China, resulting in a “trade war.” A trade war could result in increased costs for raw materials that we use in our manufacturing and could otherwise limit our ability to sell our products abroad. These increased costs would have a negative effect on our financial condition and profitability. Furthermore, the military conflict between Russia and Ukraine may increase the likelihood of supply interruptions and further hinder our ability to find the materials we need to make our products. If the conflict between Russia and Ukraine continues for a long period of time, or if other countries become further involved in the conflict, we could face significant adverse effects to our business and financial condition.
We may not be able to successfully implement our business strategy, which could adversely affect our business, financial condition, results of operations and cash flows. If we cannot successfully implement our business strategy, it could result in the loss of value for our shareholders.
Successful implementation of our business strategy depends on our being able to acquire additional businesses and grow our existing subsidiaries, as well as factors specific to the industries in which our subsidiaries operate, and the state of the financial industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, our financial condition, and results of operations and cash flow:
•The competitive environment in the industries in which our subsidiaries operate that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•Our ability to anticipate changes in consumer preferences and to meet customers' needs for our products in a timely cost-effective manner; and
•Our ability to establish, maintain and eventually grow market share in these competitive environments.
Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions, or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and could result in the loss of value for our shareholders.
We have a diverse business model through our various subsidiaries’ industries, and our failure to properly manage or execute could adversely affect our operations, financial results and reputation.
Our business model may include acquiring businesses with products and services that can be highly complex and may be subject to demanding regulatory requirements. The products of some business acquisition targets may require significant production and supply-chain flexibility causing optimized solutions across an integrated platform. The products designed, manufactured, and serviced by such business acquisition targets also may be complex and require complicated configuration management and direct order fulfillment capabilities to end customers.
Our business model of acquiring businesses generally requires working capital, management, and technical personnel, and the development and maintenance of systems and procedures to manage diverse manufacturing, regulatory, and service requirements for multiple programs of varying sizes simultaneously, including in multiple locations and geographies. We also depend on securing and ramping new customers and programs as well as transitioning production for new customers and programs, which creates added complexities related to managing the start-up risks of such projects, especially for companies that did not previously outsource such activities.
Although we believe that our operations utilize the technologies, equipment, and processes that are currently required by our customers, we cannot be certain that we will maintain or develop the capabilities required by our customers in the future. The emergence of new technologies, industry standards or customer requirements may render our technical personnel, equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new skills, technologies, and equipment to remain competitive, as well as offer new or additional services, all of which may require significant expense or capital investment that could reduce our liquidity and negatively affect our operating results. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements, or to perform to their expectations or standards, as well as our need to maintain our personnel and other resources during times of fluctuating demand, could have an adverse effect on our business.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers and vendors of our necessary materials and to coordinate those suppliers and vendors, all subject to many unpredictable factors.
We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned. Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results. In addition, one of our biggest challenges is securing an adequate supply of materials. Competition for product is intense, and commodities costs subject to price volatility.
Our ability to execute our business plan also depends on other factors, including:
•ability to keep satisfied vendor relationships;
•hiring and training qualified personnel in local markets;
•managing marketing and development costs at affordable levels;
•cost and availability of labor;
•the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and
•securing required governmental approvals in a timely manner when necessary.
Our financial condition and results of operations for 2023 may continue to be adversely affected by the COVID-19 pandemic.
The impact of the worldwide COVID-19 pandemic continues to be felt in many geographies and aspects of society. The pandemic has resulted in and may continue to result in disruptions to the global economy, as well as businesses, supply chains and capital markets around the world.
Impacts to our business have included temporary closures of many of our government and university customers and our suppliers, disruptions or restrictions on our employees’ and customers’ ability to travel, and delays in product installations or shipments to and from affected countries. In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, implemented and some continue to implement significant restrictions on travel, shelter in place or stay at home orders, and business closures. While some of these restrictions were loosened in certain jurisdictions, some markets have returned to restrictions in the face of increases in new COVID-19 cases, particularly as more contagious strains of the virus emerge. Many of our employees in jurisdictions in which we have significant operations continue to work remotely. Much of the commercial activity in sales and marketing, and customer demonstrations and applications training, is still either being conducted remotely or postponed. Even where customers have re-opened their sites, some still operate at productivity levels that are below pre-pandemic levels in an effort to accommodate safety protocols and as a result of pandemic-related supply chain disruptions. Any resurgence of the virus or the emergence of new strains of the virus, particularly any new strains which are more easily transmitted or which are resistant to existing vaccines, may require us or our customers to close or partially close operations once again. These travel restrictions, business closures and operating reductions at Alpine 4, our customers, our distributors, and/or our suppliers have in the past adversely impacted and may continue to adversely impact our operations, including our ability to manufacture, sell or distribute our products, as well as cause temporary closures of our distributors, or the facilities of suppliers or customers. Further, global supply chains continue to be disrupted, causing shortages, which has impacted our ability to manufacture and supply our products. We could also experience increased compensation expenses associated with employee recruiting and employee retention to the extent employment opportunities continue to multiply post-pandemic, causing the search for and retention of talent to become more competitive. This disruption of our employees, distributors, suppliers and customers has historically impacted and may continue to impact our global sales and future operating results. We are continuing to monitor and assess the ongoing effects of the COVID-19 pandemic on our commercial operations in 2023 and going forward. The pandemic has adversely affected the economies and financial markets of many countries, which has affected and may continue to affect demand for our products and our operating results.

Our existing debt levels may adversely affect our financial condition or operational flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness.
As of the date of this prospectus, we had total debt of $21.0 million including lines of credit, related party and non-related party notes payable and convertible notes payable. This level of debt or any increase in our debt level could have adverse consequences for our business, financial condition, operating results and operational flexibility, including the following: (i) the debt level may cause us to have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes; (ii) our debt level may limit operational flexibility and our ability to pursue business opportunities and implement certain business strategies; and (iii) we have a higher level of debt than some of our competitors or potential competitors, which may cause a competitive disadvantage and may reduce flexibility in responding to changing business and economic conditions, including increased competition and vulnerability to general adverse economic and industry conditions. Additionally, there are three lines of credit set to mature in October, November and December 2023, and will be due unless there is an extension and/or amendment to the current agreements. If we fail to satisfy our obligations under our outstanding debt, an event of default could result that could cause some or all of our debt to become due and payable.
We are an early stage company with a history of losses and there is substantial doubt as to our ability to continue as a going concern.
We have incurred net loss of $12.8 million and $19.5 million for the years ended December 31, 2022 and 2021, respectively, and have an accumulated deficit of approximately $71.7 million. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin to generate significant revenue and margin improvements from our subsidiaries, which may not happen. We have determined under our ASC 205-40 analysis, there is substantial doubt that we will have sufficient funds to satisfy our obligations through the next twelve months from the date of issuance of this prospectus. Our ability to continue as a going concern is dependent on our ability to obtain the necessary financing and margin improvements to meet our obligations and repay our liabilities arising from the ordinary course of business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify or terminate our operations and our planned business activities.
Insurance coverage, even where available, may not be sufficient to cover losses we may incur.
Our business exposes us to the risk of liabilities arising from our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks. We cannot assure that our insurance will be sufficient to cover our losses. Any losses that insurance does not substantially cover could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We face risks and uncertainties related to litigation.
We are subject to, and are and may in the future become a party to, a variety of litigation, other claims, and suits. The results of litigation and other legal proceedings, including the other claims described under Legal Proceedings in Note 11, Commitments and Contingencies, to the annual consolidated financial statements included elsewhere in this prospectus, are inherently uncertain and adverse judgments or settlements in some or all of these legal disputes may result in materially adverse monetary damages or injunctive relief against us. The litigation and other legal proceedings described under Note 11 are subject to future developments and management’s view of these matters may change in the future.

Cybersecurity risks and cyber incidents, including cyber-attacks, could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.
There has been an increase in the frequency and sophistication of the cyber and security threats we face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us due to our substantial reliance on information technology or otherwise. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result of the generally increasing frequency and sophistication of cyber-attacks, and our substantial reliance on technology, we may face a heightened risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, foreign governments or cyber terrorists.
The operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or other sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, causing our business and results of operations to suffer. Our reliance on information technology is substantial, and accordingly the risks posed to our information systems, both internal and those provided by third-party service providers are critical. We have implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber intrusions and rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems; however, these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources.
Those risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our and our customers’ proprietary business information and intellectual property, and personally identifiable information of our employees and customers, that we collect and store in our data centers and on our networks. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of employee, customer or other personally identifiable or our or our customers’ proprietary business data, whether by third parties or as a result of employee malfeasance (or the negligence or malfeasance of third party service providers that have access to such confidential information) or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us and significant reputational harm.
Failure to maintain the security of our information and technology networks or data security breaches could harm our reputation and have a material adverse effect on our results of operations, financial condition and cash flow.
We rely on the reasonably secure processing, storage and transmission of confidential and other sensitive information in our computer systems and networks, and those of our service providers and their vendors. We are subject to various risks and costs associated with the collection, handling, storage and transmission of personally identifiable information and other sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems processing such information. In the ordinary course of our business, we collect, store a range of data, including our proprietary business information and intellectual property, and personally identifiable information of our employees, our fund investors and other third parties, in our cloud applications and on our networks, as well as our services providers’ systems. The secure processing, maintenance and transmission of this information are critical to our operations. We, our service providers and their vendors face various security threats on a regular basis, including ongoing cybersecurity threats to and attacks on our and their information technology infrastructure that are intended to gain access to our proprietary information, destroy data or disable, degrade or sabotage our systems. Cyber-incident techniques change frequently, may not immediately be recognized and can originate from a wide variety of sources. There has been an increase in the frequency, sophistication and ingenuity of the data security threats we and our service providers face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. Although we and our services providers take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, including malware, and other events that could have a security impact. We may be the target of more advanced and persistent attacks because, as an alternative asset manager, we hold a significant amount of confidential and sensitive information about, among other things, our fund investors, portfolio companies and potential investments. We may also be exposed to a more significant risk if these acts are taken by state actors. Any of the above cybersecurity threats, fraudulent activities or security breaches suffered by our service providers and their vendors could also put our confidential and sensitive information at risk or cause the shutdown of a service provider on which we rely. We and our employees have been and expect to continue to be the target of fraudulent calls and emails, the subject of impersonations and fraudulent requests for money, including attempts to redirect material payment amounts in a transaction to a fraudulent bank account, and other forms of spam attacks, phishing or other social engineering, ransomware or other events. Cyber-criminals may attempt to redirect payments made at the closings of our investments to unauthorized accounts, which we or our services providers we retain, such as paying agents and escrow agents, may be unable to detect or protect against. The COVID-19 pandemic has exacerbated these risks due to heavier reliance on online communication and the remote working environment, which may be less secure, and there has been a significant increase in hacking attempts by cyber-criminals. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by others, including by our service providers. If successful, such attacks and criminal activity could harm our reputation, disrupt our business, cause liability for stolen assets or information and have a material adverse effect on our results of operations, financial condition and cash flow.
We rely heavily on our back office informational technology infrastructure, including our data processing systems, communication lines, and networks. Although we have back-up systems and business-continuation plan in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate. Any interruption or failure of our informational technology infrastructure could result in our inability to provide services to our clients, other disruptions of our business, corruption or modifications to our data and fraudulent transfers or requests for transfers of money. Further consequences could include liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation. We expect that we will need to continue to upgrade and expand our back-up and procedures and capabilities in the future to avoid disruption of, or constraints on, our operations. We may incur significant costs to further upgrade our data processing systems and other operating technology in the future.
Our technology, data and intellectual property and the technology, data and intellectual property of our funds’ portfolio companies are also subject to a heightened risk of theft or compromise to the extent that we and our funds’ portfolio companies engage in operations outside the United States, particularly in those jurisdictions that do not have comparable levels of protection of proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, we and our funds’ portfolio companies may be required to forgo protections or rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect loss of rights in these assets could negatively impact us, our funds and their investments.
A significant actual or potential theft, loss, corruption, exposure or fraudulent, unauthorized or accidental use or misuse of investor, employee or other personally identifiable or proprietary business data could occur, as a result of third-party actions, employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data. If such a theft, loss, corruption, use or misuse of data were to occur, it could result in significant remediation and other costs, fines, litigation and regulatory actions against us by (i) the U.S. federal and state governments, (ii) the EU or other jurisdictions, (iii) various regulatory organizations or exchanges and (iv) affected individuals, as well as significant reputational harm.
Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information and other sensitive information, including, without limitation the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”) in the EU and the Data Protection Act 2018 in the U.K. (the “U.K. Data Protection Act”), comprehensive privacy laws enacted in California, Colorado and Virginia, the Hong Kong Personal Data (Privacy) Ordinance, the Korean Personal Information Protection Act and related legislation, regulations and orders and the Australian Privacy Act. China and other countries have also passed cybersecurity laws that may impose data sovereignty restrictions and require the localization of certain information. We believe that additional similar laws will be adopted in these and other jurisdictions in the future, further expanding the regulation of data privacy and cybersecurity. Such laws and regulations strengthen the rights of individuals (data subjects), mandate stricter controls over the processing of personal data by both controllers and processors of personal data and impose stricter sanctions with substantial administrative fines and potential claims for damages from data subjects for breach of their rights, among other requirements. Some jurisdictions, including each of the U.S. states as well as the EU through the GDPR and the U.K. through the U.K. Data Protection Act, have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data, which would require heightened escalation and notification processes with associated response plans. We expect to devote resources to comply with evolving cybersecurity and data privacy regulations and to continually monitor and enhance our information security and data privacy procedures and controls as necessary. We or our fund’s portfolio companies may incur substantial costs to comply with changes in such laws and regulations and may be unable to adapt to such changes in the necessary timeframe and/or at reasonable cost. Furthermore, if we experience a cybersecurity incident and fail to comply with the applicable laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our fund investors and clients to lose confidence in the effectiveness of our security and privacy measures.
The materialization of one or more of these risks could impair the quality of our operations, harm our reputation, negatively impact our businesses and limit our ability to grow.
We rely significantly on the use of information technology, as well as those of our third-party service providers. Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.
To the extent that our services are web-based, we collect, process, transmit and store large amounts of data about our customers, employees, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers for a variety of reasons, including storing, processing and transmitting proprietary, personal and confidential information on our behalf. While we rely on tokenization solutions licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers, advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect this data from being breached or compromised. Similarly, our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems or those of our third-party service providers. DDoS attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other cybersecurity incidents and similar disruptions that may jeopardize the security of information stored in or transmitted by our website, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems, may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, and we may be unable to implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. In addition, cybersecurity incidents can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.
Breaches of our security measures or those of our third-party service providers or any cybersecurity incident could result in unauthorized access to our website, networks and systems; unauthorized access to and misappropriation of customer and/or employee information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our website, networks or systems; deletion or modification of content or the display of unauthorized content on our website; interruption, disruption or malfunction of operations; costs relating to cybersecurity incident remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these cybersecurity incidents occur, or there is a public perception that we, or our third-party service providers, have suffered such a breach, our reputation and brand could also be damaged and we could be required to expend significant capital and other resources to alleviate problems caused by such cybersecurity incidents. As a consequence, our business could be materially and adversely affected and we could also be exposed to litigation and regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access the customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have an material adverse effect on our business, financial condition, and results of operations. This risk is heightened as governmental authorities throughout the U.S. and around the world devote increasing attention to data privacy and security issues.
While we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Additionally, even though we continue to devote resources to monitor and update our systems and implement information security measures to protect our systems, there can be no assurance that any controls and procedures we have in place will be sufficient to protect us from future cybersecurity incidents. Failure by us or our vendors to comply with data security requirements, including (if applicable) the California Consumer Privacy Act’s (“CCPA”) new “reasonable security” requirement in light of the private right of action, or rectify a security issue may result in class action litigation, fines and the imposition of restrictions on our ability to accept payment cards, which could adversely affect our operations. As cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. As a result, we may face interruptions to our systems, reputational damage, claims under privacy and data protection laws and regulations, customer dissatisfaction, legal liability, enforcement actions or additional costs, any and all of which could adversely affect our business, financial condition, and results of operations. In addition, although we seek to detect and investigate data security incidents, security breaches and other incidents of unauthorized access to our information technology systems and data can be difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure of the type described above.
Environmental, social and governance matters may impact our business and reputation.
Increasingly, in addition to the importance of their financial performance, companies are being judged by their performance on a variety of environmental, social and governance (“ESG”) matters, which are considered to contribute to the long-term sustainability of companies’ performance.
A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, companies’ efforts and impacts on climate change and human rights, ethics and compliance with law, diversity and the role of companies’ board of directors in supervising various sustainability issues.

ESG goals and values are embedded in our core mission and vision, and we actively take into consideration their expected impact on the sustainability of our business over time and the potential impact of our business on society and the environment, including offsetting or reducing carbon emissions and sound pollution from launches. However, in light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s expectations as to our proper role. This could lead to risk of litigation or reputational damage relating to our ESG policies or performance.
Further, our emphasis on ESG issues may not maximize short-term financial results and may yield financial results that conflict with the market’s expectations. Our ability to implement our business strategy could be affected by changing customer preferences and requirements, such as growing demand for more environmentally friendly products, packaging, or supplier practices, or by failure to meet such customer expectations or demand. We risk negative stockholder reaction, including from proxy advisory services, as well as damage to our brand and reputation, if we do not act responsibly, or if we are perceived to not be acting responsibly in key ESG areas, including product quality and safety, diversity and inclusion, environmental stewardship, support for local communities, corporate governance and transparency, and addressing human capital factors in our operations. We have and may in the future make business decisions that may reduce our short-term financial results if we believe that the decisions are consistent with our ESG goals, which we believe will improve our financial results over the long-term. These decisions may not be consistent with the short-term expectations of our stockholders and may not produce the long-term benefits that we expect, in which case our business, financial condition, and operating results could be harmed.
If we fail to protect or incur significant costs in defending or enforcing our intellectual property and other proprietary rights, our business, financial condition, and results of operations could be materially harmed.
Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We rely primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, a significant portion of our technology is not patented, and we may be unable or may not seek to obtain patent protection for this technology. Moreover, existing U.S. legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages, and our rights may be challenged by third parties. The laws of countries other than the United States may be even less protective of our intellectual property rights. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology. Unauthorized third parties may try to copy or reverse engineer our products or portions of our products or otherwise obtain and use our intellectual property. Moreover, many of our employees have access to our trade secrets and other intellectual property. If one or more of these employees leave our employment to work for one of our competitors, then they may disseminate this proprietary information, which may as a result damage our competitive position. If we do not protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed.
We may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.
We may become subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit our use of the technology. We cannot assure you that we would be able to: obtain from the third party asserting the claim a license on commercially reasonable terms, if at all; develop alternative technology on a timely basis, if at all; or obtain a license to use a suitable alternative technology to permit us to continue offering, and our customers to continue using, our affected product. An adverse determination could also prevent us from offering our products to others. Infringement claims asserted against us may have a material adverse effect on our business, results of operations or financial condition.

Risks Related to our Construction Business
Our dependence on suppliers of materials could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.
We rely almost exclusively on third-party suppliers to provide the materials (including sheet metal and other HVAC duct system components and materials) for our construction contracts. If we are unable to retain qualified suppliers, or if our suppliers do not perform as anticipated for any reason, our execution and profitability could be harmed. By contract, we remain liable to our customers for the performance or failures of our suppliers.
We generally do not bid on construction projects unless we have commitments from suppliers for the materials and equipment at prices that have been included in the bid. Thus, to the extent that we cannot obtain commitments from our suppliers for materials and equipment, our ability to bid for contracts may be impaired. In addition, if a supplier is unable to deliver materials, equipment or services according to the negotiated terms of a supply/services agreement for any reason, including the deterioration of our financial condition, we may suffer delays and be required to purchase the materials, equipment and services from another source at a higher price or incur other unanticipated costs. This may reduce the profit to be realized, or result in a loss, on a contract.
The timing of the award and performance of new construction contracts could have an adverse effect on our operating results and cash flow.
A substantial portion of MSM and TDI’s revenues and earnings is generated from project awards. The timing of the project awards is unpredictable and outside of our control. Awards, including expansions of existing projects, often involve complex and lengthy negotiations and competitive bidding processes. These processes can be impacted by a wide variety of factors, including a customer’s decision to not continue with the development of a project, governmental approvals, financing contingencies, commodity prices, environmental conditions, and overall market and economic conditions. We may not win contracts that we have bid technical problems may arise; we could have difficulty obtaining permits or approvals; local laws, labor costs or labor conditions could change; bad weather could delay construction; raw materials prices could increase; suppliers or subcontractors may fail to perform as expected; or site conditions may be different than expected. Additionally, in certain circumstances, we guarantee project completion or the achievement of certain acceptance and performance levels by a scheduled date. Failure to meet schedule or performance requirements typically results in additional costs to us, and in some cases may also create liability for consequential and liquidated damages. Performance problems for existing and future projects could cause our actual results of operations to differ materially from those anticipated and upon due to price and/or a customer’s perception of our ability to perform. Many of our competitors may be more inclined to take greater or unusual risks or terms and conditions in a contract that we might not deem acceptable. Because a portion of MSM and TDI’s revenues is generated from projects, our results of operations can fluctuate quarterly and annually depending on whether and when large project awards occur and the commencement and progress of work under contracts already awarded. As a result, we are subject to the risk of losing new awards to competitors or the risk that revenue may not be derived from awarded projects as quickly as anticipated.
In addition, the timing of the revenues, earnings, and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions; other subcontractors delaying the progression of proceeding work; delays in receiving material and equipment from suppliers and services from subcontractors; and changes in the scope of work to be performed. Such delays, if they occur, could have adverse effects on our operating results for current and future periods until the affected contracts are completed.’
U.S. government construction contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue.
U.S. government construction contracts are often awarded only after formal, protracted competitive bidding processes and, in many cases, unsuccessful bidders for U.S. government contracts are provided the opportunity to protest contract awards through various agency, administrative and judicial channels. TDI derives revenue from U.S. government construction contracts that were awarded through a competitive bidding process. Much of the business that we expect to seek in the foreseeable future likely will be awarded through competitive bidding. Competitive bidding presents a number of risks, including the following:
•the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;
•the substantial cost and managerial time and effort that must be spent to prepare bids and proposals for contracts that may not be awarded to us;
•the need to estimate accurately the resources and cost structure that will be required to service any contract we are awarded; and
•the expense and delay that may arise if our competitors protest or challenge contract awards made to us pursuant to competitive bidding, and the risk that any such protest or challenge could result in the delay of our contract performance, the distraction of management, the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.
We may not be provided the opportunity to bid on contracts that are held by other companies and are scheduled to expire if the government extends the existing contract. If we are unable to win particular contracts that are awarded through a competitive bidding process, then we may not be able to operate for a number of years in the market for goods and services that are provided under those contracts. If we are unable to win new contract awards over any extended period consistently, then our business and prospects will be adversely affected.
We are subject to procurement rules and regulations, which increase our performance and compliance costs under our U.S. government construction contracts.
We must comply with, and are affected by, laws and regulations relating to the formation, administration, and performance of U.S. government construction contracts. These laws and regulations, among other things, require certification and disclosure of all cost and pricing data in connection with contract negotiation, define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. government contracts, and restrict the use and dissemination of classified information and the exportation of certain products and technical data. These requirements, although customary in U.S. government construction contracts, increase our performance and compliance costs. These costs might increase in the future, reducing our margins, which could have a negative effect on our financial condition. Although we believe we have procedures in place to comply with these regulations and requirements, the regulations and requirements are complex and change frequently. Our failure to comply with these regulations and requirements under certain circumstances could lead to suspension or debarment from U.S. government contracting or subcontracting for a period of time and could have a negative effect on our reputation and ability to receive other U.S. government contract awards in the future.
Our construction work for the U.S. government in overseas locations may expose us to increased security risks.
As a government construction contractor for US agencies that operate overseas, we work in international locations where there are high security risks, which could result in harm to our employees, and remote assets. Some of our services are performed in or adjacent to high risk locations where the country or location is experiencing political, social or economic issues, or war or civil unrest. As such international locations and the risks associated with them change rapidly, precautions may be insufficient to avoid such risks, which could harm our business and operating results.
Risks Related to our Manufacturing Business
We may experience component shortages, delays, price fluctuations and supplier quality concerns.
We generally do not have long-term supply agreements. We have experienced from time to time and are currently experiencing significant component shortages related to semiconductors and longer lead-times due to supplier capacity constraints. Supply chain constraints and delays can be caused by world events, such as government policies, tariffs, trade wars, trade disputes and trade protection measures, terrorism, armed conflict, natural disasters, economic recession, increased demand due to economic growth, preferential allocations, transportation challenges, and other localized events. Further, we rely on a limited number of suppliers for many of the components used in the assembly process and, in some cases, may be required to use suppliers that are the sole provider of a particular component. Such suppliers may encounter quality problems, labor disputes or shortages, financial difficulties or business continuity issues that could prevent them from delivering components timely or at all. Supply shortages and delays in deliveries of components may result in delayed production of assemblies, which reduces our revenue and operating profit for the periods affected. Additionally, a delay in obtaining a particular component may result in other components for the related program being held for longer periods of time, increasing working capital, risking inventory obsolescence, and negatively impacting our cash flow. Due to the highly competitive nature of our industry, an inability to obtain sufficient inventory on a timely basis or successfully execute on our business continuity processes, could also harm relationships with our customers and lead to loss of business to our competitors.
Increased competition may result in reduced demand or reduced prices for our services.
The industries in which we operate are highly competitive. We compete against numerous providers with national or global operations, as well as those which operate only on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of designing, manufacturing, and servicing products internally and may choose to design, manufacture or service products (including products or product types that we currently design, manufacture, or service for them) themselves rather than outsource such activities. Consolidations and other changes in our industry may result in a changing competitive landscape. Our manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater market presence may enter our market or otherwise become increasingly competitive. Increased competition could result in significant price reductions, reduced sales and margins, or loss of market share.
Our products and manufacturing activities are subject to extensive government regulation, which could limit or prevent the sale of our products in some markets.
The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries, including the FDA and the FTC. Failure to comply with FDA regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions. Any action of this type by the FDA could materially adversely affect our ability to market our products successfully. The manufacture of nutritional or dietary supplements and related products in the United States requires compliance with dietary supplement GMPs, which are based on the food-model GMPs, with additional requirements that are specific to dietary supplements. We believe our manufacturing processes comply with these GMPs for dietary supplements. Nevertheless, any FDA action determining that our processes were non-compliant with dietary supplement GMPs, could materially adversely affect our ability to manufacture and market our products.
We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the reformulation of certain products to meet new standards, the recall or discontinuance of certain products, additional record keeping and reporting requirements, expanded documentation of the properties of certain products, expanded or different labeling, or additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our business, financial condition, or results of operations.
If we experience dietary supplement product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.
We may be exposed to dietary supplement product recalls and adverse public relations if our dietary supplement products are mislabeled or alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A dietary supplement product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a dietary supplement product recall may require significant management attention. Dietary supplement product recalls may hurt the value of our brands and lead to decreased demand for our dietary supplement products. Dietary supplement product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.
As a manufacturer and distributor of dietary supplement products designed for human consumption, we are subject to dietary supplement product liability claims if the use of our dietary supplement products is alleged to have resulted in injury. Our dietary supplement products consist of vitamins, minerals, dietary supplements and other ingredients that are classified as foods and dietary supplements, and, in most cases, are not necessarily subject to pre-market regulatory approval in the United States. Some of our dietary supplement products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of the dietary supplement products we sell are produced by third-party manufacturers. We may be in the future subject to various product liability claims, including, among others, that our dietary supplement products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We rely on our manufacturing operations to produce the vast majority of the nutritional supplements that we sell, and disruptions in our manufacturing system or losses of manufacturing certifications could affect our results of operations adversely.
We currently operate our dietary supplement manufacturing facility in Fort Meyers, Florida. All our domestic manufacturing products for sale to the United States are subject to GMPs promulgated by the FDA and other applicable regulatory standards, including in the areas of environmental protection and worker health and safety. Any significant disruption in our operations at this facility, including any disruption due to any regulatory requirement, could affect our ability to respond quickly to changes in consumer demand and could have a material adverse effect on our business, results of operations, financial condition and cash flows. Although we have implemented GMPs in our facility, there can be no assurance that products manufactured in our plants will not be contaminated or otherwise fail to meet our quality standards. Any such contamination or other quality failures could result in costly recalls, litigation, regulatory actions or damage to our reputation, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Compliance with new and existing laws and governmental regulations could increase our costs significantly and adversely affect our results of operations.
The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of our dietary supplement products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the CPSC, the USDA and the EPA. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Government regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost revenues and increased costs to us. For instance, the FDA regulates, among other things, the composition, safety, manufacture, labeling and marketing of dietary ingredients and dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). Dietary supplements and dietary ingredients that do not comply with FDA’s regulations and/or the Dietary Supplement Health and Education Act of 1994 will be deemed adulterated or misbranded. Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded, and the FDA may take enforcement action against any adulterated or misbranded dietary supplement on the market. The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. The FDA may not accept the evidence of safety for any new ingredient that we may wish to market, may determine that a particular supplement or ingredient presents an unacceptable health risk based on the required submission of serious adverse events or other information, and may determine that a particular claim or statement of nutritional value that we use to support the marketing of a supplement is an impermissible drug claim, is not substantiated, or is an unauthorized version of a “health claim.” See Item 1 “Business—Regulation—Food and Drug Administration” for additional information. Any of these actions could prevent us from marketing particular nutritional supplement products or making certain claims or statements with respect to those products. The FDA could also require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any product recalls or removals could also lead to an increased risk of litigation and liability, substantial costs, and reduced growth prospects. Additional or more stringent laws and regulations of dietary supplements and other products have been considered from time to time. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation, or other new requirements. Any of these developments could increase our costs significantly. In addition, regulators’ evolving interpretation of existing laws could have similar effects.
Our failure to comply with FTC regulations could result in substantial monetary penalties and could adversely affect our operating results.
The FTC exercises jurisdiction over the advertising of dietary supplements and requires that all advertising to consumers be truthful and non-misleading. The FTC actively monitors the dietary supplement space and has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. Failure to comply with applicable regulations could result in substantial monetary penalties, which could have a material adverse effect on our financial condition or results of operations.
Risks Related to our Aerospace / Drones Business
Manufacturing and providing services for our drones and UAVs is highly dependent upon the availability of certain suppliers, thereby making us vulnerable to supply problems that could harm our business.
Our manufacturing processes within our drone and UAV manufacturing business rely on a limited number of third parties to supply certain key components and manufacture our products. Alternative sources of production and supply may not be readily available or may take several months to scale up and develop effective production processes. If a disruption in the availability of parts or in the operations of our suppliers were to occur, our ability to produce drones and UAVs to meet our contract requirements as well as our ability to provide support could be materially adversely affected. In certain cases, we have developed backup plans and have alternative procedures should we experience a disruption. However, if these plans are unsuccessful or if we have a single source, delays in the production and support of our drones and UAVs for an extended period of time could cause a loss of revenue and/or higher production and support costs, which could significantly harm our business and results of operations.
The markets in which we compete are characterized by rapid technological change, which requires us to develop new products and product enhancements and could render our existing products obsolete.
Continuing technological changes in the market for our products could make our products and services less competitive or obsolete, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and enhancements to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which we offer our products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase our competitors’ products. If we are unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, our products could lose market share, our revenue and profits could decline, and we could experience operating losses.

We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce our profitability and may never result in revenue for us.
Our future growth depends on penetrating new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. We plan to incur substantial research and development costs as part of our efforts to design, develop and commercialize new products and services and enhance existing products. We believe that there are significant investment opportunities in a number of business areas. Because we account for internal research and development as an operating expense, these expenditures will adversely affect our earnings in the future. Further, our research and development programs may not produce successful results, and our new products and services may not achieve market acceptance, create incremental revenue, or become profitable, which could materially harm our business, prospects, financial results, and liquidity.
Our UAV products and services are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes.
Our UAV products rely on complex avionics, sensors, user-friendly interfaces, and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, our products have contained defects and errors and may in the future contain defects, errors, or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships, and harm to our reputation, any of which could materially harm our results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could reduce our operating margins. The existence of any defects, errors, or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. A defect, error, or failure in one of our products could result in injury, death or property damage and significantly damage our reputation and support for our products in general.
Our future profitability may be dependent upon achieving cost reductions and projected economies of scale from increasing manufacturing quantities of our products. Failing to achieve such reductions in manufacturing costs and projected economies of scale could materially adversely affect our business.
We have limited experience manufacturing UAVs. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture (or contract for the manufacture of) these products in commercial quantities while meeting the volume, speed, quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities in locations that can efficiently service our markets could have a material adverse effect on our business, financial condition, results of operations and prospects. Our future profitability is, in part, dependent upon achieving increased savings from volume purchases of raw materials and component parts, achieving acceptable manufacturing yield, and capitalizing on machinery efficiencies. We expect our suppliers to experience a sharp increase in demand for their products. The extent to which we will have reliable access to supplies that we require or be able to purchase such materials or components at cost effective prices is uncertain. There is no assurance that we will ever be in a position to realize any material, labor and machinery cost reductions associated with higher purchasing power and higher production levels. Failure to achieve these cost reductions could adversely impact our business and financial results.
The operation of UAVs in urban environments may be subject to risks, such as accidental collisions and transmission interference, which may limit demand for our UAVs in such environments and harm our business and operating results.
Urban environments may present certain challenges to the operators of UAVs. UAVs may accidentally collide with other aircraft, persons, or property, which could result in injury, death or property damage and significantly damage the reputation of and support for UAVs in general. As the usage of UAVs has increased, the danger of such collisions has increased. Further, obstructions to effective transmissions in urban environments, such as large buildings, may limit the ability of the operator to utilize the aircraft for its intended purpose. The risks or limitations of operating UAVs in urban environments may limit their value in such environments, which may limit demand for our UAVs and consequently materially harm our business and operating results.
Economic, political and other risks associated with our international operations could adversely affect our revenues and international growth prospects.
We recently announced procurement of licenses specific to establish a drone-based delivery service in Dubai, UAE, in the name of our subsidiary Global Autonomous Corporation (“GAC”). We have intentions to establish offices in the UAE in the future, and intend to maintain inventory and employees at that location. Our subsidiary, Vayu, has also received drone orders from Nigeria through All American Contracting.
We intend to expand our international presence as part of our business strategy. Our international operations are subject to a number of risks inherent to operating in foreign countries, and any expansion of our international operations will amplify the effects of these risks, which include, among others:
•differences in culture, economic and labor conditions and practices;
•the policies of the U.S. and foreign governments;
•disruptions in trade relations and economic instability;
•differences in enforcement of contract and intellectual property rights;
•social and political unrest;
•natural disasters, terrorist attacks, pandemics or other catastrophic events;
•complex, varying and changing government regulations and legal standards and requirements, particularly with respect to tax regulations, price protection, competition practices, export control regulations and restrictions, customs and tax requirements, immigration, anti-boycott regulations, data privacy, intellectual property, anti-corruption and environmental compliance, including the Foreign Corrupt Practices Act;
•greater difficulty enforcing intellectual property rights and weaker laws protecting such rights; and
•greater difficulty in accounts receivable collections and longer collection periods.
We are also affected by domestic and international laws and regulations applicable to companies doing business abroad or importing and exporting goods and materials. These include tax laws, laws regulating competition, anti-bribery/anti-corruption and other business practices, and trade regulations, including duties and tariffs. Compliance with these laws is costly, and future changes to these laws may require significant management attention and disrupt our operations. Additionally, while it is difficult to assess what changes may occur and the relative effect on our international tax structure, significant changes in how U.S. and foreign jurisdictions tax cross-border transactions could materially and adversely affect our results of operations and financial position.
There are other risks that are inherent in international operations, including the potential for changes in socio-economic conditions, laws and regulations, including, among others, competition, import, export, labor and environmental, health and safety laws and regulations, and monetary and fiscal policies, protectionist measures that may prohibit acquisitions or joint ventures, or impact trade volumes, unsettled political conditions; government-imposed plant or other operational shutdowns, backlash from foreign labor organizations related to our restructuring actions, corruption; natural and man-made disasters, hazards and losses, violence, civil and labor unrest, and possible terrorist attacks.
Additionally, if the opportunity arises, we may expand our operations into new and high-growth international markets. However, there is no assurance that we will expand our operations in such markets in our desired time frame. To expand our operations into new international markets, we may enter into business combination transactions, make acquisitions or enter into strategic partnerships, joint ventures or alliances, any of which may be material. We may enter into these transactions to acquire other businesses or products to expand our products or take advantage of new developments and potential changes in the industry. Our lack of experience operating in new international markets and our lack of familiarity with local economic, political and regulatory systems could prevent us from achieving the results that we expect on our anticipated time frame or at all. If we are unsuccessful in expanding into new or high- growth international markets, it could adversely affect our operating results and financial condition.
Our international operations require us to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions in which we do business.
Doing business on a worldwide basis requires us to comply with the laws and regulations of the U.S. government and various international jurisdictions, and our failure to successfully comply with these rules and regulations may expose us to liabilities. These laws and regulations apply to companies, individual directors, officers, employees, and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. In particular, our international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act, or the FCPA. The FCPA prohibits us from providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment, and requires us to maintain adequate record- keeping and internal accounting practices to accurately reflect our transactions. As part of our business, we may deal with state-owned business enterprises, the employees and representatives of which may be considered foreign officials for purposes of the FCPA. In addition, some of the international locations in which we operate lack a developed legal system and have elevated levels of corruption. As a result of the above activities, we are exposed to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable U.S. and international laws and regulations. However, there can be no assurance that our policies and procedures will effectively prevent us from violating these regulations in every transaction in which we may engage, and such a violation could adversely affect our reputation, business, financial condition and results of operations.
Risks Related to our Electronics Business
Competition in the electronics industry is strong. If we cannot successfully compete, our business may be adversely affected.
The production of electronic products has always had a strong lure for people interested in overseas manufacturing. We will compete against a large number of well-established product manufacturers with greater product and name recognition and with substantially greater financial and marketing capabilities than ours, as well as against a large number of small specialty producers. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot, our business will be adversely affected.
A small number of customers account for a substantial majority of our electronics net revenue, and if our relationships with any of these retailers is harmed or terminated, or the level of business with them is significantly reduced, our results of operations may be harmed.
We depend on a small number of customers for a substantial majority of our electronics business and believe that in the future we will continue to generate a substantial majority of our electronic net revenue from a small number of customers. We do not typically enter into binding long-term contracts with our customers. We generally sell our devices on the basis of purchase orders, and our customers may cancel or defer orders with little or no notice and without significant or any penalties. Our ability to maintain close and satisfactory relationships with our customers is important to the ongoing success and profitability of our business. If any of our significant customers reduces, delays or cancels its orders, or the financial condition of our key customers deteriorates, our business may be seriously harmed. In addition, our customers may become competitors. If we were to lose one of our major customers, or if a major customer were to significantly reduce its volume of business with us, our electronic net revenue and gross profit could be materially reduced, which could have a significant adverse impact on our business, financial condition and results of operations.
Risks Related to Our Class A common stock
We may, in the future, issue additional securities, which would reduce our stockholders' percent of ownership and may dilute our share value.
Our Certificate of Incorporation, as amended to date, authorizes us to issue 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 15,000,000 Class C stock. As of the date of this prospectus, we had 24,331,406 shares of Class A common stock outstanding; 906,012 shares of Class B common stock issued and outstanding; and 1,501,840 shares of Class C common stock issued and outstanding.
The future issuance of additional shares of Class A common stock will result in additional dilution in the percentage of our Class A common stock held by our then existing stockholders. We may value any Class A common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our Class A common stock. Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders. Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.
Raising additional capital or purchasing businesses through the issuance of common stock will cause dilution to our existing stockholders.
We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements, as well as issuing stock to make additional business or asset acquisitions. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock or through the issuance of equity for purchases of businesses or assets, your ownership interest in Alpine 4 will be diluted.
Future sales of substantial amounts of our Class A common stock into the public and the issuance of the shares upon conversion of the outstanding convertible notes will be dilutive to our existing stockholders and could result in a decrease in our stock price.
Raising additional capital may restrict our operations or require us to relinquish rights.
We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.
Market volatility may affect our stock price and the value of your shares.
The market price for our Class A common stock is likely to be volatile, in part because of the volume of trades of our Class A common stock. In addition, the market price of our Class A common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:
•announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;
•regulatory or legal developments in the United States and other countries;

•fluctuations in stock market prices and trading volumes of similar companies;
•general market conditions and overall fluctuations in U.S. equity markets;
•social and economic impacts resulting from the global COVID-19 pandemic;
•variations in our quarterly operating results;
•changes in our financial guidance or securities analysts' estimates of our financial performance;
•changes in accounting principles;
•our ability to raise additional capital and the terms on which we can raise it;
•sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;
•additions or departures of key personnel;
•discussion of us or our stock price by the press and by online investor communities; and
•other risks and uncertainties described in these risk factors.
If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.
The trading market for our Class A common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited coverage and may never obtain increased research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.
Future sales of our Class A common stock may cause our stock price to decline.
Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our Class A common stock and impair our ability to raise adequate capital through the sale of additional equity securities.
We may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of Class A common stock.
Pursuant to our Certificate of Incorporation, our Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of Class A common stock. In the fourth quarter of 2019, we issued shares of a newly designated Series B Preferred Stock to members of our Board of Directors. The outstanding shares of Series B Preferred Stock have voting rights in the aggregate equal to 200% of the total voting power of our other outstanding securities, giving our Board of Directors control over any matters submitted to the vote of the shareholders of Alpine 4. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of Alpine 4. The Board of Directors also may declare a dividend on any outstanding shares of preferred stock.

Our Class A common stock will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq, which would adversely affect the liquidity of our Class A common stock and our ability to raise additional capital or enter into strategic transactions.
Our failure to maintain our listing and our Class A common stock being delisted from Nasdaq would make it more difficult for stockholders to dispose of their shares of Class A common stock and more difficult to obtain accurate price quotations on our Class A common stock.
On June 2, 2022, the Company received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s Class A common stock (the “common stock”) was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).
On April 18, 2023, we held our 2022 Annual Meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, one of the matters voted on was a proposal to authorize the Board of Directors, at the discretion of the Board and if necessary to meet the Nasdaq Bid Price Requirement, but prior to the one-year anniversary of the date on which the Reverse Split Amendment is approved by the Company’s shareholders, to file an Amendment to the Company’s Certificate of Incorporation, as amended to date, to authorize a reverse stock split of the Company’s Class A, Class B, and Class C common stock with a ratio in the range between and including 1-for-1.5 shares and 1-for-10 shares. The goals of the Reverse Stock Split Amendment include regaining compliance with the Bid Price Requirement, although there can be no guarantee that the market price of our shares will continue to trade above the Bid Price Requirement.
On May 12, 2023, a Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended to date, of Alpine 4, filed with the Secretary of State of Delaware, took effect. The Certificate of Amendment was filed to effect a one-for-eight (1-for-8) reverse split of the shares of the Company’s the Class A, Class B, and Class C common stock, and to decrease the number of shares of Class A common stock from 295,000,000 shares to 200,000,000 shares. The Reverse Split and the Class A common stock Decrease became effective on May 12, 2023. As a result of the Reverse Split, every 8 shares of the Company’s issued and outstanding Class A common stock automatically converted into one share of Class A common stock, without any change in the par value per share, and began trading on a post-split basis under the Company’s existing trading symbol, “ALPP,” when the market opened on May 15, 2023. Subsequently, on May 31, 2023, the Company received a letter from the Nasdaq Staff which stated that the Staff had determined that from May 15, 2023 to May 30, 2023, the closing bid price of the Company’s common stock had been at $1.00 per share or greater, and accordingly, the Company had regained compliance with Listing Rule 5550(a)(2) and this matter was closed.
There are many factors that may adversely affect our minimum bid price. Many of these factors are outside of our control. As a result, we may not be able to sustain compliance with Rule 5550(a)(2) in the long-term. Any potential delisting of our Class A common stock from the Nasdaq would likely result in decreased liquidity and increased volatility for our Class A common stock and would adversely affect our ability to raise additional capital or to enter into strategic transactions, in addition to adversely impacting the perception of our financial condition and could cause reputational harm to investors and parties conducting business with us. Any potential delisting of our Class A common stock from the Nasdaq would also make it more difficult for our stockholders to sell our Class A common stock.
We will have broad discretion in how we use the net proceeds of future capital raising transactions. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.
We will have considerable discretion in the application of the net proceeds of any future capital raising transactions. We intend to use the net proceeds from future capital raising transactions to fund development of our products and working capital and other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of such capital raising transactions. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from that offering in a manner that does not produce income or that loses value.
The market price for our Class A common stock may be volatile, and an investment in our common stock could decline in value.
The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of biotechnology and specialty pharmaceutical companies, particularly companies like ours without product revenues and earnings, have been highly volatile and may continue to be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:
•announcements of technological innovations or new products by us or our competitors;
•developments or disputes concerning patents or proprietary rights, including announcements of infringement, interference or other litigation against us or our potential licensees;
•developments involving our efforts to commercialize our products, including developments impacting the timing of commercialization;
•actual or anticipated fluctuations in our operating results;
•changes in financial estimates or recommendations by securities analysts;
•developments involving corporate collaborators, if any;
•changes in accounting principles; and
•the loss of any of our key management personnel.
In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.
We do not anticipate paying dividends on our classes of common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.
We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.
We expect that our results of operations will fluctuate, and this fluctuation could cause our stock price to decline.
Our quarterly and yearly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

Risks Related to this Offering
Purchasers in the offering will suffer immediate dilution.
If we sell shares of our Class A common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.
We may from time-to-time issue additional shares of common stock at a discount from the current market price of our Class A common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Class A common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Class A common stock. If we issue Class A common stock or securities convertible into Class A common stock, our Class A common stockholders would experience additional dilution and, as a result, our stock price may decline.
The issuance of warrants in this offering will cause you to experience additional dilution if those warrants are exercised.
In addition to the shares of Class A common stock we are issuing in this offering, we are also issuing an equal number of Warrants. The Warrants being issued in conjunction with this offering are exercisable for an equal number of shares of our common stock. If the holders of the Warrants exercise their Warrants, you will experience dilution at the time they exercise their Warrants.
We are also offering a warrant to the representative of the underwriters in this offering that is exercisable for 8% of the securities sold in this offering, excluding shares of common stock from units sold pursuant to the over-allotment option, if any. If the representative of the underwriters exercises this unit purchase option, you will experience additional dilution. If the representative of the underwriter exercises its unit purchase over-allotment option, you will experience additional dilution.
Warrants are speculative in nature.
The Warrants offered pursuant to this prospectus do not confer any rights of Class A common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Class A commons stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Class A common stock and pay an exercise price of $0.89, prior to five (5) years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Class A common stock will ever equal or exceed the exercise price of the Warrants, and, consequently, whether it will ever be profitable for holders of the warrants to exercise the Warrants.
The Common Warrants and Pre-Funded Warrants will not be listed or quoted on any exchange.
There is no established public trading market for the Common Warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.
Except as otherwise provided in the Common Warrants and Pre-Funded Warrants, holders of Common Warrants and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Common Warrants or Pre-Funded Warrants and acquire our Class A common stock.
Except as otherwise provided in the Common Warrants and Pre-Funded Warrants, until holders of Common Warrants and Pre-Funded Warrants acquire our Class A common stock upon exercise of the Common Warrants and Pre-Funded Warrants, holders of Common Warrants and Pre-Funded Warrants will have no rights with respect to our Class A common stock underlying such Common Warrants and Pre-Funded Warrants. Upon exercise of the Common Warrants or Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our Class A common stock only as to matters for which the record date occurs after the exercise date.
This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.
A.G.P. has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. A.G.P. has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

DETERMINATION OF MARKET PRICE
The Selling Stockholders will offer shares of our Class A common stock at the prevailing market prices or privately negotiated prices.
The offering price of shares of our Class A common stock by the Selling Stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.
Our Class A common stock may not trade at the market prices in excess of the offering prices for Class A common stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Class A common stock.

USE OF PROCEEDS
With respect to the sales of the Units, we estimate that the net proceeds to us will be approximately $6.2 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also receive proceeds upon the exercise of the Common Warrants which are part of the Units (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the cashless exercise provision is not utilized by the holder). No assurances can be given that any of such Warrants will be exercised.
We intend to use the net proceeds from the offering of the Units and from any exercises of the Warrants for general corporate purposes and working capital, research and development, and repayment of certain outstanding debt. The Company intends to use the proceeds for the repayment of the convertible Senior Promissory Note (the “Senior Note”) issued to Mast Hill Fund L.P. in June 2023 for up to $1.8 million. The Senior Note bears annual interest of 12% and is currently scheduled to mature on June 29, 2024. The Senior Note proceeds were used for general corporate purposes and working capital.
We will receive none of the proceeds from the sale of the Class A common stock by the Selling Stockholders in this offering. We may receive proceeds upon the exercise of any of the warrants held by the Selling Stockholders (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the cashless exercise provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Warrants will be exercised.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Price of Our Class A Common Stock
Our Class A common stock trades on The Nasdaq Capital Market under the symbol “ALPP.”
Holders
As of the date of this prospectus, we had 373 registered holders of record of our Class A common stock based on 24,331,406 shares of our Class A common stock issued and outstanding, 9 registered holders of record of our Class B common stock based on 906,012 shares of our Class B common stock issued and outstanding, and 449 registered holders of record of our Class C common stock based on 1,501,840 shares of our Class C common stock issued and outstanding. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.
Dividend Policy
We have never paid or declared any cash dividends on our Class A common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

BUSINESS
Company Background
Alpine 4 Holdings, Inc (“we”, “our”, “Alpine 4”, the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2014. We are a publicly traded conglomerate that acquires businesses that fit into our disruptive business model of Drivers, Stabilizers, and Facilitators (“DSF”). At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation. We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.
As of the date of this prospectus, we are a holding company that owns twelve operating subsidiaries:
•A4 Corporate Services, LLC;
•Quality Circuit Assembly, Inc. ("QCA");
•Morris Sheet Metal, Corp. ("MSM");
•JTD Spiral, Inc.;
•Excel Construction Services, LLC ("Excel");
•Vayu Aerospace Corp.;
•Thermal Dynamics International, Inc. ("TDI");
•Alternative Laboratories, LLC. ("Alt Labs");
•Identified Technologies, Corp. ("IDT");
•Elecjet Corp.;
•DTI Services LLC (doing business as RCA Commercial ("RCA")); and
•Global Autonomous Corp. ("GAC").
Who We Are
Alexander Hamilton in his “Federalist paper #11”, said that our adventurous spirit distinguishes the commercial character of America. Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world. We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.
It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence. This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 subsidiaries. The essence of our business model is based around acquiring B2B companies in a broad spectrum of industries via our DSF acquisition strategy (Drivers, Stabilizer, Facilitator). Our DSF business model (which is discussed further below) offers our shareholders an opportunity to own small-cap businesses that hold market share in their individual market space. Further, we believe our greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually. In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)
Driver: A “Driver” is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access. These types of acquisitions are typically small, brand new companies that need a structure to support their growth.
Stabilizer: “Stabilizers” are companies that have sticky customers, consistent revenue and provide solid net profit returns.
Facilitators: “Facilitators” are our “secret sauce”. Facilitators are companies that provide a product or service that an Alpine 4 subsidiary can use as leverage to create a competitive advantage.
We believe when you blend these categories into a longer-term view of the business landscape, you can then begin to see the value-driving force that makes this a truly purposeful and powerful business model. We believe our greatest competitive advantage is our highly diversified business structure combined with a collaborative business culture, that helps mitigate competition in our markets by bringing resources, planning, technology and capacity that our competitors simply don’t have. We intend for DSF to reshape the environment that each subsidiary operates in by sharing and exploiting the resources each subsidiary has, thus giving them a competitive advantage over their peers.
Diversification
Our goal is to become a leading, multi-faceted holding company with subsidiaries that have diverse products and services. We are structured as a holding company with management teams who will run each subsidiary with specific industry related experience. Our CEO, Kent Wilson, will help guide our portfolio of subsidiaries as needed. We will work with our management teams to ensure that our core principles of synergy, innovation, drive, and excellence are implemented and internalized. Further, we plan to work with our capital partners to provide the proper capital allocation and make sure that each subsidiary is operating at optimal levels.
In 2016, we saw the beginning of our plan for diversification take hold with the acquisition of QCA, when we acquired 100% of QCA’s stock effective April 1, 2016.
In April 2018, we acquired 100% of American Precision Fabricators (“APF”).
On January 1, 2019, we purchased Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company (collectively “Morris” or “MSM”).
On November 6, 2019, we completed our acquisition of Deluxe Sheet Metal, Inc., an Indiana corporation, DSM Holding, LLC, an Indiana limited liability company, and the real estate assets of Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”).
Starting in the first quarter of 2020, we also created additional subsidiaries to act as silo holding companies, organized by industries. These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”), A4 Aerospace Corporation (“A4 Aerospace”), and A4 Defense Services, Inc. (“A4 Defense Services”). All of these holding companies are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these subsidiaries.
On February 21, 2020, the Company, through our subsidiary A4 Construction completed the acquisition of Excel Fabrication, LLC, an Idaho Limited Liability Company (“Excel”). Excel subsequently changed its name to Excel Construction Services, LLC.
On November 13, 2020, the Company and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 1, Inc. a Delaware corporation (“Merger Sub 1”), entered into a merger agreement (the “IA Agreement”) with Impossible Aerospace Corporation, a Delaware corporation (“IA”), pursuant to which IA merged with and into Merger Sub 1 (the “IA Merger”). On November 12, 2020, the Company created

Merger Sub 1 and became its sole shareholder. Merger Sub 1 was created solely for the purpose of the IA Merger. The IA Merger closed on December 15, 2020.
On December 29, 2020, the Company and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 2, Inc. a Delaware corporation (“Merger Sub 2”), entered into a merger agreement (the “Vayu Agreement”) with Vayu (US), Inc., a Delaware corporation (“Vayu”), pursuant to which Vayu merged with and into Merger Sub 2 (the “Vayu Merger”). On December 29, 2020, the Company created Merger Sub 2 and became its sole shareholder. Merger Sub 2 was created solely for the purpose of the Vayu Merger. The Vayu Merger closed on February 8, 2021.
In March 2021, we announced the combination of the operations of our subsidiaries Deluxe and MSM. Both companies will be under the Morris Sheet Metal brand. The Company’s management believes that the combination of these businesses will create a more harmonious relationship between the two companies. The combining of resources should empower Morris to strengthen its brand through its strategic banking relationship, eliminate duplicative and competitive interests, and expand its footprint beyond the Indiana home base.
On May 5, 2021, we acquired all of the outstanding shares of stock of TDI.
On May 10, 2021, we acquired all of the outstanding membership interests of KAI Enterprises, LLC, a Florida limited liability company, the sole asset of which was all of the outstanding membership interests of Alt Labs.
In June 2021, we announced the combination of our subsidiaries Impossible Aerospace (“IA”) and Vayu (US) to become Vayu Aerospace Corporation (“Vayu”). Our management believes that the combination of these subsidiaries will create a more harmonious relationship between the two companies. The combining of resources should empower Vayu to strengthen its brand through its strategic banking relationship, eliminate duplicative and competitive interests, and expand its footprint beyond the Michigan home base.
On October 20, 2021, the Company, and the Company’s subsidiary, A4 Aerospace, entered into a Stock Purchase Agreement with Identified Technologies Corporation, a Delaware corporation with foreign registration in Pennsylvania (“Identified Technologies”). Pursuant to the Stock Purchase Agreement, A4 Aerospace purchased all of the outstanding capital stock of Identified Technologies, a total of 6,486,044 shares (the “ITC Shares”). The total purchase price for the ITC Shares was $4,000,000 and was paid with 111,111 shares of the Company’s Class A common stock, issued to the IDT’s shareholders. Following the closing of the transaction, A4 Aerospace owned 100% of the capital stock of Identified Technologies.
On November 29, 2021, the Company, and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 3, Inc. a Delaware corporation (“AC3”), entered into a merger agreement with Elecjet, a Delaware corporation and the three Elecjet shareholders. Pursuant to the Agreement, AC3 merged with and into Elecjet. AC3 was created solely for the purpose of the merger with Elecjet, and Elecjet was the surviving entity following the merger.
On December 9, 2021, the Company, and the Company’s subsidiary, A4 Technologies, entered into a Membership Interest Purchase Agreement with DTI Services Limited Liability Company (doing business as RCA Commercial Electronics), an Indiana limited liability company (“DTI”), Direct Tech Sales LLC, (also having an assumed business name of RCA Commercial Electronics), an Indiana limited liability company (“Direct Tech”), PMI Group, LLC, an Indiana limited liability company (“PMI”), Continu.Us, LLC, an Indiana limited liability company (“Continu.Us”), Solas Ray, LLC, an Indiana limited liability company (“Solas”), and the two individual owners of these entities. DTI, Direct Tech, PMI, Continu.Us, and Solas were referred to in the Membership Interest Purchase Agreement collectively as “RCA.” Pursuant to the Membership Interest Purchase Agreement, the Company acquired all of the outstanding membership interests of RCA.
In Q1 2022, we formed Global Autonomous Corporation (“GAC”) with several key employees and consultants. The Company owns 71.43% of the outstanding shares of stock of GAC.
As of the date of this prospectus, the Company is exploring additional acquisition and merger transactions.

Corporate Information
Alpine 4 maintains our corporate office located at 2525 E. Arizona Biltmore Circle, Suite 237, Phoenix, Arizona 85016. QCA rents a location at 1709 Junction Court #380 San Jose, California 95112. Morris Sheet Metal and JTD Spiral are located at 6212 Highview Dr, Fort Wayne, Indiana 46818. Excel Construction Services’ office and fabrication space are located at 297 Wycoff Cir, Twin Falls, Idaho 83301. Vayu has its headquarters at 3753 Plaza Drive, Ann Arbor, Michigan 48108. The headquarters for TDI are located at 14955 Technology Ct, Fort Myers, Florida 33912. Alt Labs has its headquarters at 4740 S. Cleveland Ave. Fort Myers, Florida 33907. Elecjet has its headquarters at 5935 W 84th St, Indianapolis, Indiana 46278. RCA Commercial Electronics has its headquarters at 5935 W 84th St, Indianapolis, Indiana 46278. Global Autonomous Corporation has its offices at 2525 E Arizona Biltmore Circle, Suite 237, Phoenix Arizona 85016.
Subsidiaries and Product Groups
At the core of our business strategy is our focus on scalable corporate platform solutions. We have built a strong portfolio of manufacturing, software, and energy driven businesses with a focus on long-term value creation. We have the following subsidiaries and product groups:
•Current Revenue Generators - This represents our subsidiaries that are currently generating revenue from operations (ordered from highest to lowest based on 2022 full year revenue).
◦RCA is engaged in the design and wholesale distribution/sale of commercial LED lighting and electronics such as televisions, mounting solutions, projectors and screens, audio equipment, digital signage, mobile audio and video systems, and all wire and connecting products throughout the United States of America. In May 2023, RCA amended and extended its licensing agreement for the RCA trademark to include additional product lines such as computer monitors, outdoor televisions, energy storage systems and batteries through December 2027.
◦MSM is a commercial sheet metal contractor and fabricator. MSM designs, fabricates, and installs dust collectors, commercial ductwork, kitchen hoods, industrial ventilation systems, machine guards, architectural work, water furnaces, for commercial construction projects. MSM is a licensed contractor and a member of the Sheet Metal & Air Conditioning Contractors' National Association (“SMACNA”).
•JTD is a sister company to MSM and provides specialized spiral duct work to MSM clientele.
•Deluxe is a commercial sheet metal contractor and fabricator. In 2021, Deluxe was operationally merged into MSM, with all new project work operating under the MSM brand.
◦QCA provides contract manufacturing solutions, custom design (unless the customer comes with their own design) and engineering and manufacturing services including PCB Assembly, Cable & Harness and Box Builds & Mechanical Assembly to customers such as Apple, Rivian, and Tesla. Our customers engage our services via strategic business partnerships. Our abilities encompass a wide variety of skills, beginning with prototype development and culminating in the ongoing manufacturing of a complete product or assembly. QCA provides turnkey solutions that are tailored around each customer's specific needs. QCA’s primary aim is to provide contract-manufacturing solutions to market leading companies within the industrial, scientific, instrumentation, military, medical and green industries. QCA’s manufacturing facility has been certified by Orion Registrar, who is accredited by the American National Standards Institute (“ANSI”) National Accreditation Board, with a AS9100D (Quality Management Systems - Requirements for Aviation, Space, and Defense Organizations) certification, ISO 13485 certified for medical devices, along with the U.S. federal government under its International Traffic in Arms Regulation (“ITAR”).
◦Alt Labs is a dietary and nutritional supplement contract manufacturer located in Southwest Florida. Our mission is to provide our clients with successful, cutting edge and effective supplements. We intend for our honest and transparent, solution-driven approach to the entire product development and manufacturing process to offer a refreshing alternative to current industry standards. Generally, Alt Lab’s customers provide the formula for the supplements they are contracted to make. However, Alt Labs has the ability to assist customers in developing their formulas for certain supplements when requested by a customer. With over 17 independent production rooms, 2 pharmacy operations, and an excess of 5,000 kilograms of powder and liquid blending capacity, Alt Labs is uniquely positioned to service orders from 1,000 units to over 100,000 units. We believe we are experts in the product development cycle from concept and design to development and feasibility to efficient manufacturing and on-time delivery. We believe we offer unique, industry-leading sensory panel data to our customers to ensure that they receive the absolute best tasting products in the industry. Alt Labs manufacturing facilities have been certified cGMP (current Good Manufacturing Practice) as audited by the National Sanitation Foundation (“NSF”).
◦TDI is a fabricator and project management services company focusing on projects associated with the United States government, including the Department of Defense and Department of State. TDI specializes in managing complex projects, assets and infrastructure for its customers, including support and services for the engineering, design, logistics and installation of HVAC, Control and Electrical systems in government facilities inside and outside the United States.
◦Excel is an industrial construction company with customers in the food & beverage, dairy, mining, petrochemical, mineral, and ammonia refrigeration industries. Excel’s capabilities include a vast amount of field work including new fabrication, design build, installation, repairs, service, maintenance, turn arounds, down days planned or unplanned with quick and responsive teams for most any items required by the customer’s needs and demands.
•Early Stage Growth Subsidiaries - The below subsidiaries have only recently begun to generate small revenues from their operations. We believe they could represent revenue growth potential if we are able to secure the necessary contracts for each to support their operations.
◦Elecjet operates as an early stage manufacturer of electronic components, as well as a developer of new battery technologies including graphene and solid-state batteries. Elecjet currently has developed two forms of battery cells, a graphene-based lithium ion cell sold in the form of a ESS battery pack and the AX class of solid state batteries.
◦Identified Technologies is an early stage drone software company that provides geospatial and 3D data to customers in Construction, Oil/Gas, Mining, and Quarries. Customers capture the raw data on site with small Unmanned Aerial Systems and use automated software to convert the raw imagery to geospatial data. Identified Technologies can both enable customers to deploy their own drone departments, and deploy certified pilots to capture the data as a service.
◦Vayu’s mission is to solve the hardest and most critical logistics challenges, anywhere in the world. Vayu aims to set the standard and lead the market in safe, reliable, and affordable vertical take-off and landing (“VTOL”) aircrafts through its unmanned aerial vehicles. Vayu currently manufactures its line of drones with all airframes designed, engineered and manufactured in the Unites States. In the second half of 2022, Vayu signed a supplier agreement with All American Contracting Solutions that has the ability to create significant value for the company over the next four years. Vayu recently received its first purchase order via the supplier agreement for 10 G1 MKIII Fixed Wing UAV's for $5.25 million with delivery expected either later this year or early 2024.
UAV Supply Agreement
On October 26, 2022, our subsidiary Vayu Aerospace Corporation, entered into an Unmanned Aerial Vehicles Supply Agreement (the “UAV Agreement”) with All American Contracting Solutions, Inc., a Georgia Corporation (“All American”).
Pursuant to the UAV Agreement, All American agreed to purchase from Vayu up to 225 units of Vayu’s model G1 drones over a four-year period from January 2023 - December 2026. Specifically, Vayu agreed to manufacture and supply All American with the amount of Unmanned Aerial Vehicles (“UAVs”) as set forth on certain purchase orders to be submitted by All American. All American agreed to purchase 100% of its UAVs from Vayu directly, and to not manufacture or purchase from any other third party during the term of the UAV Agreement. The parties agreed that payment for the UAVs would be made when orders were placed, according to the pricing set forth in the Agreement.
All American agreed that it would provide to Vayu a binding forecast of all of its needs for UAVs for the first calendar quarter of 2023, and a non-binding forecast for the remaining three quarters of 2023. All American will continue to provide a rolling forecast of its UAV requirements. Vayu agreed to maintain and follow quality control standards and testing programs consistent with applicable ISO regulatory standards, and that all UAVs delivered would conform to the specifications agreed to by the parties. Vayu further agreed that the UAVs would be manufactured in compliance with all applicable present and future orders, regulations, requirements and laws of any and all federal, state, provincial and local authorities and agencies. Vayu received its first purchase order from All American in July 2023 for $5.25 million with delivery expected to occur in Q4 2023 or Q1 2024.
Elecjet Batteries
In March 2022, Elecjet engaged the Battery Innovation Center (“BIC”) in Newberry, Indiana, with the purpose to provide independent third-party testing and verification of the specifications of certain of Elecjet’s AX class of solid-state batteries to show potential customers the capabilities of Elecjet’s solid-state batteries. The testing included puncture testing, folding/crumpling tests, and thermal heat tests. The AX Battery Class is a Ceramic Oxide solid-state battery and comes in the form of a 31Ah Solid-State Battery and a 10Ah Solid-State Battery. Elecjet engaged the BIC to perform several types of testing, ranging from verification of its charge capabilities, to energy density / power density, to induced failure point testing. The BIC tested two versions of the AX 31Ah the AX-01 and the AX-02. These two subclasses are designed for different market segments.
The results of the BIC showed that the AX-01 is an ultra-safe version that can withstand a variety of survivability use cases. The AX-01 has a slightly different material composition that enables its amazing survivability characteristics. The BIC confirmed that the AX-01 withstood being punctured, then folded, and finally crumpled while still holding a charge. The cell was then put through a temperature destruction test where the cell survived to a temperature of 410 degrees Fahrenheit (210 degrees Celsius). Details of the tests are described below:
•Nail Puncture Test: The AX-01 was punctured by a 3mm diameter nail. The nail was left inside the battery, purposely causing the battery to short, of which it did for over an hour while being suspended in the air. The battery's temperature fluctuated but would hover at around 98.6°F (37°C) near the end of the hour with a maximum measured temperature of 101.76°F (38.76°C). Subsequently, the battery was lowered back on to the metal surface for the nail to be removed and the battery quickly returned to room temperature. One amazing feature of the battery was that during the entirety of the test, the AX-01 was holding voltage and remained functional. Note: Traditional lithium batteries typically would instantly catch on fire and go into thermal runaway the moment the battery was punctured.
•Fold/Crumple Test: After the puncture test, the AX-01 was folded over its long side (AX-01 is a long rectangular shape) by a mechanical actuator. After it was folded to the point that both ends were touching each other, the battery was attempted to be folded over again by its short side. After being folded with as much force as the mechanical actuator could press out, the battery remained functional throughout the entire process and remained at room temperature. Note: Standard lithium batteries would normally catch on fire after being folded at even a small angle.
•Thermal Heat Test: The battery was placed in an oven and the oven would slowly and constantly increase in temperature to test the battery's heat exposure breaking point. The temperature of the battery was brought up to 428°F (220°C) before thermal runaway occurred creating a new BIC record. Once the battery eventually caught fire, the fire was unlike other thermal runaways where a battery spews a stream of fire from a concentrated point, but rather was much more contained to the surface area across the battery. Note: Typical lithium batteries would have a thermal runaway at 266°F (130°C) and the previous highest recorded temperature before thermal runaway on cells of similar capacity, with fielded chemistries, at the BIC was 302°F (150°C).
The BIC confirmed that the AX-01 measured a discharge energy of 111.41Wh at a C/2 rate (measured 31.70 Ah)). At a nominal volume of 0.17571 Liters for each cell and a nominal mass of 0.395 kg, this translates to 634Wh/L and 282Wh/kg of energy densities which are both dramatic improvements over current battery technology.
The AX-01 has a designed commercial cycle life of over 1,200 charge cycles. (Please note: this life cycle range was tested only in the Company’s laboratories, and we have not yet received results from the BIC, which generally takes several months to complete.)
The AX-02 is an energy dense cell that also has a high degree of survivability but trades some of the safety material features of the AX-01 for much higher power densities and higher life cycles.
The BIC confirmed that the AX-02 has the capability to charge at 4C. This means that the battery can fully charge in just 15 minutes. The AX-02 is also capable of 7C discharging and over 2,400 life cycles, both of which are currently in the process of being confirmed by the BIC.
The BIC also confirmed that the AX-02 measured a discharge energy of 113.213Wh at a C/2 rate (measured 31.4 Ah). At a nominal volume of 0.17571 Liters for each cell and a nominal mass of 0.395 kg, this translates to 644Wh/L and 287Wh/kg of energy densities which are both dramatic improvements over current battery technology.
Additionally, Elecjet has been exploring and has had discussions with different battery engineering firms, capital partners and consultants, in anticipation of bringing initial production of the Elecjet AX Class of batteries. Elecjet will initially target the United States for distribution. The Company has also taken an equity position in a battery design firm, and is exploring other strategic opportunities relating to production and design of the batteries in the United States.
Competition
Corporate
With respect to Alpine 4, as the parent holding company, in identifying, evaluating and selecting target businesses for initial business acquisitions or combinations, we may encounter intense competition from other entities having a business objective similar to ours, including private equity groups, leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Construction
The construction and maintenance industry is highly competitive and the markets in which we compete have numerous companies that provide similar services. Factors influencing our competitiveness include price, reputation for quality, ability to reduce customer costs, experience and expertise, financial strength, surety bonding capacity, knowledge of local markets and conditions, and customer relationships. Competitors tend to be regional firms that vary in size and depth of resources.
Manufacturing - QCA
We believe that the primary basis of competition in our targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services, and price. To remain competitive, we must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis, and compete favorably on the basis of price.
The electronic manufacturing services industry is large and diverse and is serviced by many companies, including several that have achieved significant market share. Because of our market’s size and diversity, we do not typically compete for contracts with a discreet group of competitors. We compete with different companies depending on the type of service or geographic area. Certain of our competitors have greater manufacturing, financial, research and development, and marketing resources. We also face competition from current and prospective customers that evaluate our capabilities against the merits of manufacturing products internally.
Manufacturing - Alt Labs
We compete with other manufacturers, distributors and marketers of vitamins, minerals, herbs, and other nutritional supplements both within and outside the U.S. The nutritional supplement industry is highly competitive, and we expect the level of competition to remain high. Our ability to scale our business and grow our revenue depends on our ability to maintain the value and reputation of our brands in the face of this competition. The nutritional supplement industry is highly fragmented and competition for the sale of nutritional supplements comes from many sources. We do not believe it is possible to accurately estimate the total number or size of our competitors. The nutritional supplement industry has undergone some consolidation in the recent past and we expect that trend may continue in the near term. We seek to differentiate ourselves by being familiar with our clients and providing a personalized experience. We believe that none have effectively combined the product, personal coaching, education and the product access provided by our sales employees and, further, that these efforts are compounded by the peer pressure our clients generate through our organized group sales presentations.
We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to gain sufficient market share to sustain profitability. If our competitors market nutritional supplement products that are less expensive, safer or otherwise more appealing than our current and potential products, or that reach the market before our current and potential products, we may not achieve operational or financial success. The market may choose to continue utilizing existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our products to compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition, results of operations, and cash flows.
Aerospace / Drones
There has been a proliferation of startups in the drone industry, driving fragmentation and lowering prices. We believe that this fragmentation does little to address the needs of users of drones or our future customers. We expect that as the industry grows, customers will ultimately rely on companies and platforms that consolidate solutions to unify the key categories of the drone industry. We expect competition in the drone industry, which is already intense, to increase as other companies enter the drone market, as customers’ requirements evolve, and as new products and technologies are introduced. Several of our competitors have greater name recognition, much longer operating histories, greater financial resources, more and better-established customer relationships, larger sales forces and significantly greater resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than us, hampering our ability to successfully compete with respect to certain of these factors. Increased competition may lead to price cuts or the introduction of products available for free or at a nominal price, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition may be harmed if we fail to meet these competitive pressures.
Electronics - RCA
We believe the principal competitive factors impacting the market for our devices are brand, price, features, quality, design, consumer service, time-to-market and availability. We believe that we compete favorably in these areas. The commercial electronics market in which we operate is highly competitive and includes large, well-

established companies. Our Smart TVs face competition from large consumer electronics brands such as Amazon, Samsung, Sony, LG, Hisense, TCL and Onn, Walmart’s private-label brand.
Many of our existing and potential competitors enjoy substantial competitive advantages, such as:
•access to greater resources in connection with research and development, including regarding development of advertising solutions;
•the ability to more easily undertake extensive marketing campaigns;
•the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of devices and services;
•the ability to implement and sustain aggressive pricing policies;
•the ability to obtain favorable pricing or allocations of key components from manufacturers or suppliers, including LCD panels, which are supplied for our devices to a significant extent by affiliates of our competitors;
•the ability to exert significant influence on sales channels;
•broader distribution, including by selling devices internationally and more established relationships with customers;
•access to larger established customer base;
•access to greater resources to make acquisitions;
•the ability to rapidly develop and commercialize new technologies and services;
•the ability to bundle competitive offerings with other devices and services;
•the ability to cross-subsidize low-margin operations from their other higher-margin operations; and
•the ability to secure rights or partnerships to content, including exclusive content, that consumers may prefer over our content.
Electronics - Elecjet
The battery market is rapidly evolving and highly competitive. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition. Our prospective competitors include major manufacturers currently supplying the industry, automotive OEMs and potential new entrants to the industry. Major companies now developing batteries include Panasonic Corporation, Samsung SDI, Contemporary Amperex Technology Co. Limited, LG Energy Solutions, BYD Co. Limited and QuantumScape. They supply conventional lithium-ion batteries and in many cases are seeking to develop solid-state batteries, including potentially lithium-metal batteries. In addition, because of the importance of electrification, many automotive OEMs are researching and investing in solid-state battery efforts and, in some cases, in battery development and production. For example, Tesla, Inc. is building multiple battery gigafactories and potentially could supply batteries to other automotive OEMs, and Toyota Motors and a Japanese consortium have a multi-year initiative pursuing solid-state batteries.
A number of development-stage companies such as SES, Solid Power and Enovix are also seeking to improve conventional lithium-ion batteries or to develop new technologies for solid-state and/or lithium-metal batteries. Potential new entrants are seeking to develop new technologies for cathodes, anodes, electrolytes and additives. Some of these companies have established relationships and are in varying stages of development. We believe our ability to compete successfully with lithium-ion battery manufacturers and with other companies seeking to develop solid-state batteries will depend on a number of factors including battery price, safety, energy density, charge rate and cycle life, and on non-technical factors such as brand, established customer relationships and financial and manufacturing resources. Many of the incumbents have, and future entrants may have, greater resources than we have and may also be able to devote greater resources to the development of their current and future technologies. They may also have greater access to larger potential customer bases and have and may continue to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings.
We would be at a competitive disadvantage if our competitors bring their next generation devices and services to market earlier than we do, if their devices or services have lower prices, better features, more content (or more preferable content) or are more technologically advanced than ours, or if any of our competitors’ devices or services were to become preferred by customers. To the extent we are unable to effectively compete against our competitors for any of these reasons or otherwise, our business, financial condition and results of operations may be harmed.
Suppliers
The Company and its subsidiaries have a diverse supply chain including both domestic and international suppliers. The Company consistently analyzes and monitors its supplier concentration and make adjustments as necessary to minimize the concentration risk.
Government Regulation
The Company and our subsidiaries are subject to standard workspace governmental regulations including, but not limited to, Occupational Safety and Health Administration (“OSHA”) and Environmental Protection Agency (“EPA”) requirements for our facilities.
Our operations are subject to various federal, state and local laws and regulations including: (i) authorization from the FCC for operation in various licensed frequency bands; (ii) FAA regulations and approvals unique to the operation of commercial or industrial drones; (iii) customers’ licenses from the FCC; (iv) licensing, permitting and inspection requirements applicable to contractors, electricians and engineers; (v) regulations relating to worker safety and environmental protection; (vi) permitting and inspection requirements applicable to construction projects; (vii) wage and hour regulations; (viii) regulations relating to transportation of equipment and materials, including licensing and permitting requirements; (ix) building and electrical codes; and (x) special bidding, procurement and other requirements on government projects.
We believe we have the licenses materially required to conduct our operations, and we are in substantial compliance with applicable regulatory requirements. The operation of our manufactured products by our customers (network providers and service providers) in the U.S. or in foreign jurisdictions in a manner not in compliance with local law could result in fines, business disruption, or harm to our reputation. The changes to regulatory and technological requirements may also alter our product offerings, impacting our market share and business. Failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses or could give rise to termination or cancellation rights under our contracts or disqualify us from future bidding opportunities.
Further, our Alt Labs subsidiary is subject to oversight by the Food and Drug Administration (“FDA”) through Part 111 of the U.S. Food and Drug Act pertaining to Good Manufacturing Practices (“GMP”) for dietary supplements, and oversight by the Federal Trade Commission (“FTC”) for labeling regulations.
Patents & Proprietary Technology
The success of our business and technology leadership is supported by our proprietary technology. We rely upon a combination of patent, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants and through non-disclosure agreements with business partners and other third parties. As of July 31, 2023, we owned on an exclusive basis 2 US Patents. We have 4 US Patent Applications, 6 Provisional US Patent Applications. We also have 3 registered U.S. trademarks and 1 pending U.S. trademark application, and have licensed one portfolio of trademarks (RCA) as detailed in the table below:

Patent Title	Reference Number	Owner/Assignee	Application Date	Expiration Date
US Patents
Microprocessor controlled rechargeable brake light control circuit	US10807513B2	Alpine 4 Technologies, Ltd.		12/24/2038
Universal brake light control mechanism	US10894509B2	Alpine 4 Technologies, Ltd.		1/17/2039
US Patent Applications
Aircraft Battery Systems and Aircraft Including Same	W02018058004A1 US20180086472A1	Impossible Aerospace Corp.	9/22/2017
Ultra-fast charging high-capacity phosphorene composite activated carbon material for battery application	US20230216035A1	Elecjet	1/3/2023
Method of producing a graphene film	US20230160087A1	Elecjet	11/20/2022
Provisional US Patent Applications
A solid-state battery in-situ growth self-healing binder and its preparation method	Application #: 63/464,490	Alpine 4 Holdings, Inc.	5/5/2023
A self-healing conductive and thermally conductive binder for solid-state batteries and its preparation method	Application #: 63/464,486	Alpine 4 Holdings, Inc.	5/5/2023
A pre-lithiated silicon cathode material and its preparation method	Application #: 63/464,493	Alpine 4 Holdings, Inc.	5/5/2023
A pre-lithiated carbon anode material and its preparation method	Application #: 63/464,507	Alpine 4 Holdings, Inc.	5/5/2023
A silver-plated carbon nanotube thermal conductive past and its preparation method	Application #: 63/464,511	Alpine 4 Holdings, Inc.	5/5/2023
A method for preparing a magnetron-sputtering lithium-plated material and the magnetron- sputtering lithium-plated material	Application #: 63/464,513	Alpine 4 Holdings, Inc.	5/5/2023
US Trademark Applications
Continu.us	97483597	Direct Tech Sales, LLC (RCA Commercial Electronics)	6/30/2022
US Trademark Registrations
Solas Ray	3989036	Direct Tech Sales, LLC (RCA Commercial Electronics)
Sensor Connect	6189189	Direct Tech Sales, LLC (RCA Commercial Electronics)
Elecjet	5443117	Elecjet Corp.
Licensed US and Canadian Trademarks
RCA	853565 (US) TMA168402 (Canada)	Licensee: Direct Tech Sales, LLC (RCA Commercial Electronics)		Current license period expires at the end of 2027

Recent Developments
Resignation of Chief Financial Officer
On March 21, 2023, Larry Zic, the Chief Financial officer of Alpine 4 Holdings notified us of his intent to resign as our Chief Financial Officer, effective March 31, 2023. Mr. Zic’s decision to resign arose from his desire to pursue other professional opportunities. Mr. Zic’s resignation was voluntary and did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. Our Board of Directors accepted Mr. Zic’s resignation, effective March 31, 2023.
Appointment of new Chief Financial Officer
On May 30, 2023, our Board of Directors appointed Christopher Meinerz to serve as Chief Financial Officer of the Company. In his various roles, Mr. Meinerz has been involved with the raising of more than $1 billion of capital and has successfully completed a significant number of transactions, including initial public offerings, acquisitions, and divestitures.
Completion of 1-for-8 Reverse Stock Split; Reduction in Authorized Shares of Class A Common Stock
On May 12, 2023, a Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation, as amended to date, of Alpine 4, filed with the Secretary of State of Delaware, took effect.
The Certificate of Amendment was filed to effect a one-for-eight (1-for-8) reverse split (the “Reverse Split”) of the shares of the Company’s the Class A, Class B, and Class C common stock, and to decrease the number of shares of Class A common stock from 295,000,000 shares to 200,000,000 shares (the “Class A Common Stock Decrease”).
The Reverse Split and the Class A Common Stock Decrease became effective on May 12, 2023. As a result of the Reverse Split, every 8 shares of the Company’s issued and outstanding Class A common stock automatically converted into one share of Class A common stock, without any change in the par value per share, and will begin trading on a post-split basis under the Company’s existing trading symbol, “ALPP,” when the market opens on May 15, 2023.
Additionally, every 8 shares of the Company’s issued and outstanding Class B common stock automatically converted into one share of Class B common stock, without any change in the par value per share, and every 8 shares of the Company’s issued and outstanding Class C common stock automatically converted into one share of Class C common stock, without any change in the par value per share.
The Reverse Split affected all holders of Class A, Class B, and Class C common stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares, as described below.
Holders of Class A, Class B, and Class C common stock were not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned.
A total of 180,037,350 shares of Class A common stock were issued and outstanding immediately prior to the Reverse Split, and approximately 22,504,669 shares of Class A common stock were issued and outstanding immediately after the Reverse Split. No fractional shares will be outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.
New financing arrangement
On September 29, 2023, the Company and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Standard Merchant Cash Advance Agreement (the “Cash Advance Agreement”) for gross proceeds of $2,100,000 with Cedar Advance, LLC ("Cedar"), an unrelated third-party financial institution, for the purchase and sale of future receipts pursuant to which the Company sold in the aggregate $2,982,000 in future receipts of the Company and the Borrowers for gross proceeds of $2,100,000. Under the terms of the Cash Advance Agreement, until the purchase price has been repaid, the Company must pay $93,000 each week for 32 weeks with the first payment being due October 6, 2023. The financing arrangement is secured by an interest in collateral of select subsidiaries that had no other banking encumbrances, as well as that of the holding company itself (the “Collateral”), that is defined as collectively: (a) all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by any Borrower; and (b) all proceeds, as that term is defined by Article 9 of the UCC. Prior to the entry into the Cash Advance Agreement, there had been no previous relationship between the Company or any of its subsidiaries and Cedar. Due to delays in the anticipated closing of the sale of the Company’s shares and warrants pursuant to this registration statement, the financing was deemed necessary for working capital purposes. The Cash Advance Agreement with Cedar is filed herewith as Exhibit 10.59, and the foregoing description of the Cash Advance Agreement is qualified by reference to the full text of such agreement.
Employees
As of the date of this prospectus, we had 448 full-time employees. We believe that our relationship with our employees is good. Other than as disclosed in this prospectus or previously filed with the SEC, we have no employment agreements with our employees.

PROPERTIES
Alpine 4 Holdings, Inc., maintains our corporate office in rented offices at 2525 E Arizona Biltmore Cir, Suite 237, Phoenix, Arizona 85016. The monthly rent obligation is approximately $8,800 per month with a lease expiration date of April 30, 2031.
Quality Circuit Assembly, Inc. rents a location at 1709 Junction Court #380, San Jose, California 95112. The monthly rent obligation is approximately $47,000 per month under a month-to-month lease.
Quality Circuit Assembly has rents a location at 160 Great Oaks Boulevard, San Jose, California 95119. The monthly rent obligation is approximately $49,000 per month with a lease expiration date of March 31, 2034.
Quality Circuit Assembly Central, rents a property at 4401 Savannah St., Fort Smith, Arkansas 72903 for $17,000 per month with a lease expiration date of December 31, 2037.
Morris Sheet Metal - South Bend (“MSM SB”) rents space at 6661 Lonewolf Dr, South Bend, Indiana 46628. The rent obligation is approximately $81,000 per month with a lease expiration date of October 31, 2034 along with a space at 109 Garst Street, South Bend, Indiana 46601. The monthly rent obligation is approximately $2,000 with a lease expiration date of January 31, 2024. During the year ended December 31, 2021, MSM SB began operating out of the Morris Sheet Metal Fort Wayne (“MSM FW”) location upon the merger of MSM SB and MSM FW.
MSM FW and JTD Spiral rent office and fabrication space at 6212 Highview Dr, Fort Wayne, Indiana 46818. The monthly rent obligation is approximately $27,000 with a lease expiration date of January 31, 2034.
Excel Construction Services rents office and fabrication space at 297 Wycoff Cir, Twin Falls, Idaho 83301. The monthly rent obligation is approximately $19,000 with a lease expiration date of February 28, 2035.
Vayu (US) has its headquarters at 3753 Plaza Drive, Ann Arbor, Michigan 48108. The monthly rent obligation is approximately $16,000 with a lease expiration date of July 31, 2025.
Alt Labs rents the building of its headquarters at 4740 S Cleveland Ave, Fort Myers, Florida 33907. The monthly rent obligation is approximately $69,000 with a lease expiration date of June 30, 2037.
Thermal Dynamics International rents space at 14955 Technology Court, Fort Myers, Florida 33912. The monthly rent obligation is approximately $22,000 with a lease expiration date of September 30, 2027.
DTI Services Limited Liability Company (RCA) rents office and warehouse space at 5935 W. 84th Street, Indianapolis, Indiana 46278. The monthly rent obligation is approximately $34,000 with a lease expiration date of February 28, 2025.

LEGAL PROCEEDINGS
Alan Martin Lawsuit
In August 2020, in a matter relating to our former subsidiary Horizon Well Testing, LLC (“Horizon”), the Company filed a lawsuit in the United States District Court, District of Arizona (Case No.2:20-cv-01679-DJH), against Alan Martin, the seller of Horizon dba Venture West Energy Services, LLC (“VWES”). The Company brought suit seeking to avoid the claimed liability due from the Company to Alan Martin, for the Company’s 2017 purchase of Mr. Martin’s business, Horizon. On summary judgment, the court found that the Company’s claim was barred by a time-limiting clause for indemnification claims. The Company disagreed with the court’s ruling and planned to appeal. Mr. Martin filed a counterclaim in which he claimed that he remains unpaid on the promissory note, as modified, under which the Company purchased Horizon. The note balance alleged to have a principal sum due of $3.3 million, plus interest at 8% accruing from 2019 to present, plus late fees accruing at $575 per day. After confidential mediation before Hon. Eileen Willett, United States Magistrate Judge for the United States District Court for the District of Arizona, the parties settled their dispute on acceptable terms. The Company and Mr. Martin agreed to a settlement agreement whereby Mr. Martin will receive the following: $100,000 payable on or before August 3, 2023; 250,000 shares of Class A common stock issued immediately; $2,000,000 payable on or before October 31, 2023 and a $1,800,000 note payable with monthly payments of $75,000 beginning on December 1, 2023 with a final payment of $900,000 payable on or before December 1, 2024.
As of the date of this prospectus, 250,000 shares of Class A common stock and $100,000 have been issued to Mr. Martin.
Robert Porter Lawsuit
In August 2021, in a matter relating to Horizon, Robert Porter filed a lawsuit in the District Court of Oklahoma County, State of Oklahoma (CJ-2021-3421), alleging unjust enrichment and breach of contract with respect to shares of Company that Mr. Porter claims were owed to him pursuant to his employment contract with the Company as President of Horizon. In October 2021, the Company filed its answer denying such claims. In October 2021, the Company also filed counterclaims against Mr. Porter for conversion and breach of fiduciary duties. The Company believes this is a frivolous lawsuit and as such, no accrual has been recorded.
VWES Lawsuit
In October 2021, in a matter relating to Horizon, the Company received three complaints in the District Court of Oklahoma Country State of Oklahoma from former VWES employees Bruce Morse (CJ-2021-4316), Brian Hobbs (CJ-2021-4315), Thomas Karraker (CJ-2021-4314) for unjust enrichment, and breach of contract with respect to their employment contracts with Horizon. On January 19, 2022, the Company filed answers to all three lawsuits that denied these claims. The Company believes these are frivolous lawsuits. In July 2022, the Company and Mr. Morse settled his claims against the Company. The settlement included the cash payment of $24,375 for Mr. Morse's claimed 4,688 shares of Class A common stock, and subsequently Mr. Morse’s case has been dismissed. Subsequently, Mr. Hobbs and Mr. Karraker have also expressed interest in settling claims on similar terms, and negotiations were ongoing as of the date of this prospectus. As no formal settlement offer has been extended, no accrual has been recorded.
Gatehouse Lawsuit
In June 2022, in a matter relating to the Company’s subsidiaries, DTI Services Limited Liability Company and Direct Tech Sales, LLC (doing business as RCA, the Company received a complaint filed in the Superior Court of Marion County State of Indiana (CAUSE NO. 49D01-2203-PL-006662) by Gatehouse, LLC (“Gatehouse”), a supplier of PPP gloves for resale by RCA, seeking payment of $213,000 for supplied goods that RCA has good reason to believe are counterfeit, and thus unsalable. RCA has answered the complaint and asserted counterclaims of fraud and breach of contract. After a long delay in prosecution of the case by Gatehouse, motion practice has begun in this matter, however no scheduling, hearings, or trial date has yet been set as of the date of this prospectus.

Mark Bell Lawsuit
In November 2022, the Company, and its subsidiaries Excel and A4 Construction, received a complaint filed by Mr. Mark Bell in the district court of Idaho (CV42-22-4066) with regard to the Company’s February 2020 purchase of Excel Fabrication LLC (“Excel”) from Mr. Bell. The matter relates to the lack of payment on a $2.3 million seller note comprising part of the purchase consideration. In December 2022 the Company counter-sued Mr. Bell for breach of contract, fraud, and misrepresentation in the February 2020 sale of Excel to the Company. The case is set for trial in June of 2024.
Starr Corporation Arbitration
In December 2022, the Company’s subsidiary Excel received a demand for binding arbitration (AAA Case No. 01-22-0004-9935) by Starr Corporation of Idaho (“Starr Corporation”), a contractor for whom Excel was performing as sub-contractor. Excel stopped its work for Starr Corporation' pursuant to its claimed contract right of termination based on Starr Corporation’s failure to make payment within the contracted period for work satisfactorily performed. Starr Corporation claims that Excel’s termination was wrongful, and seeks approximately $0.5 million, reflecting its costs in having to complete work that was called for under the contract. Excel is seeking a determination that its termination was rightful under the terms of the contract, and in addition seeks payment on its unpaid billing submittals and additional costs. Arbitration hearings are scheduled to commence in April 2024. As no formal settlement offer has been extended, no accrual has been recorded.
State University of New York at Stonybrook Lawsuit
In February 2023, the Company learned that a complaint was brought in the State of New York against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes. The case had originally been dismissed for lack of jurisdiction but was revived by virtue of New York’s highest court ruling (State of New York v Vayu, APL-2021-00148) that the State’s long arm statute applied to the 2016 transaction between Vayu and the State University of New York at Stonybrook. Total damages sought by the State of New York are less than $100,000, including interest and costs. In light of the decision by the Court of Appeals to return the case to the trial courts for adjudication, the Company has expressed its wish to settle the matter and has offered a settlement of $56,300. The Company has received verbal acceptance of the offer from the State of New York and is currently working with the State of New York's on a formal settlement agreement including the possibility of the State providing information useful to the Company should it wish to subsequently seek redress from the previous owners of Vayu.
Kevin Thomas Lawsuit
In May 2023, Mr. Kevin Thomas, who sold Alternative Laboratories, LLC to the Company in May of 2021, sued the Company, and its subsidiaries Alt Labs and A4 Manufacturing, in the State circuit court for Collier County Florida (Case Number 23-CA-1981), alleging that the Company failed to deliver shares of the Company as promised by the terms of the purchase agreement. Additionally Mr. Thomas claimed that an amount of $610,000 in Employee Retention Credits was received by the Company and that portion representing the credit attributed to the 1st and 2nd quarters of 2021 (prior to the May 4th, 2021 date of sale), should be remitted to him rather than retained by the Company. The Company believes that Mr. Thomas’ complaint is wholly without merit, and the Company is in the process of answering the complaint and considering possible motions and counterclaims.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
The following discussion and analysis of the results of operations and financial condition of Alpine 4 Holdings, Inc. should be read in conjunction with our Consolidated Financial Statements and the notes to those Consolidated Financial Statements that are included elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. See “Cautionary Statement Regarding Forward-Looking Statements” above. Actual results could differ materially because of the factors discussed in “Risk Factors” elsewhere in this prospectus, and other factors that we may not know.
Overview and Highlights
Alpine 4 Holdings, Inc. was incorporated under the laws of the State of Delaware on April 22, 2014. We are a publicly traded conglomerate that is acquiring businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators. At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation. We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.

Results of Operations
The following are the results of our operations for the year ended December 31, 2022, as compared to the year ended December 31, 2021.

	Year Ended December 31, 2022	Year Ended December 31, 2021	$ Change
Revenues, net	$104,563,002	$51,640,813	$52,922,189
Costs of revenue	82,848,600	43,942,815	38,905,785
Gross Profit	21,714,402	7,697,998	14,016,404

Operating expenses:
General and administrative expenses	37,531,794	27,987,920	9,543,874
Research and development	876,542	1,464,918	(588,376)
Impairment loss of intangible asset and goodwill	—	367,519	(367,519)
Gain on sale of property	(5,938,150)	—	(5,938,150)
Total operating expenses	32,470,186	29,820,357	2,649,829
Loss from operations	(10,755,784)	(22,122,359)	11,366,575

Other income (expenses)
Interest expense	(3,124,132)	(3,289,233)	165,101
Gain on extinguishment of debt	—	803,079	(803,079)
Gain on forgiveness of debt	—	3,896,108	(3,896,108)
Impairment loss on equity investment	—	(1,350,000)	1,350,000
Other income	270,609	635,526	(364,917)
Total other income (expenses)	(2,853,523)	695,480	(3,549,003)

Loss before income tax	(13,609,307)	(21,426,879)	7,817,572

Income tax benefit	(733,994)	(1,943,741)	1,209,747

Net loss	$(12,875,313)	$(19,483,138)	$6,607,825
Revenues
Revenues were $104,563,002 for the year ended December 31, 2022, an increase of $52,922,189, compared to revenues of $51,640,813 for the year ended December 31, 2021. The increase in revenue is related to an increase of $38,638,161 for RCA, $1,215,772 for Alt Labs, $6,016,168 for TDI, and $2,505,905 for QCA primarily due to 2022 being the first full year of operations for RCA, Alt Labs and IDT, while QCA experienced organic growth.
Costs of revenue
Cost of revenue was $82,848,600 for the year ended December 31, 2022, an increase of $38,905,785, compared to cost of revenue of $43,942,815 for the year ended December 31, 2021. The increase in our cost of revenue is related to an increase of $28,336,699 for RCA, $2,622,282 for Alt Labs; $3,570,074 for TDI; and $2,346,823 for QCA. The increase in cost of revenue among all the different segments was the result of the increase in revenues as described above. Further, we have improved our gross margin percentage as we have implemented operational efficiencies at our newly acquired business.

Operating expenses
Operating expenses were $32,470,186 for the year ended December 31, 2022, an increase of $2,649,829, compared to operating expenses of $29,820,357 for the year ended December 31, 2021. The increase in our operating expenses is related to an increase of $7,675,515 for RCA (full year of operations, acquired December 2021), a decrease of $895,571 for Alt Labs; an increase of $654,020 for TDI; and an increase of $882,348 for QCA. This was offset by a gain on sale of property of $5,938,150 largely due to a gain on the sale of the Alt Labs building in Fort Myers, Florida.
Other income (expense)
Other income (expense) was $(2,853,523) for the year ended December 31, 2022, a decrease of $3,549,003, compared to other income (expense) of $695,480 for the year ended December 31, 2021. This decrease was primarily due to $4.7 million related to the gain on forgiveness & extinguishment of debt from 2021 that did not repeat.
Results of Operations
Three months ended June 30, 2023, compared to three months ended June 30, 2022
The following are the results of our operations for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022.

	Three Months Ended June 30,
	2023	2022	$ Change
Revenue	$28,022,026	$25,271,126	$2,750,900
Cost of revenue	20,234,936	19,110,583	1,124,353
Gross profit	7,787,090	6,160,543	1,626,547

Operating expenses:
General and administrative expenses	9,893,454	9,216,398	677,056
Research and development	1,612,530	394,835	1,217,695
Gain on sale of property	—	(5,822,450)	5,822,450
Total operating expenses	11,505,984	3,788,783	7,717,201
Income (loss) from operations	(3,718,894)	2,371,760	(6,090,654)

Other income (expenses)
Interest expense	(1,108,745)	(962,474)	(146,271)
Other income	15,906	258,660	(242,754)
Total other expense	(1,092,839)	(703,814)	(389,025)

Income (loss) before income tax	(4,811,733)	1,667,946	(6,479,679)

Income tax expense (benefit)	(259,867)	128,140	(388,007)

Net income (loss)	$(4,551,866)	$1,539,806	$(6,091,672)
Revenue
Revenues were $28,022,026 for the three months ended June 30, 2023, an increase of $2,750,900 compared to revenue of $25,271,126 for the three months ended June 30, 2022. The increase is due to a $3,828,244 increase for

Alt Labs and a $1,078,305 increase for QCA due to organic growth, offset by a $1,775,904 decrease for MSM as MSM focuses on better bid pricing to improve their gross margin.
Cost of revenue
Cost of revenue was $20,234,936 for the three months ended June 30, 2023, an increase of $1,124,353 compared to cost of revenue of $19,110,583 for the three months ended June 30, 2022. The increase is driven by the increase in revenue offset by improvements in our gross profit margin (27.8% vs. 24.4%) as all subsidiaries focus on better order and project pricing along with planned economies of scale begin to take effect.
Operating expenses
Operating expenses were $11,505,984 for the three months ended June 30, 2023, an increase of $7,717,201 compared to operating expenses of $3,788,783 for the three months ended June 30, 2022. The increase is primarily driven by an increase of $936,598 in professional fees associated with our quarterly and annual filings, a $5,822,450 gain on sale of property in 2022 that did not reoccur in 2023, and an increase an R&D expense of $404,356 at Vayu related to its drone program.
Other expenses
Other expense was $1,092,839 for the three months ended June 30, 2023, an increase of $389,025 compared to other expense of $703,814 for the three months ended June 30, 2022. The increase is driven by higher interest expense on the new debt along with the continued higher interest rate environment for our variable rate debt.

Six months ended June 30, 2023, compared to six months ended June 30, 2022
The following are the results of our operations for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022.

	Six Months Ended June 30,
	2023	2022	$ Change
Revenue	$52,383,739	$50,863,280	$1,520,459
Cost of revenue	39,380,193	39,065,280	314,913
Gross profit	13,003,546	11,798,000	1,205,546

Operating expenses:
General and administrative expenses	20,136,477	18,418,080	1,718,397
Research and development	1,726,436	586,765	1,139,671
Gain on sale of property	—	(5,822,450)	5,822,450
Total operating expenses	21,862,913	13,182,395	8,680,518
Loss from operations	(8,859,367)	(1,384,395)	(7,474,972)

Other income (expenses)
Interest expense	(2,107,615)	(1,571,435)	(536,180)
Other income	59,106	291,379	(232,273)
Total other expense	(2,048,509)	(1,280,056)	(768,453)

Loss before income tax	(10,907,876)	(2,664,451)	(8,243,425)

Income tax benefit	(586,867)	(204,697)	(382,170)

Net loss	$(10,321,009)	$(2,459,754)	$(7,861,255)
Revenue
Revenues were $52,383,739 for the six months ended June 30, 2023, an increase of $1,520,459 compared to revenues of $50,863,280 for the six months ended June 30, 2022. The is primarily driven by an increase of $4,231,020 for Alt Labs and $951,088 for QCA due to organic growth, offset by decreases in revenue of $2,155,492 for RCA and $1,730,154 for MSM as both companies focus on improving their gross margin.
Cost of revenue
Cost of revenue was $39,380,193 for the six months ended June 30, 2023, an increase of $314,913 compared to cost of revenue of $39,065,280 for the six months ended June 30, 2022. The increase is primarily driven by the increase in revenue offset by improvements in our gross profit margin (24.8% vs 23.2%) as all subsidiaries focus on better order and project pricing along with planned economies of scale begin to take effect.
Operating expenses
Operating expenses were $21,862,913 for the six months ended June 30, 2023, an increase of $8,680,518 compared to operating expenses of $13,182,395 for the six months ended June 30, 2022. The increase is primarily driven by an increase of $1,560,564 in professional fees incurred as a result of services performed related to the 2021 restated financial statements and quarterly and annual filings, a $5,822,450 gain on sale of property in 2022 that did not reoccur in 2023, and an increase an R&D expense of $404,356 at Vayu related to its drone program.

Other income (expenses)
Other expenses were $2,048,509 for the six months ended June 30, 2023, an increase of $768,453 compared to other expenses of $1,280,056 for the six months ended June 30, 2022. The increase is primarily driven by higher interest expense on the new debt along with the continued higher interest rate environment for our variable rate debt.
Liquidity and Capital Resources
We have financed our operations since inception from the sale of common stock, capital contributions from stockholders, and from the issuance of notes payable and convertible notes payable. We expect to continue to finance our operations from our current operating cash flow and by the selling shares of our common stock and or debt instruments. In the first quarter of 2021, we raised approximately $55.0 million through the sale of our common stock in public and private transactions. On November 26, 2021, a direct offering of common stock was issued raising $22.0 million in cash. In July 2022, the Company raised $9.2 million in net cash through the sale of warrants and an additional $1 million in August 2022 when a portion of these warrants were exercised.
In April and May 2020, the Company received seven loans under the Paycheck Protection Program of the U.S. Coronavirus Aid, Relief and Economic Security (“CARES”) Act totaling $3,896,108. The loans had terms of 24 months and accrued interest at 1% per annum. The Company paid $88,160 for the loan assumed in connection with the IA acquisition, and the remaining $356,690 was forgiven. The remaining ten loans were forgiven in whole as provided in the CARES Act during the year ended December 31, 2021. The Company also assumed an Economic Injury Disaster Loan (EIDL) of $65,000 in connection with the Vayu acquisition, which was still outstanding as of December 31, 2022.
Management expects to have sufficient working capital for continuing operations from either the sale of its products or through the raising of additional capital through private offerings of our securities and improved cash flows from operations including the 2021 acquisitions. The Company also has bank lines of credit totaling $33.0 million as of December 31, 2022. Of the $33.0 million, $3.8 million was unused as of December 31, 2022. There are two lines of credit that are set to mature during 2023. These two line of credits total $8.0 million, of which $7.5 million was used as of December 31, 2022, and are shown as a current liability on the consolidated balance sheet. Additionally, the Company is monitoring additional businesses to acquire which management hopes will provide additional operating revenues to the Company. There can be no guarantee that the planned acquisitions will close or that they will produce the anticipated revenues on the schedule anticipated by management.
The Company also may elect to seek additional financing, engage in debt financing through a placement agent, or sell shares of its common stock in public or private offering transactions.
Liquidity Outlook
The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applicable to a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business within one year after the date the consolidated financial statements are issued.
In accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40), our management evaluates whether there are conditions or events, considered in aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.
As shown in the accompanying consolidated financial statements, the Company has incurred significant recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. While the Company experienced a loss for the year ended December 31, 2022, of $12.9 million, and had a negative cash flow used in operations of $19.6 million, this was an improvement over the same period last year, for the year ended December 31, 2021, when there was a net loss of $19.5 million had a negative cash flow used in operations of $25.4 million.

The Company received a total of approximately $10.2 million in 2022 in the following two transactions:
•The Company raised approximately $9.2 million in net proceeds in connection with a registered direct offering of its stock and;
•The Company raised approximately $1.0 million in net proceeds in connection with certain investors exercising of 1,449,276 warrants.
The Company received a total of approximately $76.5 million in 2021 in the following two transactions:
•The Company raised approximately $67.2 million in net proceeds in connection with a registered direct offering of its stock and;
•The Company raised approximately $9.3 million in net proceeds in connection with an equity line of credit financing arrangement.
As of June 30, 2023, the Company had positive working capital of $1.6 million. The Company has bank financing totaling $35.0 million ($35.0 million in lines of credit including $0.5 million in capital expenditures lines of credit availability) of which $4.4 million was available and unused as of June 30, 2023. The Company has $22.1 million of outstanding debt, with $8.9 million in notes payable, $0.5 million in convertible notes and $12.8 million in lines of credit. The notes payable are primarily related to seller notes issued in connection with historical acquisitions. QCA, RCA, MSM and Alt Labs have lines of credit that are collateralized by their respective accounts receivable, inventory and capital expenditure balances.
The Company plans to continue to generate additional revenue (and improve cash flows from operations) partly from the acquisitions of six operating companies which closed in 2021, combined with improved gross profit performance from the existing operating companies. The Company also plans to continue to raise funds through debt financing and the sale of shares through its public and private offerings.
Going Concern
The accompanying financial statements have been prepared on a going concern basis. While the working capital deficiency of prior years has improved, and working capital of the Company is currently positive, continued operating losses causes doubt as to the ability of the Company to continue. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's plan of operations, and its ultimate transition to profitable operations are necessary for the Company to continue. The uncertainty that exists with these factors raises substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
In order to mitigate the risk related to the going concern uncertainty, the Company has a three-fold plan to resolve these risks. First, the operating subsidiaries of QCA, TDI, IDT and RCA plan to expand their revenues and profits yielding increased cash flow in those operating segments. This plan will allow for an increased level of cash flow to the Company. Second, the Company has expanded its credit facilities at the subsidiary level over the past 12 months to allow for greater borrowing accessibility if needed for the expansion of product lines and sales opportunities and plans to extend or refinance any lines of credit coming due over the next 12 months in order to provide additional financing. Finally, operating companies hard hit by the supply-chain related price increases such as Morris Sheet Metal, Alternative Laboratories, and Excel Construction have begun to experience an easing in the procurement and cost overruns of limited product supply. This subsequently has added to increased cash flow to those entities and less reliance on the Company to fund those activities. Although this plan is in place to mitigate the risk related to the going concern uncertainty, substantial doubt remains due to uncertainty around the growth projections and lack of control of many of the factors included in the Company’s plan.
Entity Level Risks
The ultimate impact from COVID-19 on the Company’s operations and financial results during 2023 will depend on, among other things, the ultimate severity and scope of the pandemic, the pace at which governmental and private travel restrictions and public concerns about public gatherings will ease, and the speed with which the economy recovers. The Company is not able to fully quantify the impact that these factors will have on the Company’s financial results during 2023 and beyond. COVID-19 did have a material negative impact on the Company’s financial performance in 2022.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. In many instances, we could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. This applies in particular to useful lives and valuation of long-lived assets. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our judgments and estimates.
For a summary of our significant accounting policies, refer to Note 2 of our consolidated financial statements included in this prospectus.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

MANAGEMENT
As of the date of this prospectus, the officers and directors of Alpine 4 were as follows:

Name	Age	Board Member/Position	Committee Assigned
Kent B. Wilson	51	Chief Executive Officer and Director	None
Ian Kantrowitz	43	VP, Investor Relations and Director	None
Gerry Garcia	43	Chairwoman	AUD; Comp; NCG
Edmond Lew	44	Director	AUD; Comp; NCG
Christophe Jeunot	51	Director	AUD; Comp
Jonathan Withem	34	Director	AUD; Comp
Andrew Call***	46	Director	AUD*
Jeffrey Hail	61	Chief Operating Officer	N/A
Christopher Meinerz	57	Chief Financial Officer	N/A
_______________
AUD = Audit Committee; COMP = Compensation Committee; NCG = Nominating and Corporate Governance Committee.
*Committee Chair.
***   Mr. Call was appointed to the Board of Directors on April 6, 2022, and was appointed to the Audit Committee and made chair of the Audit Committee on that date.
Kent B. Wilson
Mr. Wilson has served as our Chief Executive Officer and Secretary since June 2014. Prior to that, Mr. Wilson raised approximately two million dollars via seed capital and private placement funds to start Crystal Technology Holdings, Ltd./NextSure, LLC. This company successfully designed, built, and brought two products to market, including an internet-based insurance rating engine that allowed prospective buyers to rate and buy their auto insurance online via a virtual insurance agent. Since 2002, Mr. Wilson has been actively involved with all facets of corporate financial and operational planning and has held the title of CFO and CEO for several different companies. Mr. Wilson has also consulted for various finance departments of publicly traded companies such as JDA Software and Switch & Data, Inc. to help them identify and develop best SOX and GAAP practices and procedures. In 2011, Mr. Wilson took over as CFO of United Petroleum Company and helped guide them from a small startup with less than $1 million in revenue to a company with $20 million in revenue and a growth path for 2013 and 2014. Mr. Wilson holds a BA degree in Management and an MBA from Northcentral University. We believe Mr. Wilson’s extensive management, strategic planning, and public company experience qualify him to serve as a director.
Ian Kantrowitz
Mr. Kantrowitz served as our Director of Investor Relations from April 2014 to February 2021 and then was promoted to Vice President of Investor Relations where he currently serves. Mr. Kantrowitz also serves as a member of our Board of Directors. He is accountable for creating and presenting a consistently applied investment message to our shareholders and the investment community on behalf of Alpine 4. Furthermore, he is responsible for monitoring and presenting management with the opinions of the investment community regarding the company's performance. Prior to joining the Alpine 4 team, Mr. Kantrowitz was a project manager for two major homebuilders in Phoenix, AZ, Continental Homes and Engle Homes. Mr. Kantrowitz has also been actively involved in the automotive industry where his in-depth knowledge of the auto industry lends a valuable perspective to our in-house product, 6th Sense Auto. Additionally, he was a top performing banker for Wells Fargo Bank, ranked number 5 in the country. We believe Mr. Kantrowitz’s experience with investor relations and project management qualify him to serve as a director.
Gerry Garcia
Mrs. Garcia has served as a Director since March 2021. Ms. Garcia has served as Director of Operations for Pensar Academy, a non-profit 501(c)(3), since July 2016. In this position, she is responsible for their budget, grants management, as well as operational programming. She also served on Pensar Academy’s board of directors from 2016 to 2018. Over the course of the last 16 years, Mrs. Garcia has also spent time serving as a member of multiple Boards of Directors for various non-profit 501(c)(3) organizations, helping guide them through the complex corporate landscape that non-profit 501(c)(3)'s need access to. Ms. Garcia holds a Bachelor of Art’s degree in Consumer and Environment Sciences from Point Loma Nazarene University and a Master’s degree in Special Education from Arizona State University. We believe her knowledge of financial/strategic planning, reporting, budget analysis, and fiduciary prudence make her qualified to serve as a director.
Edmond Lew
Mr. Lew has served as a Director since March 2021. Mr. Lew has served as a Solutions Consultant at ConvergeOne since September 2022. From April 2018 to August 2022, Mr. Lew served as an IT Engineer at TransPerfec. Mr. Lew started his career in Information Technology (“IT”) as a Systems Engineer, building out hosted applications and delivering them through terminal computing in the early 2000s. This model would evolve and later be adopted as what is now recognized as cloud computing. After working in the support, implementation, and data center sides of the industry, Mr. Lew went out on his own as an IT consultant. Mr. Lew has lent his expertise to businesses in the construction, hospitality, utilities, education, arts, logistics, law enforcement and technology fields. Additionally, Mr. Lew has given back to the community by volunteering extensively over the past 15 years with various charities and non-profits, focusing on arts and social service organizations. In the interest of becoming a more capable and effective leader, Mr. Lew has completed board governance and diversity training courses and has applied those skills in his volunteer work as well as his professional career. We believe Mr. Lew’s management and experience make him qualified to serve as a director.
Christophe Jeunot
Mr. Jeunot has served as a Director since March 2021. He has served as an independent consultant for the past 20-years, collaborating with Fortune 500 national and international companies as a Story Board Artist aiding in movie, television and branding campaigns. His clients range from Netflix and Peloton to Goldman Sachs, Exxon Mobile, Samsung and 3M, among others. Mr. Jeunot’s European perspective and creativity allows solutions to be derived through an alternative lens, lending to diverse and dynamic thinking within strategic planning sessions. Mr. Jeunot’s affinity for nature and the environment makes him a conscientious proponent for green technologies. We believe Mr. Jeunot’s management and experience make him qualified to serve as a director.
Jonathan Withem
Mr. Withem has served as a Director since March 2021. From July 2017 to November 2022, Mr. Withem served as a Project Manager at ETIX. Mr. Withem contributed to the development of custom interfaces for eCommerce and onsite sales for entertainment company ETIX. As one of the largest interactive ticketing platforms, ETIX processes over 50 million tickets in 40 countries annually. Mr. Withem has experience working with a variety of teams to create, test and release new products, in addition to client training. Mr. Withem’s expertise in project management and budgetary compliance ensures adherence to strict time frames in the achievement of established goals. Mr. Withem currently serves as a Professor at Grand Canyon University. Mr. Withem holds a Bachelor of Arts degree in Music from California Polytechnic State University San Luis Obispo. We believe Mr. Withem’s management and experience make him qualified to serve as a director.
Andrew Call
Andrew Call has served as a Director since April 2022. He has served as the Director of the School of Accountancy at the W. P. Carey School of Business at Arizona State University since July 2018, and has been the Professional Advisory Board Professor of Accounting since July 2021. Mr. Call in integral in leading the school’s initiative in research, curriculum, and outreach efforts. Mr. Call researches various financial reporting topics, including the role of equity analysts in the capital markets, managers' voluntary disclosures of accounting information, and the role of whistleblowers in the discovery of financial misconduct. Mr. Call has taught at both the undergraduate and graduate levels. He has specialist background in Security Analysis, Management Guidance, and Whistleblowing. He has also contributed to or been published in 17 different publications including The Accounting

Review, Journal of Accounting Research, and the Journal of Accounting and Economics. We believe Mr. Call’s financial experience make him qualified to serve as a director and as Chair of our Audit Committee.
Jeff Hail
Jeff Hail has served as our Chief Operating Officer since January 2019, previously serving as Senior Vice President of Operations since April 2014. Mr. Hail’s professional experience has been both in the government and private sector. As a Buyer/Contract Officer with the Arizona Department of Transportation writing, awarding and administering highway services contracts. In the private sector, Mr. Hail experienced success by starting a number of different companies and building them to be the leaders in their niche sectors from both electronics manufacturing to e-commerce. As a result, he brings a broad-based experience level with the operational aspects of running a business in today’s realm. Mr. Hail holds a Bachelor’s of Science degree in Operations and Production Management from the W.P. Carey School of Business at Arizona State University.
Christopher Meinerz
Christopher Meinerz has served as our Chief Financial Officer since May 2023. Mr. Meinerz began his career in public accounting with BDO in Chicago, Illinois, and Grant Thornton in Madison, Wisconsin. Prior to joining the Company, Mr. Meinerz has held the title of Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer including recent appointments of Chief Financial Officer & Chief Operating Officer for Nano Hearing Aids (November 2021 – May 2023), Chief Financial Officer of Tallwave (March 2020 – April 2021, currently retained as an advisor to Board & executive management), Chief Financial Officer for Elite Roofing Supply (August 2018 – December 2019), and Chief Financial Officer for Mobivity Holdings Corp (2015-2018). In his various roles, Mr. Meinerz has been involved with the raising of more than $1 billion of capital and has successfully completed a significant number of transactions, including initial public offerings, acquisitions, and divestitures. Mr. Meinerz holds a Bachelors degree in Business Administration with degrees in Accounting and Finance from University of Wisconsin - Madison.
Term of office. Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.
Family relationships. There are no family relationships among executive officers and directors.
Director or officer involvement in certain legal proceedings. To the best of our knowledge, except as described below, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Code of Ethics
We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Business Conduct is posted on our website at www.alpine4.com/code-of-conduct/.
Board Meeting and Attendance
During fiscal year 2022, our Board held six (6) meetings in person or by telephone. Members of our Board were provided with information between Board meetings regarding the Company’s operations and were consulted on an informal basis with respect to pending business. Each director attended all of the Board meetings and the meetings held by all committees of our Board on which such director served during the year.
Director Independence
Independent Directors
As of the date of this prospectus, Alpine 4 was required by The Nasdaq Stock Market to have a majority of independent directors.
Accordingly, as of the date of this prospectus, the Board had concluded that five of the members of the Board of Directors would qualify as independent directors. The Board of Directors has determined that Ms. Garcia, and Messrs. Call, Lew, Jeunot, and Withem would be independent directors of the Company under the listing standards adopted by The Nasdaq Stock Market. In making these independence determinations, the Board of Directors considered all of the factors that automatically compromise director independence as specified in The Nasdaq Stock Market’s listing standards and determined that none of those conditions existed. In addition, the Board of Directors considered whether any direct or indirect material relationship, beyond those factors that automatically compromise director independence, existed between those directors, their immediate family members, or their affiliated entities, on the one hand, and us and our subsidiaries, on the other hand. The Board of Directors determined, for those directors identified as independent above, that any relationship that existed was not material and did not compromise that director’s independence. We anticipate that our independent directors will meet in an executive session at least once per year. All standing committee members are independent for the purpose of the committees on which they serve.
Board Leadership Structure
We have chosen to split the roles of Chairperson of the Board and Chief Executive Officer. Mr. Wilson serves as Chief Executive Officer while Mr. Winters previously served as the non-executive Chairperson of the Board. On April 6, 2022, the Company announced that the Board of Directors had decided to have a rotating Chair of the Board position, and appointed Gerry Garcia to serves as the non-executive Chairwoman of the Board. Ms. Garcia served as the Chairwoman of the Board from April 6, 2022, through the date of this prospectus. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.
The Board of Directors does not believe that one particular leadership structure is appropriate at all times and will continue to evaluate the Board’s leadership structure from time to time.
Board’s Role in Risk Management
One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight.
In particular, the Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure, which may include financial, legal and regulatory, human capital, information technology and security and reputation risks.
•The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
•The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance policies and the selection of prospective members of the Board of Directors and their qualifications, as well as environmental, social and governance (“ESG”)-related risks.

•The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks.
Like all businesses, we also face threats to our cybersecurity, as we are reliant upon information systems and the Internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Board believes oversight of this risk is appropriately allocated to the Board, although the Board may decide to delegate this responsibility to one of the Committees of the Board. The Board, with input from management, assesses the Company’s cybersecurity risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches. In addition, management and the Board of Directors have recently focused on risks relating to, and the impact on the Company from, the COVID-19 pandemic, and will continue to do so while the situation remains in flux.
Typically, the entire Board of Directors meets with management and the applicable committees of the Board of Directors at least annually to evaluate and monitor respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors’ role in risk oversight does not affect its leadership structure.
Committees of the Board
The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the committees are available on our website www.alpine4.com under the “Investors” tab and then the “Governance” tab. The members of the committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kent B. Wilson
Ian Kantrowitz
Gerry Garcia(1)(2)(3)	X	X	X
Edmond Lew(2)(3)	X	X	X
Christophe Jeunot(2)	X	X
Jonathan Withem(2)	X	X
Andrew Call(4)	X
_______________
(1)Chairwoman of the Board of Directors.
(2)Ms. Garcia, and Messrs. Lew, Jeunot, and Withem were appointed as members of the Audit Committee and the Compensation Committee in March 2021.
(3)Ms. Garcia and Mr. Lew were appointed as members of the Nominating and Corporate Governance Committee on September 18, 2021.
(4)Mr. Call was appointed to the Board on April 6, 2022, and was appointed to the Audit Committee and made chair of the Audit Committee on that date.

EXECUTIVE COMPENSATION
The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers with compensation exceeding $100,000 during 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Kent B. Wilson, Chief Executive Officer	2022	677,082	65,510	—	—	—	—	—	742,592
	2021	424,485	784,297	164,885	—	—	—	—	1,373,667
Jeff Hail, Chief Operating Officer	2022	510,212	55,382	—	—	—	—	—	565,594
	2021	361,381	288,172	34,076	—	—	—	—	683,629
Larry Zic, Chief Financial Officer	2022	405,671	10,000	116,550	—	—	—	—	532,221
	2021	235,492	18,350	—	—	—	—	—	253,842
SaVonnah Osmanski, VP Corporate Controller	2022	182,307	21,000	77,700	—	—	—	—	281,007
	2021	88,485	500	—	—	—	—	—	88,985
Ian Kantrowitz, VP Investor Relations	2022	229,179	15,000	—	—	—	—	—	244,179
	2021	165,745	293,869	27,480	—	—	—	—	487,094
Employment Agreements
Kent Wilson
On February 11, 2021, the Company and Kent Wilson entered into an Executive Employment Agreement (the “Wilson Agreement”). Pursuant to the Wilson Agreement, Mr. Wilson agreed to serve as the Company’s Chief Executive Officer and President, both positions he had held since June 2014, and to continue to render such services to the Company as are customarily rendered by the Chief Executive Officer and President of comparable companies.
The term of the Wilson Agreement is perpetual, and it continues until either party gives notice of termination pursuant to the terms of the agreement. The Company agreed to pay Mr. Wilson a base salary equal to 1% of the prior year’s revenue, beginning from January 1 of each year. The base salary shall not be less than $325,000 or greater than $850,000. The Company also agreed to pay an acquisition stock award bonus to Mr. Wilson on any business acquisition. The value of the acquisition stock award bonus is equal to five percent (5%) of the average three-year adjusted EBITDA of the acquired company, to be paid in shares of Class A common stock or any other class of common or preferred stock agreed between Mr. Wilson and the Company. The Company also agreed to pay an acquisition cash award bonus on any business acquisition. The value of the acquisition cash award bonus is equal to 1.5% of the average three-year adjusted EBITDA of the acquired company, to be paid on the next payroll cycle. Finally, the Company agreed to pay a profit-based cash bonus equal to two percent of the net profit for each quarter that the Company is net profitable, with a maximum payout of $25,000 in any given quarter. Mr. Wilson is entitled to standard employee benefits and life insurance. If Mr. Wilson is released by the Company for any reason other than cause (as defined in the Wilson Agreement), the Company agreed to pay severance of one year’s salary and to cover COBRA costs for Mr. Wilson and his family for one year.
On November 17, 2021, the Company and Mr. Wilson entered into an addendum to the Wilson Agreement, pursuant to which the parties removed language from the Wilson Agreement which had restricted Mr. Wilson’s authority to enter into binding contracts for or on behalf of the Company without the approval of the Company. Following the November 2021 addendum, Mr. Wilson has full authority to enter into contracts and commitments for and on behalf of the Company and all subsidiary companies.

Jeff Hail
On February 25, 2021, the Company and Jeffrey Hail entered into an Executive Employment Agreement (the “Hail Agreement”) to formalize the terms of Mr. Hail’s employment with the Company. Prior to entering into the Hail Agreement, Mr. Hail had been serving as the Company’s Chief Operating Officer since January 2019. Pursuant to the Hail Agreement, Mr. Hail agreed to continue to serve as the Company’s Chief Operating Officer, and to continue to render such services to the Company as are customarily rendered by the Chief Operating Officer of comparable companies.
The term of the Hail Agreement is perpetual, and it continues until either party gives notice of termination pursuant to the terms of the agreement. The Company agreed to pay Mr. Hail a base salary equal to 75% of the base salary of the Company’s Chief Executive Officer, beginning on January 1 of each year. The base salary shall not be less than $273,000.
The Company also agreed to pay an acquisition stock award bonus to Mr. Hail on any business acquisition. The value of the acquisition stock award bonus is equal to two percent (2%) of the average three-year adjusted EBITDA of the acquired company, to be paid in shares of Class A common stock or any other class of common or preferred stock agreed between Mr. Hail and the Company. The Company also agreed to pay an acquisition cash award bonus on any business acquisition. The value of the acquisition cash award bonus is equal to 0.5% of the average three-year adjusted EBITDA of the acquired company, to be paid on the next payroll cycle. Further, the Company agreed to pay to Mr. Hail a profit-based stock award bonus equal to 1.5% of the net profit for each quarter that the Company is more than $500,000 net profitable. Finally, the Company agreed to pay to Mr. Hail a profit-based cash bonus equal to 1.5% of the net profit for each quarter that the Company is net profitable, with a maximum payout of $25,000 in any given quarter. Mr. Hail is entitled to standard employee benefits and life insurance. If Mr. Hail is released by the Company for any reason other than cause (as defined in the Hail Agreement), the Company agreed to pay severance of one year’s salary and to cover COBRA costs for Mr. Hail and his family for one year.
Christopher Meinerz
On May 30, 2023, the Company and Mr. Meinerz entered into an “At Will Employment Agreement” (the “Meinerz Agreement”) relating to Mr. Meinerz’s service as the Company’s Chief Financial Officer. Pursuant to the Agreement, the Company agreed to pay Mr. Meinerz a base pay rate of $275,000 annually, and to pay a bonus of $5,000 per quarter for on-time and accurate quarterly report filings and a bonus of $10,000 for annual on-time and accurate annual report filings. Additionally, the Company agreed to grant to Mr. Meinerz $25,000 shares of the Company’s Class A common stock after 90 days of successful employment with the Company. Mr. Meinerz will also receive 80 hours of annual paid time off for 2023 and 120 hours of paid time off beginning in 2024, and he will be entitled to participate in the company’s health, welfare, and retirement plans, and in the incentive plan.
Outstanding Equity Awards
There are no current outstanding equity awards as of December 31, 2022.
Director Compensation
The following table sets forth the amounts paid to the Company's directors for their service as directors of the Company during the year ended December 31, 2022.

Name	Fees earned or paid in cash	Stock awards	Option awards	All other compensation	Total
	($)	($)	($)	($)	($)
Ian Kantrowitz(1)	$73,385	$—	$—	$—	$73,385
Kent Wilson(1)	$73,385	$—	$—	$—	$73,385
Christopher Jeunot	$28,519	$—	$—	$—	$28,519
Gerry Garcia	$30,154	$—	$—	$—	$30,154
Andrew Call	$22,954	$—	$—	$—	$22,954
Edmond Lew	$31,788	$—	$—	$—	$31,788
Jonathan Withem	$28,231	$—	$—	$—	$28,231
Charles Winters(2)	$73,385	$—	$—	$50,640	$124,025
__________________
(1)The compensation of Mr. Wilson and Mr. Kantrowitz, who are also executive officers of the Company, are set forth above.
(2)The all other compensation in the table below for Mr. Winters is salary earned while he was employed by the Company.
Securities Authorized for Issuance under Equity Compensation Plans
Adoption of 2016 Stock Option and Stock Award Plan
On November 10, 2016, the Company's Board of Directors adopted the Company's 2016 Stock Option and Stock Award Plan (the “2016 Plan”). Pursuant to the Plan, the Company may issue stock options, including incentive stock options and non-qualifying stock options, and stock grants to employees and consultants of the Company, as set forth in the Plan, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016. The Company has reserved 250,000 shares of the Company's Class A common stock for issuance under the Plan.
Adoption of 2021 Equity Incentive Plan
On December 8, 2021, the Company’s Board of Directors adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). Pursuant to the 2021 Plan, the Company may issue (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards. The 2021 Plan will enable the Company to provide stock-based incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; promote the success of the Company’s business; and to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long range success. A copy of the Plan was filed as Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on February 1, 2022. The 2021 Plan was approved by the Company’s shareholders at the 2021 Annual Meeting on March 25, 2022.
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	223,750	$1.52	651,250
Equity compensation plans not approved by security holders
Total	223,750	$1.52	651,250

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information regarding beneficial ownership of Alpine 4 Class A, Class B, and Class C common stock and Series B Preferred Stock as of June 30, 2023, (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of Alpine 4, and (iii) by all of the directors and executive officers of Alpine 4 as a group. The percentages are based on the following figures:
•22,744,757 shares of Class A common stock;
•906,012 shares of Class B common stock;
•1,532,210 shares of Class C common stock; and
•3 shares of Series B Preferred stock.
Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address of each person listed below is c/o Alpine 4 Holdings, Inc. 2525 E Arizona Biltmore Circle, Suite 237, Phoenix, Arizona, 85016.

Name and Address of beneficial owner (1); Class of Securities	Title/Class of Security	Number of Shares	Beneficial Ownership of Shares Listed	Votes	Total Voting Power (2)
Kent B. Wilson Chief Executive Officer, Director	CLASS A	188,515	0.79%	188,515
	CLASS B	366,936	40.50%	3,669,360
	CLASS C	123,772	8.08%	618,860
	B Preferred	2	66.67%	54,236,103
Total Votes				58,712,838	48.11%

Ian Kantrowitz Director	CLASS A	104,177	0.43%	104,177
	CLASS B	187,429	20.69%	1,874,290
	CLASS C	126,218	8.24%	631,090
	B Preferred	1	33.33%	27,118,051
Total Votes				29,727,608	24.36%

Jeff Hail Chief Operating Officer	CLASS A	10,816	0.05%	10,816
	CLASS B	140,527	15.51%	1,405,270
	CLASS C	100,938	6.59%	504,690
	B Preferred	—	—%	—
Total Votes				1,920,776	1.57%

Gerry Garcia Director	CLASS A	1,250	0.01%	1,250
	CLASS B	—	—%	—
	CLASS C	126	0.01%	630
	B Preferred	—	—%	—
Total Votes				1,880	*%

Edmond Lew Director	CLASS A	15,460	0.06%	15,460
	CLASS B	—	—%	—
	CLASS C	1,021	0.07%	5,105
	B Preferred	—	—%	—
Total Votes				20,565	0.02%

Christophe Jeunot Director	CLASS A	22,112	0.09%	22,112
	CLASS B	—	—%	—
	CLASS C	3,403	0.22%	17,015
	B Preferred	—	—%	—
Total Votes				39,127	0.03%

Jonathan Withem Director	CLASS A	—	—%	—
	CLASS B	—	—%	—
	CLASS C	—	—%	—
	B Preferred	—	—%	—
Total Votes				—	—%

Andrew Call Director	CLASS A	—	—%	—
	CLASS B	—	—%	—
	CLASS C	—	—%	—
	B Preferred	—	—%	—
Total Votes				—	—%

As Officers and Directors as a Group	CLASS A	342,330	1.43%	342,330
(8 people)	CLASS B	694,892	76.70%	6,948,920
	CLASS C	355,478	23.20%	1,777,390
	B Preferred	3	100.00%	81,354,154
Total Votes				90,422,794	74.09%

There are no stockholders’ with greater than 5% ownership
_______________
*Less than 0.01%
(1)Except as otherwise indicated, the address of the stockholder is: Alpine 4 Holdings, Inc., 2525 E Arizona Biltmore Cir, Suite 237, Phoenix AZ 85016.
(2)The Voting Power column includes the effect of shares of Class B common stock, Class C common stock, and Series B Preferred Stock held by the named individuals, as indicated in the footnotes below. Each share of Class B common stock has 10 votes. Each share of Class C common stock has 5 votes. Collectively, all of the shares of Series B Preferred have voting power equal to 200% of the total voting power of all other Classes or series of outstanding shares. Each Series B Preferred share has a fractional portion of that aggregate vote.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
All related party transactions are discussed and considered by the senior management team before the transactions are executed and are escalated to the Board of Directors for review and approval as appropriate and necessary.
On January 25, 2023, the Company issued a $200,000 six-month note payable due July 29, 2023 to Ian Kantrowitz, our Vice President of Investor Relations and a member of the Board of Directors. The note has an annual interest rate of 30%. On July 31, 2023, the Company and Mr. Kantrowitz executed a revised note with the Company issuing a $230,000 note payable due on January 21, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($200,000) plus the accrued interest on the original note as of the maturity date ($30,000). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $230,000 principal balance and $13,608 in accrued interest is outstanding.
On January 30, 2023, the Company issued a $50,000 six-month note payable due July 29, 2023 to Christoph Jeunot, a member of the Board of Directors, with an annual interest rate of 30%. On August 1, 2023, the Company and Mr. Jeunot executed a revised note with the Company issuing a $57,500 note payable due on January 24, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($50,000) plus the accrued interest on the original note as of the maturity date ($7,500). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the $57,500 principal balance and $3,258 in accrued interest is outstanding.
On January 30, 2023, the Company issued a $50,000 six-month note payable due July 29, 2023 to Shannon Rigney, our Vice President of Social Media & Press Releases, with an annual interest rate of 30%. On July 31, 2023, the Company and Ms. Rigney executed a revised note with the Company issuing a $57,500 note payable due on January 25, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($50,000) plus the accrued interest on the original note as of the maturity date ($7,500). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $57,500 principal balance and $3,210 in accrued interest is outstanding.
On February 1, 2023, the Company issued a $65,000 six-month note payable due August 1, 2023 to Jeffrey Hail, our Chief Operating Officer, with an annual interest rate of 30%. On August 2, 2023, the Company and Mr. Hail executed a revised note with the Company issuing a $74,750 note payable due on January 28, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($65,000) plus the accrued interest on the original note as of the maturity date ($9,750). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $74,750 principal balance and $3,987 in accrued interest is outstanding.
On February 2, 2023, the Company issued a $50,000 six-month note payable due August 2, 2023 to Edmond Lew, a member of the Board of Directors, with an annual interest rate of 30%. On August 1, 2023, the Company and Mr. Lew executed a revised note with the Company issuing a $57,500 note payable due on January 28, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($50,000) plus the accrued interest on the original note as of the maturity date ($7,500). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $57,500 principal balance and $3,067 in accrued interest is outstanding.
On February 3, 2023, the Company issued a $20,000 six-month note payable due August 1, 2023 to Gabriel Garcia, the spouse of our Chairwomen of the Board of Directors, with an annual interest rate of 30%. On August 3, 2023, the Company and Mr. Garcia executed a revised note with the Company issuing a $23,000 note payable due on January 27, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($20,000) plus the accrued interest on the original note as of the maturity date ($3,000). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $23,000 principal balance and $1,208 in accrued interest is outstanding.

On February 9, 2023, the Company issued a $110,000 six-month note payable due August 8, 2023 to Jeffrey Hail, our Chief Operating Officer, with an annual interest rate of 30%. On August 2, 2023, the Company and Mr. Hail executed a revised note with the Company issuing a $126,500 note payable due on February 5, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($110,000) plus the accrued interest on the original note as of the maturity date ($16,500). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $126,500 principal balance and $5,903 in accrued interest is outstanding.
On February 10, 2023, the Company issued a $10,000 six-month note payable due August 9, 2023 to Kent Wilson, our Chief Executive Officer and a member of the Board of Directors, with an annual interest rate of 30%. On August 2, 2023, the Company and Mr. Wilson executed a revised note with the Company issuing a $11,500 note payable due on February 5, 2024 with all other terms remaining the same as the original note. The new principal balance represents the original note principal ($10,000) plus the accrued interest on the original note as of the maturity date ($1,500). Both notes were issued to be utilized for general corporate purposes. As of the date of the prospectus, the full $11,500 principal balance and $537 in accrued interest is outstanding.

DESCRIPTION OF SECURITIES
Authorized Capital Stock
Our authorized capital stock consists of 230,000,000 shares of which 225,000,000 shares are common stock, par value $0.0001 per share, and 5,000,000 shares are preferred stock, par value of $0.0001 per share.
Common Stock
Pursuant to our amended Certificate of Incorporation, we are authorized to issue three classes of common stock: Class A common stock (200,000,000 shares); Class B common stock (10,000,000 shares); and Class C common stock (15,000,000 shares).
Voting Rights
Holders of our Class A, Class B, and Class C common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share; holders of our Class B common stock will be entitled to ten (10) votes per share; and holders of our Class C common stock will be entitled to five (5) votes per share. Holders of shares of Class A, Class B, and Class C common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.
Dividends
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be; the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be; and the holders of Class C common stock shall receive Class C common stock, or rights to acquire Class C common stock, as the case may be.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.
Conversion
Class A Common
Our Class A common stock is not convertible into any other shares of our capital stock.
Class B Common
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Certificate of Incorporation.
Once converted into Class A common stock, the Class B common stock will be classified as authorized and unissued, and may be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Class C Common
Each share of Class C common stock is convertible as follows:
•Between the date of issuance by the Company to the holder (the “Issuance Date”) and the third anniversary of the Issuance Date, the Class C common stock may not be converted into Class A common stock.
•Beginning on the third anniversary of the Issuance Date (the “Initial Conversion Date”), the shareholder may convert up to 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the fourth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the fifth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.
•Beginning on the sixth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.
•The conversion schedule and limitations above are referred to herein as the “Conversion Schedule.
•As discussed more fully below, any transfer of Class C common stock shall result in the Initial Conversion Date being deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.
Once converted into Class A common stock, the Class C common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Restrictions on Transfer
Class A Common
There are no restrictions on the transfer of the Class A common stock, other than restrictions required by federal and state securities laws.
Class B Common
Each share of Class B common stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A common stock upon a Transfer (as defined in the Amendment) of such share, other than a Transfer:
•from a Class B Stockholder to any other Class B Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:
◦Certain trusts;
◦An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;
◦Certain entities, including a corporation over which such Class B Stockholder has voting control; a partnership over which such Class B Stockholder has voting control; a limited liability company over which such Class B Stockholder has voting control;
•by a Class B Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B common stock as of the transfer to certain persons listed in the Amendment;
Additionally, each share of Class B common stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A common stock upon the death of such Class B Stockholder.
Shares of Class B common stock that are converted into shares of Class A common stock as provided in this section shall be retired and may not be reissued.
Class C Common
Upon the Transfer (as defined in the Amendment) of any share of Class C common stock other than a Transfer:
•from a Class C Stockholder to any other Class C Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class C Stockholder and/or any other Permitted Entity established by or for such Class C Stockholder:
◦Certain trusts;
◦An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;
◦Certain entities, including a corporation over which such Class C Stockholder has voting control; a partnership over which such Class C Stockholder has voting control; a limited liability company over which such Class C Stockholder has voting control;
•by a Class C Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class C common stock as of the transfer to certain persons listed in the Amendment;
the Initial Conversion Date shall be deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.
Additionally, each share of Class C common stock held of record by a Class C Stockholder who is a natural person, or by such Class C Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class C Stockholder.
The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212.828.8436.
Preferred Stock
We are authorized by our Certificate of Incorporation to issue one or more series of preferred stock, and our Board of Directors is authorized to determine the rights, preferences, and terms of any such series without being required to seek approval of the shareholders. This is often referred to as having “blank check” preferred stock rights.
As of the date of this prospectus, we had one series of preferred stock outstanding, our Series B Convertible Preferred Stock (the “Series B Preferred Stock”).
The terms of the Series B Preferred Stock include the following:
•Number of shares: The Company designated 100 shares of Series B Preferred Stock.

•The Stated Value of the Series B Preferred Stock is $1.00 per share.
•No dividends will accrue.
•Voting Rights
◦If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of common stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.
◦If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to:
–Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock
•Divided by:
◦the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.
•Liquidation
◦Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.
•Conversion: The Series B Preferred Stock shall be convertible into shares of the Company's Class A common stock only as follows:
◦In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).
◦Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
As of the date of this prospectus, we had 3 shares of Series B Preferred Stock outstanding, held by the members of our Board of Directors.
Anti-Takeover Provisions of Our Charter Documents and Delaware Law
Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.
Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.
Additionally, as noted, our Charter provides our Board with “blank check” preferred stock authority, by which means the Board of Directors may designate a new series of preferred stock, and determine the rights and preferences, including voting rights, without the need to seek approval from our shareholders.
Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
No Cumulative Voting
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Stockholder Action by Written Consent
Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.
Limitation of Liability and Indemnification of Officers and Directors
Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses, and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

PLAN OF DISTRIBUTION
We are offering up to 9,859,155 Units, based on an assumed public offering price of $0.71 per Unit, which represents the closing price of our Class A common stock on Nasdaq on October 3, 2023, gross proceeds of up to approximately $7.0 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition of closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.
A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated July 11, 2023. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with the institutional investors, at the investors option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.
We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about October 10, 2023.
We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.
Fees and Expenses
This offering is being conducted on a reasonable best efforts basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Unit (including Class A common stock)	Per Unit (including Pre-Funded Warrants)	Total
Public Offering Price(1)	$	$	$
Placement Agent Fees(2)	$	$	$
Proceeds to Company (before expenses) (3)	$	$	$
__________________
(1)The combined public offering price is $$0.71 per share of Class A common stock and accompanying Warrant and $$0.71 per Pre-Funded Warrant and accompanying Warrant.
(2)Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $100,000 and pay the Placement Agent a non-accountable expense allowance of $10,000.
(3)The amount of offering proceeds to us presented in this table assumes No Pre-Funded Warrants are issued in lieu of shares of Class A common stock and does not give effect to any exercise of the Warrants.
We have agreed to pay to the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering.
We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by the placement agent in connection with this offering in an amount equal to $100,000 and for certain non-accountable expenses, up to $10,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $200,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “ALPP.” We do not plan to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.
Lock-Up Agreements
We have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Class A common stock or other securities convertible into or exercisable or exchangeable for our Class A common stock for a period of 30-days after this offering is completed without the prior written consent of the Placement Agent. We have also agreed, subject to certain exceptions, not to effect or enter into an agreement to effect any issuance by us or any of our subsidiaries of shares of our Class A common stock or other securities convertible into or exercisable or exchangeable for our Class A common stock involving a variable rate transaction for a period of 90-days. Additionally, each of our officers and directors as of the date of this prospectus have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Class A common stock or other securities convertible into or exercisable or exchangeable for our Class A common stock for a period of 90-days after this offering is completed without the prior written consent of the Placement Agent.
Indemnification
We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.
Determination of Offering Price and Exercise Price
The actual public offering price of the securities we are offering, and the exercise price of the Warrants included in the Units and the Pre-Funded Warrants that we are offering, will be negotiated between us and the investors in the offering based on the trading of our common stock prior to the offering, amongst other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants included in the Units and the Pre-Funded Warrants that we are offering, will include the stage of development of our business, our business plans for the future and the extend to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as are deemed relevant.
The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our shares of Class A common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule415(a)(4)under the Securities Act and Rule10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:
may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Discretionary Accounts
The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Other Activities and Relationships
The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SHARES TO BE OFFERED BY THE SELLING STOCKHOLDERS
In addition to the Units being offered by the Company, this registration statement registers the resale of certain shares of our Class A common stock by three Selling Shareholders: Armistice Capital Master Fund, Ltd. (“Armistice”); Mast Hill Fund L.P., a Delaware limited partnership (“Mast Hill”); and J.H. Darbie & Co. (“JH Darbie”).
Shares Registered for Resale by Armistice
This registration statement registers the resale of up to 1,719,721 shares of Class A common stock issuable upon exercise of the Warrants that were issued to Armistice.
July 2022 Offering of Shares and Warrants
On July 11, 2022, we entered into a securities purchase agreement with Armistice and other investors, pursuant to which we agreed to offer and sell to Armistice, in a registered direct offering, 1,630,435 shares of our Class A common stock (the “2022 Armistice Shares”) and warrants to purchase up to 1,630,435 Shares of Class A common stock (the “2022 Armistice Warrants”).
The 2022 Armistice Shares, the 2022 Armistice Warrants, and the shares of common stock issuable upon exercise of the 2022 Armistice Warrants (the “2022 Armistice Warrant Shares”) were offered by us pursuant to an effective shelf registration statement on Form S-3 (No. 333-252539), which was declared effective by the SEC on February 10, 2021, and a corresponding prospectus supplement, dated July 11, 2022.
The exercise price and number of 2022 Armistice Warrant Shares were subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the 2022 Armistice Warrants, and the number of 2022 Armistice Warrant Shares and the exercise price were adjusted in connection with the Reverse Split that took effect on May 15, 2023.
November 2021 Offering of Shares and Warrants
On November 23, 2021, the Company entered into a securities purchase agreement with certain purchasers, pursuant to which the Company will sell to the Purchasers in a registered direct offering, an aggregate of 1,071,429 shares of Class A common stock and warrants to purchase up to 535,715 shares of Class A common stock underlying the Warrants, for aggregate gross proceeds to the Company of $24,000,000.
In connection with the November 23, 2021 transaction, we issued warrants to purchase up to 89,286 shares of Class A common stock to an investor which subsequently assigned the warrants (the “2021 Armistice Warrants”) to Armistice.
The exercise price and number of 2021 Armistice Warrant Shares also were subject to adjustment in the event of any stock dividend, or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the 2021 Armistice Warrants, and the number of 2021 Armistice Warrant Shares and the exercise price were adjusted in connection with the Reverse Split that took effect on May 15, 2023.
We are registering the resale by Armistice of the 1,719,721 shares of Class A common stock issuable upon exercise of the 2022 Armistice Warrants and the 2021 Armistice Warrants in order to permit Armistice to offer the shares for resale from time to time. Except for its participation in our financing that closed on July 13, 2022, Armistice has not had any material relationship with us within the past three years.
Shares Registered for Resale by Mast Hill
On June 29, 2023, the Company entered into a securities purchase agreement with Mast Hill, pursuant to which the Company issued and sold to Mast Hill a senior convertible promissory note in the aggregate principal amount of $1,670,000 (the “Senior Note”), convertible into shares (the “Conversion Shares”) of the Company’s Class A common stock (the “Common Stock”), pursuant to the terms, conditions, and limitations set forth in the Senior Note. The Company also agreed to issue to Mast Hill (i) a common stock purchase warrant (the “Mast Hill Warrant”) to purchase 200,000 shares of Common Stock (the “MH Warrant Shares”), (ii) 67,400 shares of Common Stock (the “MH First Commitment Shares”), and 1,200,000 shares of Common Stock (the “MH Second Commitment Shares”). Under the Transaction Agreement, the MH Second Commitment Shares will be returned to the Company upon the Company’s full performance of certain specified obligations under the Mast Hill transaction agreements, but will become non-returnable should certain events of default occur as defined under the terms of the Mast Hill transaction agreements.
We are registering the resale by Mast Hill of the 1,467,400 shares of Class A common stock, consisting of the MH Warrant Shares, the MH First Commitment Shares, and the MH Second Commitment Shares in order to permit Mast Hill to offer the shares for resale from time to time. Except for its participation in our financing that closed on June 29, 2023, Mast Hill has not had any material relationship with us within the past three years.
Shares Registered for Resale by JH Darbie
JH Darbie served as the finder in connection with the offer and sale of the Note to Mast Hill. JH Darbie received a warrant (the “JH Darbie Warrant”) to purchase 3,579 shares of the Company’s Common stock (the “JH Darbie Warrant Shares”).
We are registering the resale by JH Darbie of the JH Darbie Warrant Shares in order to permit JH Darbie to offer the shares for resale from time to time. Except for its participation in our financing that closed on June 29, 2023, JH Darbie has not had any material relationship with us within the past three years.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by such Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of September 20, 2023, assuming exercise of all of the warrants held by such Selling Stockholders on such date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.
This prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Mast Hill Warrants and JH Darbie Warrants (collectively, the “Warrants”), determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Under the terms of the Warrants, the Selling Stockholders may not exercise their Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See Plan of Distribution.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned After the Offering (3)
Armistice Capital Master Fund Ltd. (1)(2)	1,719,721	1,719,721	0	—%
Mast Hill Fund L.P. (4)(5)	1,467,400	1,467,400	0	—%
JH Darbie & Co. (6)(7)	3,579	3,579	0	—%
__________________
(1)The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the Master Fund), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (Armistice Capital), as the investment manager of the Master Fund; and

(ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)The number of shares beneficially owned includes (i) 0 shares of Class A common stock, and (ii) 1,719,721 shares of common stock issuable upon exercise of the 2022 Armistice Warrants and the 2021 Armistice Warrants. The warrants are subject to a beneficial ownership limitation of 4.99% or 9.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentage in the table do not give effect to the beneficial ownership limitations.
(3)Based on 24,331,406 shares of Class A common stock outstanding as of October 4, 2023, and assumes that following the offering all of the warrants will have been exercised (such that 26,254,706 shares of common stock will be outstanding), and all of the shares offered by the Selling Stockholder hereunder will have been sold.
(4)The securities listed in the table above are directly held by Mast Hill Fund L.P., a Delaware limited partnership, The address of Mast Hill is 48 Parker Road, Wellesley, MA 02482.
(5)The number of shares listed in the table above includes 200,000 MH Warrant Shares; 67,400 MH First Commitment Shares; and 1,200,000 MH Second Commitment Shares. However, under the Mast Hill securities purchase agreement, the MH Second Commitment Shares will be returned to the Company upon the Company’s full performance of certain specified obligations under the securities purchase agreement, including repayment of the Senior Note per the schedule set forth in the Senior Note, but will become non-returnable should certain events of default occur as defined under terms of the Mast Hill transaction agreements.
(6)The securities listed in the table above are directly held by JH Darbie & Co. The address of JH Darbie is 48 Wall Street, Suite 1206, New York, NY 10005.
(7)The shares listed in the table above consists of the shares issuable upon exercise of the JH Darbie Warrants.

PLAN OF DISTRIBUTION – SELLING STOCKHOLDERS
The common stock offered by this prospectus is being offered by the three Selling Stockholders listed above. The common stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for the common stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
The Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.
The Selling Stockholders may use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Each such broker-dealer will receive commissions from the Selling Stockholders that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive.
We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.
Our common stock is quoted on the Nasdaq Capital Markets under the symbol “ALPP.”

LEGAL MATTERS
The legal validity of the securities offered by this prospectus will be passed upon for us by Kirton McConkie, P.C., Salt Lake City, Utah.
EXPERTS
The consolidated financial statements of Alpine 4 Holdings, Inc. as of December 31, 2021 and for the year then ended, appearing in this prospectus and the registration statement, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Alpine 4 Holdings, Inc. as of December 31, 2022 and for the year then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.
In addition, since our common stock is registered under the Securities Exchange Act of 1934, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website, www.alpine4.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an internet site that contains the reports, proxy and information statements, and other information we electronically file with or furnish to the SEC, located at http://www.sec.gov.
Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of Alpine 4 Holdings, Inc. and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Alpine 4 Holdings, Inc. and subsidiaries (the Company) as of December 31, 2022, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows, for the year then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1A to the financial statements, the Company has suffered recurring losses from operations and recurring negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company's auditor since 2022.
Phoenix, Arizona
May 5, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of Alpine 4 Holdings, Inc and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Alpine 4 Holdings, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2021, and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company's auditor from 2015 to 2022.
Houston, Texas
April 13, 2022, except for the restatement discussed in Note 1 as to which the date is March 16, 2023.

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash	$2,673,541	$3,715,666
Accounts receivable, net	17,139,944	11,875,176
Contract assets	1,402,788	877,904
Inventory	25,258,369	24,419,654
Prepaid expenses and other current assets	2,428,223	1,955,907
Total current assets	48,902,865	42,844,307

Property and equipment, net	19,503,485	28,101,471
Intangible assets, net	36,282,609	39,180,664
Right of use assets	16,407,566	1,460,206
Goodwill	22,680,084	22,680,084
Other non-current assets	1,855,605	357,118
TOTAL ASSETS	$145,632,214	$134,623,850

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$8,608,554	$7,744,957
Accrued expenses	6,749,890	5,074,006
Contract liabilities	5,284,285	6,359,449
Notes payable, current portion	3,201,136	5,690,524
Line of credit, current portion	7,426,814	4,473,489
Financing lease obligation, current portion	725,302	649,343
Operating lease obligation, current portion	1,318,885	428,596
Total current liabilities	33,314,866	30,420,364

Notes payable, net of current portion	4,266,350	8,426,105
Line of credit, net of current portion	7,215,520	5,640,051
Financing lease obligations, net of current portion	14,592,813	15,319,467
Operating lease obligations, net of current portion	15,262,494	1,066,562
Series C and Series D preferred stock subject to redemption	—	400,092
Deferred tax liability	988,150	1,861,165
TOTAL LIABILITIES	75,640,193	63,133,806

Commitment and contingencies (Note 11)
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	—	—
Series B preferred stock; $1.00 stated value; 100 shares authorized, 5 and 5 shares issued and outstanding at December 31, 2022 and 2021	5	5
Class A Common stock, $0.0001 par value, 295,000,000 shares authorized, 178,425,932 and 161,798,817 shares issued and outstanding at December 31, 2022 and 2021	17,844	16,182
Class B Common stock, $0.0001 par value, 10,000,000 shares authorized, 8,548,088 and 8,548,088 shares issued and outstanding at December 31, 2022 and 2021	854	854
Class C Common stock, $0.0001 par value, 15,000,000 shares authorized, 12,238,232 and 12,500,200 shares issued and outstanding at December 31, 2022 and 2021	1,224	1,250
Additional paid-in capital	141,723,921	130,348,267

	December 31, 2022	December 31, 2021
Accumulated deficit	(71,751,827)	(58,876,514)
Total stockholders' equity (deficit)	69,992,021	71,490,044
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$145,632,214	$134,623,850
The accompanying notes are an integral part of these consolidated financial statements.

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2022	2021

Revenues, net	$104,563,002	$51,640,813
Cost of revenues	82,848,600	43,942,815
Gross Profit	21,714,402	7,697,998

Operating expenses:
General and administrative expenses	37,531,794	27,987,920
Research and development	876,542	1,464,918
Impairment loss of intangible asset and goodwill	—	367,519
Gain on sale of property	(5,938,150)	—
Total operating expenses	32,470,186	29,820,357
Loss from operations	(10,755,784)	(22,122,359)

Other income (expenses)
Interest expense	(3,124,132)	(3,289,233)
Gain on extinguishment of debt	—	803,079
Gain on forgiveness of debt	—	3,896,108
Impairment loss on equity investment	—	(1,350,000)
Other income	270,609	635,526
Total other income (expenses)	(2,853,523)	695,480

Loss before income tax	(13,609,307)	(21,426,879)

Income tax (benefit)	(733,994)	(1,943,741)

Net loss	$(12,875,313)	$(19,483,138)

Weighted average shares outstanding:
Basic	190,779,052	164,216,808
Diluted	190,779,052	164,216,808

Basic loss per share	$(0.07)	$(0.12)

Diluted loss per share	$(0.07)	$(0.12)
The accompanying notes are an integral part of these consolidated financial statements.

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Class A Common Stock		Class B Common Stock		Class C Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020	5	$5	—	$—	—	$—	126,363,158	$12,636	9,023,088	$902	14,162,267	$1,417	$25,144,136	$(39,393,376)	$(14,234,280)

Issuance of shares of common stock for cash	—	—	—	—	—	—	18,428,827	1,844	—	—	—	—	76,491,149	—	76,492,993
Issuance of shares of common stock for convertible note payable and accrued interest		—	—	—	—	—	7,384,018	740	—	—	—	—	1,886,156	—	1,886,896
Conversion of Class C to Class A	—	—	—	—	—	—	1,617,067	162	—	—	(1,617,067)	(162)	—	—	—
Conversion of Class B to Class A	—	—	—	—	—	—	475,000	48	(475,000)	(48)	—	—	—	—	—
Repurchase of class C common stock	—	—	—	—	—	—	—	—	—	—	(45,000)	(5)	(185,845)	—	(185,850)
Issuance of shares of common stock for compensation	—	—	—	—	—	—	199,018	21	—	—	—	—	261,504	—	261,525
Issuance of shares of common stock and warrants for acquisition	—	—	—	—	—	—	4,922,471	492	—	—	—	—	15,066,719	—	15,067,211
Conversion of series D preferred stock to Class A	—	—	—	—	—	—	1,066,868	105	—	—	—	—	5,194,329	—	5,194,434
Conversion of series C preferred stock to Class A	—	—	—	—	—	—	1,342,390	134	—	—	—	—	6,361,153	—	6,361,287
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	36,538	—	36,538

	Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Class A Common Stock		Class B Common Stock		Class C Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beneficial conversion feature on convertible notes	—	—	—	—	—	—	—	—	—	—	—	—	92,428	—	92,428
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(19,483,138)	(19,483,138)
Balance, December 31, 2021	5	5	—	—	—	—	161,798,817	16,182	8,548,088	854	12,500,200	1,250	130,348,267	(58,876,514)	71,490,044

Issuance of shares of common stock for compensation	—	—	—	—	—	—	211,236	22	—	—	—	—	231,555	—	231,577
Exchange of shares of common stock for compensation	—	—	—	—	—	—	37,500	4	—	—	(37,500)	(4)	—	—	—
Conversion of Series D preferred stock to Class A	—	—	—	—	—	—	63,907	7	—	—	—	—	365,463	—	365,470
Conversion of Series C preferred stock to Class A	—	—	—	—	—		8,245	—	—	—	—	—	34,622	—	34,622
Conversion of Class C Common stock to Class A	—	—	—	—	—	—	224,468	22	—	—	(224,468)	(22)	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	473,159	—	473,159
Shares issued from ATM	—	—	—	—	—	—	1,589,005	159	—	—	—	—	1,097,303	—	1,097,462
Issuance of shares of common stock for cash, net of offering costs	—	—	—	—	—	—	14,492,754	1,448	—	—	—	—	9,173,552	—	9,175,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(12,875,313)	(12,875,313)
Balance, December 31, 2022	5	$5	—	$—	—	$—	178,425,932	$17,844	8,548,088	$854	12,238,232	$1,224	141,723,921	$(71,751,827)	$69,992,021

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(12,875,313)	$(19,483,138)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	3,026,483	2,396,966
Amortization	3,148,055	1,757,393
Gain on extinguishment of debt	—	(803,079)
Gain on forgiveness of debt	—	(3,896,108)
Amortization of preferred stock fair value	—	(545,509)
Income tax benefit	(733,994)	(1,943,741)
Gain on sale of property	(5,938,150)	—
Bad debt expense	202,761	3,028,757
Employee stock compensation	704,736	298,063
Amortization of debt discounts	—	1,436,052
Operating lease expense	1,006,683	412,898
Impairment loss on equity investment	—	1,350,000
Impairment loss of intangible asset and goodwill	—	367,519
Write off of inventory	691,061	237,192
Change in current assets and liabilities:
Accounts receivable	(5,467,529)	(4,235,353)
Inventory	(1,529,776)	(6,795,719)
Contract assets	(524,884)	(160,483)
Prepaid expenses and other assets	(1,970,803)	(87,950)
Accounts payable	724,576	725,596
Accrued expenses	1,675,884	614,399
Contract liabilities	(1,075,164)	332,032
Operating lease liability	(642,822)	(429,529)
Net cash used in operating activities	(19,578,196)	(25,423,742)

INVESTING ACTIVITIES:
Capital expenditures	(1,067,157)	(3,571,253)
Proceeds from sale of asset	140,710	—
Proceeds from sale of building	12,454,943	—
Cash paid in international technology agreement	(250,000)	—
Cash paid for acquisitions	—	(37,324,035)
Cash paid for equity investment	—	(350,000)
Cash assumed in acquisition	—	81,442
Net cash used in investing activities	11,278,496	(41,163,846)

FINANCING ACTIVITIES:
Proceeds from the sale of common stock	11,097,462	76,492,993
Proceeds from issuances of notes payable, non-related party	500,000	16,078
Proceeds from issuances of convertible notes payable	—	408,000
Net proceeds from lines of credit	4,795,213	2,575,552
Cash paid for debt issuance costs	(266,419)	—

	Years Ended December 31,
	2022	2021
Cash paid for equity issuance costs	(825,000)	—
Repurchase of common stock	—	(185,850)
Repayment of mortgage	(4,642,043)	—
Repayments of notes payable, related party	—	(238,651)
Repayments of notes payable, non-related parties	(2,750,943)	(7,161,807)
Repayments of convertible notes payable	—	(1,688,464)
Cash paid on financing lease obligations	(650,695)	(637,180)
Net cash provided by financing activities	7,257,575	69,580,671

NET INCREASE (DECREASE) IN CASH	(1,042,125)	2,993,083

CASH , BEGINNING BALANCE	3,715,666	722,583

CASH, ENDING BALANCE	$2,673,541	$3,715,666

CASH PAID FOR:
Interest	$2,231,600	$1,973,818
Income taxes	$—	$54,058

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for convertible note payable and accrued interest	$—	$1,886,896
ROU asset and operating lease obligation recognized under Topic 842	$15,729,043	$95,029
Equipment purchased on financing lease	$243,843	$—
Beneficial conversion feature on convertible notes	$—	$92,428
Common stock issued for acquisition	$—	$15,067,211
Remeasurement of finance lease liability	$—	$279,287
Mortgage on property purchase	$—	$4,680,000
Accounts receivable converted to equity investment	$—	$1,000,000
Issuance of shares of series D preferred stock for acquisition	$—	$6,653,309
Notes payable issued to the Sellers for the purchase of DTI	$—	$2,000,000
Conversion of series D preferred stock for common stock	$—	$136
Conversion of series C preferred stock for common stock	$—	$171
The accompanying notes are an integral part of these consolidated financial statements.

Note 1 - Restatement of Consolidated Financial Statements
As more fully discussed in the Form 10-K/A filed on March 17, 2023, the Company restated its consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended to correct errors related to purchase accounting impacting income taxes related to the deferred tax liabilities for certain acquisitions the Company made in 2020 and 2021, the classification of the Series C and Series D preferred shares issued in connection with these acquisitions, errors in the valuation of certain assets acquired for one of the acquisitions in 2021, and errors in the recording of forgiveness of PPP loans that were assumed as part of certain acquisitions in 2020 and 2021.
Note 1A – Organization and Basis of Presentation
Alpine 4 Holdings, Inc. (together with its subsidiaries, the “Company,” “we,” or “our”), was incorporated under the laws of the State of Delaware on April 22, 2014. The Company was formed to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. On March 2, 2021, the Company changed its name from Alpine 4 Technologies Ltd. to Alpine 4 Holdings, Inc.
Effective April 1, 2016, the Company purchased all of the outstanding capital stock of Quality Circuit Assembly, Inc., a California corporation (“QCA”).
Effective January 1, 2019, the Company purchased all of the outstanding capital stock of Morris Sheet Metal Corp., an Indiana corporation (“MSM”), JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company (collectively “Morris” or “MSM”).
Effective November 6, 2019, the Company purchased all of the outstanding capital stock and units of Deluxe Sheet Metal, Inc., an Indiana corporation, and DSM Holding, LLC, an Indiana limited liability company, and purchased certain real estate from Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”).
Effective February 21, 2020, the Company purchased all of the outstanding units of Excel Fabrication, LLC., an Idaho limited liability company (“Excel”).
Effective December 15, 2020, the Company purchased the assets of Impossible Aerospace Corporation, a Delaware corporation (“IA”).
Effective February 8, 2021, the Company purchased the assets of Vayu (US), Inc., a Delaware corporation (“Vayu”).
On May 5, 2021, the Company acquired all of the outstanding shares of stock of Thermal Dynamics, Inc., a Delaware corporation (“TDI”).
On May 10, 2021, the Company acquired all of the outstanding membership interests of KAI Enterprises, LLC, a Florida limited liability company, the sole asset of which was all of the outstanding membership interests of Alternative Laboratories, LLC, a Delaware limited liability company (“Alt Labs”).
On October 20, 2021, the Company acquired 100% of the outstanding shares of Identified Technologies Corporation, a Delaware corporation (“Identified Technologies”).
On November 29, 2021, the Company, and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 3, Inc. (“AC3”), entered into a merger agreement with ElecJet Corp., (“ElecJet”) and the three ElecJet shareholders. Pursuant to the agreement, AC3 merged with and into ElecJet with ElecJet being the surviving entity following the merger.

On December 9, 2021, the Company, and A4 Technologies, Inc., a wholly owned subsidiary of the Company (“A4 Technologies”), entered into a Membership Interest Purchase Agreement with DTI Services Limited Liability Company (doing business as RCA Commercial Electronics), (“DTI”), Direct Tech Sales LLC, (also having an assumed business name of RCA Commercial Electronics), (“Direct Tech”), PMI Group, LLC, (“PMI”), Continu.Us, LLC, (“Continu.Us”), Solas Ray, LLC, (“Solas”), and the individual owners of the interests of the various entities. DTI, Direct Tech, PMI, Continu.Us, and Solas were each referred to in the Membership Interest Purchase Agreement collectively as “RCA.” Pursuant to the MIPA, the Company acquired all of the outstanding membership interests of RCA.
In Q1 2022, the Company formed Global Autonomous Corporation (“GAC”) with several key employees and consultants. The Company owns 71.43% of the outstanding shares of stock of GAC, which has remained consistent throughout the year. There was no assignment of assets or other financial activity on the entity during the current year.
As of the date of this Report, the Company was a holding company owning, directly or indirectly, fourteen companies:
•A4 Corporate Services, LLC;
•ALTIA, LLC;
•Quality Circuit Assembly, Inc.;
•Morris Sheet Metal, Corp;
•JTD Spiral, Inc.;
•Excel Construction Services, LLC;
•SPECTRUMebos, Inc.;
•Vayu (US)
•Thermal Dynamics International, Inc.;
•Alternative Laboratories, LLC.;
•Identified Technologies, Corp.;
•ElecJet Corp.;
•DTI Services Limited Liability Company (doing business as RCA Commercial Electronics); and
•Global Autonomous Corporation,
Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).
Liquidity
The Company’s financial statements are prepared in accordance with U.S. GAAP applicable to a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business within one year after the date the consolidated financial statements are issued.
In accordance with Financial Accounting Standards Board (the “FASB”), Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40), our management evaluates whether there are conditions or events, considered in aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued (further detail in the going concern sub-section below).
As shown in the accompanying consolidated financial statements, the Company has incurred significant recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. While the Company experienced a loss for the year ended December 31, 2022, of $12.9 million, and had a negative cash flow used in operations of $19.6 million, this was an improvement over the same period last year, for the year ended December 31, 2021, when there was a net loss of $19.5 million had a negative cash flow used in operations of $25.4 million.
As of December 31, 2022, the Company has positive working capital of approximately $15.6 million. The Company has also secured bank financing totaling $33.0 million ($33.0 million in Lines of Credit including $0.5 million in capital expenditures lines of credit availability) of which $3.8 million was available and unused at December 31, 2022. There are two lines of credit that are set to mature during 2023. These two line of credits total $8.0 million, of which $7.5 million was used as of December 31, 2022, and are shown as a current liability on the consolidated balance sheet.
The Company plans to continue to generate additional revenue (and improve cash flows from operations) partly from the acquisitions of the six operating companies, which closed in 2021, combined with improved gross profit performance from the existing operating companies. The Company also plans to continue to raise funds through debt financing and the sale of shares through its planned at-the-market offering.
Going Concern
The accompanying financial statements have been prepared on a going concern basis. While the working capital deficiency of prior years has improved, and working capital of the Company is currently positive, continued operating losses causes doubt as to the ability of the Company to continue. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's plan of operations, and its ultimate transition to profitable operations are necessary for the Company to continue. The uncertainty that exists with these factors raises substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
In order to mitigate the risk related to the going concern uncertainty, the Company has a three-fold plan to resolve these risks. First, the operating subsidiaries of QCA, TDI, IDT and RCA plan to expand their revenues and profits yielding increased cash flow in those operating segments. This plan will allow for an increased level of cash flow to the Company. Second, the Company has expanded its credit facilities at the subsidiary level over the past 12 months to allow for greater borrowing accessibility if needed for the expansion of product lines and sales opportunities and plans to extend or refinance any lines of credit coming due over the next 12 months in order to provide additional financing. Finally, operating companies hard hit by the supply-chain related price increases such as MSM, Alt Labs, and Excel Construction have begun to experience an easing in the procurement and cost overruns of limited product supply. This subsequently has added to increased cash flow to those entities and less reliance on the Company to fund those activities. Although this plan is in place to mitigate the risk related to the going concern uncertainty, substantial doubt remains due to uncertainty around the growth projections and lack of control of many of the factors included in the Company’s plan.
Note 2 - Summary of Significant Accounting Policies
Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of December 31, 2022 and 2021. Significant intercompany balances and transactions have been eliminated.

Use of estimates
The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable. In many instances, the Company could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. This applies in particular to useful lives of long-lived assets, reserves for accounts receivable and inventory, valuation allowance for deferred tax assets, fair values assigned to intangible assets acquired, and impairment of long-lived assets. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, the Company’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.
Advertising
Advertising costs are expensed when incurred. All advertising takes place at the time of expense. We have no long-term contracts for advertising. Advertising expense for all periods presented were not significant.
Cash
Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. As of December 31, 2022, and 2021, the Company had no cash equivalents.
The FDIC insures up to $250,000 per account with any excess amount in each account being uninsured. Total bank balances were approximately $3.2 million and $3.5 million, respectively as of December 31, 2022 and December 31, 2021. Of this amount, approximately $2.0 million and $2.0 million, respectively, were uninsured. All uninsured amounts are held with J.P. Morgan Chase.
Major Customers
The Company had no customers that made up over 10% of accounts receivable as of December 31, 2022, and 2021.
For the year ended December 31, 2022, the Company had one customer that made up 14% of total Company revenues within the A4 Technology - RCA segment. This customer had an accounts receivable balance of $1.2 million as December 31, 2022. For the year ended December 31, 2021, the Company had two customers that each made up 11% of total Company revenues with the A4 Manufacturing - QCA segment and A4 Manufacturing - Alt Labs segment. The customer within A4 Manufacturing - QCA segment had an accounts receivable balance of $1.0 million as of December 31, 2021. The customer within A4 Manufacturing - Alt Labs segment had an accounts receivable balance of $0, as of December 31, 2021, as the account receivable related to this customer was written off as bad debt expense noted in the section below.
For the year ended December 31, 2022, the Company had 9% of total revenues made up of government contracts.
Major Vendors
For the year ended December 31, 2022, there was one vendor that made up 14% of total Company purchases within the A4 Technology - RCA segment.. For the year ended December 31, 2021, there were no vendors that made up at least 10% of total purchases within the Company.
Accounts Receivable, net
The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. As of December 31, 2022 and 2021, allowance for bad debt was $52,531 and $199,936, respectively. During the years ended December 31, 2022 and 2021, the Company wrote off $202,761 and $3,028,757, respectively to bad debts expense.
Inventory
Inventory for all subsidiaries is valued at weighted average. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Inventory is segregated into three areas, raw materials, work-in-process and finished goods. Inventory as of December 31, 2022 and 2021 consisted of:

	December 31, 2022	December 31, 2021
Raw materials	$9,116,824	$8,253,104
Work in process	3,165,876	2,480,979
Finished goods	12,975,669	13,685,571
Inventory	$25,258,369	$24,419,654
Property and Equipment, net
Property and equipment are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from five years to 39 years as follows:

Automobiles and trucks	5 to 7 years
Machinery and equipment	10 years
Office furniture and fixtures	5 years
Buildings and improvements	39 years
Maintenance and repair costs are expensed as incurred. Significant improvements are capitalized and depreciated over the estimated life of the asset.
Property and equipment consisted of the following as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Automobiles and trucks	$1,056,551	$1,251,187
Machinery and equipment	9,864,846	8,876,402
Office furniture and fixtures	186,464	167,581
Buildings and improvements	16,696,926	23,630,250
Total Property and equipment	27,804,787	33,925,420
Less: Accumulated depreciation	(8,301,302)	(5,823,949)
Property and equipment, net	$19,503,485	$28,101,471
Included in Buildings and improvements in the above table are two buildings of $9,000,000 and $2,000,000 related to sale leaseback transactions. (See Note 3)
The Company recorded depreciation expense of $3,026,483 and $2,396,966 in 2022 and 2021, respectively.

Purchased Intangibles and Other Long-Lived Assets, net
The Company amortizes intangible assets with finite lives over their estimated useful lives, which range between one and seventeen years as follows:

Software	5 years
Non-compete agreements	1-15 years
Customer list	3-16 years
Patents, trademarks, and licenses	3-17 years
Proprietary technology	15 years
Intangible assets consisted of the following as of December 31, 2022 and 2021:

Cost	Weighted Average Amortization Period	December 31, 2022	December 31, 2021
Software	2.0 years	$128,474	$128,474
Non-compete agreement	6.3 years	1,426,276	1,378,772
Customer list	11.9 years	13,011,187	13,011,187
Patents, trademarks, and licenses	13.9 years	7,127,408	7,174,912
Proprietary technology	13.5 years	19,866,743	19,616,743
	12.9 years	41,560,088	41,310,088

Accumulated amortization
Software		$(77,084)	$(64,757)
Non-compete agreement		(478,510)	(210,465)
Customer list		(1,711,327)	(1,112,797)
Patents, trademarks, and licenses		(962,258)	(8,444)
Proprietary technology		(2,048,300)	(732,961)
		(5,277,479)	(2,129,424)
Intangibles assets, net		$36,282,609	$39,180,664
Expected amortization expense of intangible assets over the next 5 years and thereafter is as follows:

Years Ending December 31,
2023	$3,152,048
2024	3,152,048
2025	2,919,686
2026	2,900,686
2027	2,762,686
Thereafter	21,395,455
Total	$36,282,609
The Company recorded amortization expense of $3,148,055 and $1,757,393 in 2022 and 2021, respectively.

Other Long-Term Assets
Other long-term assets consisted of the following as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Deposits	$578,545	$149,517
Other	1,277,060	207,601
	$1,855,605	$357,118
Impairment of Long-Lived Assets
The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 360, Accounting for the Impairment of Long-Lived Assets.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.
During the third quarter of 2022, there was a triggering event related to the customer list for Alt Labs which required an analysis to be performed. This analysis was performed in conjunction with a third-party valuation expert. As a result of the analysis, it was determined that the value of the estimated future cash flows were greater than the carrying value of the reporting unit's assets. No impairment was recognized during the year ended December 31, 2022.
During the year ended December 31, 2021, due to the significant impact of COVID-19, the Company determined that the customer list for Excel was impaired and took a charge to earnings of $359,890.
Goodwill
In financial reporting, goodwill is not amortized, but is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable. We assess potential impairment by considering present economic conditions as well as future expectations. All assessments of goodwill impairment are conducted at the individual reporting unit level. As of December 31, 2022 and 2021, the reporting units with goodwill were QCA, Morris, Alt Labs, TDI, Identified Technology, ElecJet, and RCA.
During the year ended December 31, 2021, the Company determined that the goodwill for Excel was impaired and took a charge to earnings of $7,629. During the 2022 fourth quarter, we conducted our annual goodwill impairment test and no impairment charges were recorded. The estimated fair values of all our reporting units exceeded their carrying amounts. Based on the analysis, the ElecJet reporting unit is considered an at-risk reporting unit. Our methods and assumptions were consistent with those discussed below in the Fair Value Measurement subsection. This reporting unit is primarily considered at-risk as it is a start-up subsidiary with minimal to no revenue to offset its research & development expenses. The DCF model includes revenue growth assumptions of us executing large new customer and/or supplier agreements within the next two years and then steadily increasing revenue at a more normalized rate thereafter. If we fail to execute these customer and/or supplier arrangements, this would negatively impact the key growth assumptions.
Leases
The Company accounts for its leases under ASC 842, Leases (“ASC 842”). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. The Company excludes short-term leases having initial terms of 12 months or less as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.
Fair Value Measurement
ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.
We apply the provisions of fair value measurement to various nonrecurring measurements for our financial and nonfinancial assets and liabilities. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, convertible notes, notes payable and lines of credit. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.
We calculate the estimated fair value of a reporting unit using a combination of the income and market approaches. For the income approach, we use a discounted cash flow models developed in connection with our third-party valuation specialists that include the following assumptions, among others: projections of revenues, expenses, and related cash flows based on assumed long-term growth rates; and estimated discount rates. For the market approach, we use analyses based primarily on market comparables. We base these assumptions on historical data and experience, industry projections, and general economic conditions.
The carrying value of long-term debt approximates fair value since the related rates of interest approximate current market rates. As of December 31, 2022 and 2021, the Company had no financial assets or liabilities that were required to be fair valued on a recurring basis as all of our financial assets and liabilities were Level 1.
Equity Investments
The Company’s equity investments consisted of investment in one private company in which the Company does not have the ability to exercise significant influence over their operating and financial activities. This investment is carried at cost as there is no market for the membership units, accordingly, no quoted market price is available. The investment is tested for impairment, at least annually, and more frequently upon the occurrences of certain events. As of December 31, 2021, in accordance with the ASC 321 guidelines, the Company recognized a loss on impairment for the entire value of $1,350,000. The current book value for this investment as of December 31, 2022 is $0.
Research and Development
The Company focuses on quality control and development of new products and the improvement of existing products. All costs related to research and development activities are expensed as incurred. During the years ended December 31, 2022 and 2021, research and development cost totaled $876,542 and $1,464,918, respectively.

Revenue Recognition
The Company recognizes revenue under ASC Topic 606, Revenue from contract with Customers ("Topic 606"). The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.
Revenue is recognized under Topic 606, at a point in time and over a period of time, in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:
•executed contracts with the Company’s customers that it believes are legally enforceable;
•identification of performance obligations in the respective contract;
•determination of the transaction price for each performance obligation in the respective contract;
•allocation the transaction price to each performance obligation; and
•recognition of revenue only when the Company satisfies each performance obligation.
The Company’s subsidiaries are all located in North America, as well as the customer base in which the Company’s revenue is derived from. The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.
QCA and Alt Labs
QCA (Circuit boards and cables) and Alt Labs (Supplements) are contract manufacturers and recognize revenue when the products have been built and control has been transferred to the customer. If a deposit for product or service is received prior to completion, the payment is recorded as deferred revenue until such point the product or services meets our revenue recognition policy. Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed, and have determined that the warranty and returns would be immaterial for the periods presented.
ElecJet
ElecJet is a manufacturer of electric components, and a research and development company for battery technology and recognizes revenue when the products have been shipped to the customer. If a deposit for a product or service is received prior to completion, the payment is recorded as deferred revenue until such point the product or services meets our revenue recognition policy. Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed, and have determined that the warranty and returns would be immaterial for the periods presented.
Identified Technologies
Identified Technologies provides 3D mapping drone software and data for industrial job sites and recognizes revenue when the service has been provided to the customer. If a deposit for a product or service is received prior to completion, the payment is recorded as deferred revenue until such point the product or services meets our revenue recognition policy. Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed, and have determined that the warranty and returns would be immaterial for the periods presented.
Direct Tech Sales (“RCA”)
RCA is engaged in the design, manufacture and wholesale distribution of electronics such as televisions, mounting solutions, projectors and screens, audio equipment, digital signage, mobile audio and video systems, and all wire and connecting products throughout the United States of America. RCA recognizes revenue when the products have been shipped to the customer which is also when title transfers. If a deposit for a product or service is received prior to completion, the payment is recorded as deferred revenue until such point the product or services meets our revenue recognition policy. Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed, and have determined that the warranty and returns would be immaterial for the periods presented.
MSM, Excel and TDI
For our construction contracts, revenue is generally recognized over time as our performance creates or enhances an asset that the customer controls as it is created or enhanced. Our fixed price construction projects generally use a cost-to-cost input method to measure our progress towards complete satisfaction of the performance obligation as we believe it best depicts the transfer of control to the customer which occurs as we incur costs on our contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. For certain of our revenue streams, that are performed under time and materials contracts, our progress towards complete satisfaction of such performance obligations is measured using an output method as the customer receives and consumes the benefits of our performance completed to date. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from our construction projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to our customers, as the amounts cannot be billed under the terms of our contracts. Such amounts are recoverable from our customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. In addition, many of our time and materials arrangements, are billed pursuant to contract terms that are standard within the industry, resulting in contract assets being recorded, as revenue is recognized in advance of billings. Our contract assets do not include capitalized costs to obtain and fulfill a contract. Contract assets are generally classified as current within the consolidated balance sheets.
Contract liabilities from our construction contracts arise when amounts invoiced to our customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from our customers on certain contracts. Contract liabilities decrease as we recognize revenue from the satisfaction of the related performance obligation.
Contract Retentions
As of December 31, 2022 and 2021, accounts receivable included retainage billed under terms of our contracts. These retainage amounts represent amounts which have been contractually invoiced to customers where payments have been partially withheld pending the achievement of certain milestones, satisfaction of other contractual conditions or completion of the project. The Company has recorded a receivable for retainage of approximately $2.0 million and $1.6 million as of December 31, 2022, and 2021, respectively.

The following table presents our revenues disaggregated by type with the sales of goods recognized upon delivery and the sales of services recognized over the time of the contract as described above:

	Year ended December 31,
	2022	2021
Sale of goods
Circuit boards and cables	$18,780,769	$15,700,902
Supplements	12,889,992	11,674,220
Electronics	41,191,146	1,543,469
Total sale of goods	72,861,907	28,918,591

Sale of services
Construction contracts	30,098,249	22,462,399
Drone 3D mapping	1,602,846	259,823
Total sale of services	31,701,095	22,722,222
Total revenues	$104,563,002	$51,640,813
Earnings (loss) per share
The Company presents both basic and diluted net income (loss) per share on the face of the consolidated statements of operations. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted per share calculations give effect to all potentially dilutive shares of common stock outstanding during the period, including stock options and warrants, using the treasury-stock method. If antidilutive, the effect of potentially dilutive shares of common stock is ignored. The amount of anti-dilutive shares related to stock options and warrants as of December 31, 2022 and 2021, were 21,664,165 and 7,317,778, respectively. The following table illustrates the computation of basic and diluted earnings per share (“EPS”) inclusive of all classes of common stock as the only difference between the classes of common stock are related to the voting rights (Note 6) for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31, 2022			For the Year Ended December 31, 2021
	Net loss	Shares	Per Share Amount	Net loss	Shares	Per Share Amount
Basic EPS
Loss available to stockholders	$(12,875,313)	190,779,052	$(0.07)	$(19,483,138)	164,216,808	$(0.12)
Effect of Dilutive Securities
Stock options and warrants	—	—	—	—	—	—
Dilute EPS
Loss available to stockholders plus assumed conversions	$(12,875,313)	190,779,052	$(0.07)	$(19,483,138)	164,216,808	$(0.12)
Stock-based compensation
The Company follows the guidelines in ASC 718-10 Compensation-Stock Compensation, which requires companies to measure the cost of employee and non-employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Stock-based compensation expense for stock options is recognized on a straight-line basis over the requisite service period. The Company may issue compensatory shares for services including, but not limited to, executives, management, accounting, operations, corporate communication, financial and administrative consulting services. The Company determines the grant date fair value of the options using the Black-Scholes option-pricing model.

Income taxes
The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry forwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company's experience with operating loss and tax credit carry forwards not expiring unused, and tax planning alternatives.
The Company recorded valuation allowances on the net deferred tax assets. Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve, and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.
Significant judgment is required in evaluating the Company's tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.
Related Party Disclosure
ASC 850, Related Party Disclosures, requires companies to include in their financial statements disclosures of material related party transactions. The Company discloses all material related party transactions. Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.
Recent Accounting Pronouncements
Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.
In June 2016, the FASB issued ASC 326, Financial Instruments - Credit Losses, which amends the impairment model by requiring entities to use a forward-looking approach, based on expected losses, to estimate credit losses on certain types of financial instruments, including trade receivables. The new standard is effective in the first quarter of fiscal 2023 and is expected to have an immaterial impact on the Company's financial statements.
Note 3 – Leases
The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate.

As of December 31, 2022, the future minimum finance and operating lease payments are as follows:

Years Ending December 31,	Finance Leases	Operating Leases
2023	$1,925,840	$2,287,038
2024	1,952,462	2,443,909
2025	1,880,402	1,960,387
2026	1,867,799	1,805,158
2027	1,910,388	1,770,300
Thereafter	14,952,719	13,253,279
Total payments	24,489,610	23,520,071
Less: imputed interest	(9,171,495)	(6,938,692)
Total obligation	15,318,115	16,581,379
Less: current portion	(725,302)	(1,318,885)
Non-current capital leases obligations	$14,592,813	$15,262,494
Finance Leases
As of December 31, 2022, all finance leases in the table above were related to property and equipment, and are included as part of property and equipment, net on the consolidated balance sheet. Depreciation expense associated with the finance leases within property and equipment was $1,251,817 and $1,244,059 for the years ended December 31, 2022 and 2021, respectively. Of this amount, $151,398 and $422,259 is recorded within Cost of Revenues with the remainder recorded in General & Administrative expenses on the Consolidated Statements of Operations for the years ended December 31, 2022 and 2021. Interest expense related to the finance leases for the years ended December 31, 2022 and 2021 was $1,255,231 and $1,301,842, respectively, and is recorded within Interest Expense on the Consolidated Statement of Operations. At December 31, 2022, the weighted average remaining lease terms were 11.95 years, and the weighted average discount rate was 8.01%.
Operating Leases
The table below presents the operating lease related assets and liabilities recorded on the Company’s consolidated balance sheet:

	Classification on Balance Sheet	December 31, 2022	December 31, 2021
Assets
Operating lease assets	Operating lease right of use assets	$16,407,566	$1,460,206
Total lease assets		$16,407,566	$1,460,206

Liabilities
Current liabilities
Operating lease liability	Current operating lease liability	$1,318,885	$428,596
Noncurrent liabilities
Operating lease liability	Long-term operating lease liability	15,262,494	1,066,562
Total lease liability		$16,581,379	$1,495,158
On May 3, 2021, the Company entered into a lease agreement for the building on 4740 Cleveland in Ft. Myers, Florida. The lease had a term of 72 months with monthly payments ranging from $40,833 to $49,583 from May 2021 to July 2021 and $58,333 from August 2021 through the end of the term. The Company determined the lease to be an operating lease and recognized a right-of-use asset and operating lease liability of $3,689,634 based on the present value of the minimum lease payments discounted using an incremental borrowing rate of 3.96%. This lease was terminated on August 27, 2021, when the Company purchased the building.
In December 2021, the Company acquired RCA. As part of this purchase the Company entered into a lease agreement for office and warehouse space under a non-cancellable operating lease. The lease has a term of 89 months with monthly payments ranging from $31,350 to $35,207. The Company determined the lease to be an operating lease and recognized a right-of-use asset of $1,196,764 and operating lease liability of $1,226,128 based on the present value of the minimum lease payments discounted using an incremental borrowing rate of 4%.
On June 23, 2022, the Company entered into a sale lease back agreement for the building on 4740 Cleveland in Ft. Myers, Florida. The lease had a term of 180 months with monthly payments ranging from $67,708 to $89,306. The Company determined the lease to be an operating lease and recognized a right-of-use asset and an operating lease liability of $8,725,000 based on the present value of the minimum lease payments discounted using an incremental borrowing rate of 7.00%.
On June 26, 2022, the Company amended its lease effective July 1, 2022 for the warehouse in Ann Arbor, Michigan for an additional 12,800 sq ft through July 31, 2025, with total monthly lease payments ranging from $16,000 to $16,800. As a result of this amendment, the Company remeasured the right of use asset and liability and recorded an additional $543,595 in right of use asset on the date of the modification based on the present value of the minimum lease payment discounted using an incremental borrowing rate of 5.13%.
On June 13, 2022, the Company entered into a lease effective October 1, 2022 for a building in San Jose, California through March 1, 2033, with total monthly lease payments ranging from $49,156 to $66,062. The Company determined the lease to be an operating lease and recognized a right-of-use asset of and operating lease liability of $5,506,357 based on the present value of the minimum lease payments discounted using an incremental borrowing rate of 4%.
On September 9, 2022, the Company amended its lease effective as of October 1, 2022 for the warehouse in Ft. Myers, Florida through September 30, 2027, with total monthly lease payments ranging from $21,637 to $23,682. As a result of this amendment, the Company remeasured the right of use asset and liability and recorded an additional $1,179,091 in right of use asset on the date of the modification based on the present value of the minimum lease payment discounted using an incremental borrowing rate of 6.25%.
The operating lease expense for the years ended December 31, 2022 and 2021 was $1,006,683 and $386,056, respectively. Of this amount, $329,938 and $0 is recorded in Cost of Revenues on the Consolidated Statements of Operations for the years ended December 31, 2022 and 2021, respectively. The remaining $676,745 and $386,056 is recorded within General & Administrative expenses on the Consolidated Statements of Operations for the years ended December 31, 2022 and 2021, respectively. The cash paid under operating leases during the years ended December 31, 2022 and 2021 was $1,087,951 and $402,688, respectively. As of December 31, 2022, the weighted average remaining lease terms were 11.83 years and the weighted average discount rate was 6%.
Note 4 – Debt
On February 22, 2018, the Company issued a $3,000,000 note payable under the Amended and Restated Secured Promissory Note with the seller of VWES. The note is secured by the assets of VWES and bears interest at 7% per annum and is due in semi-annual payments of $150,000 commencing on June 1, 2018, through June 1, 2020. The remaining principal and accrued interest is due on the 3-year anniversary. The Company is not current on its payments on the note. In August 2020, the company filed a lawsuit against Alan Martin regarding his note payable. The balance as of December 31, 2022, and 2021, was $2,857,500, and accrued interest of $1,710,577 and $1,170,861, respectively, which are reflective in the current liabilities. The default rate is 10% and the daily late charge is $575. (See a description of the Company’s ongoing legal proceedings relating to this transaction in Note 11, Commitments and Contingencies, below.)
In connection with the Morris acquisition in January 2019, the Company issued three subordinated secured promissory notes for an aggregate of $3,100,000. The notes bear interest at 4.25% per annum, require monthly payment for the first 35 months of $31,755 with any remaining principal and accrued interest due on the 3 year-

anniversary. The Company also issued three supplemental notes payable for an aggregate of $350,000. The notes bear interest at 4.25% per annum and are due on the 1-year anniversary. In May 2020, the Company amended the three supplemental notes of $116,667 each with the sellers of Morris. The notes were due January 1, 2020. Each of the new notes as of the date of amendment had accrued interest of $2,703. This was added to the note resulting in the principal amount of each of the new notes equaling to $119,370. The amendment required an initial payment of $30,000 for each note, which was made on May 23, 2020, and 8 monthly installments of $10,000 with one final payment of $13,882 through January 2021. The amended notes have an interest rate of 6%. As of December 31, 2022, the outstanding balance on these notes and supplemental notes were paid in full.
In connection with the Deluxe acquisition in November 2019, the Company issued two subordinated secured promissory notes to the seller. The first note for $1,900,000 bears interest at 4.25% per annum, require monthly payment for the first 35 months of $19,463 with any remaining principal and accrued interest due on the 3 year-anniversary. The second note for $496,343 bears interest at 8.75% and is due in January 2020. In January 2020, the Company entered into a debt conversion agreement with the seller, which fully settled the second note. On April 8, 2021, the Company entered into a settlement agreement with the seller wherein the outstanding balance on the first note amounting to $1,883,418 including accrued interest and net other costs was settled in full through a payment of approximately $887,000 and the exchange of 1,617,067 shares of the Company’s Class C common shares held by the seller for the same number of shares of the Company’s Class A common stock. The Company recognized a gain on extinguishment of debt totaling $803,079 during the year ended December 31, 2021, as a result of the settlement of the note.
In connection with the Excel acquisition in February 2020, the Company issued a subordinated secured promissory note to the seller. The note for $2,300,000 bears interest at 4.25% per annum, requires monthly interest only payments for 48 months and is due February 2024. The ending balance for this loan as of December 31, 2022 and 2021, was $2,062,318. (See a description of the Company’s ongoing legal proceedings relating to this transaction in Note 11, Commitments and Contingencies, below.)
In October 2019, Morris entered into an equipment finance note for $107,997 with an interest rate of 9.4% for 48 monthly payments with Bryn Mawr Equipment Finance Inc. The outstanding balance on this note as of December 31, 2022 and 2021, was $23,405 and $52,504, respectively.
In connection with the RCA acquisition in December 2021, the Company issued two subordinated secured promissory notes for an aggregate of $2,000,000. The notes are amortized over 10 years, bear interest at 3.75% per annum and require monthly payment of at least $19,590. After three years, the unpaid principal amount on the notes will be immediately due.
In April and May 2020, the Company received seven loans under the Paycheck Protection Program of the U.S. Coronavirus Aid, Relief and Economic Security (“CARES”) Act totaling $3,896,108. During the year ended December 31, 2021, the Company also acquired four loans with a book value totaling $1,799,725 due to acquisitions, and fair value of $65,000. The loans have terms of 24 months and accrue interest at 1% per annum. The Company paid $88,160 for the loan assumed in connection with the IA acquisition, and the remaining $356,690 was forgiven. The remaining ten loans were forgiven as provided by the CARES Act during the year ended December 31, 2021. The Company recognized a gain on forgiveness of debt of $0 and $3,896,108 for the years ended December 31, 2022 and December 31, 2021, respectively. The Company also assumed an Economic Injury Disaster Loan (EIDL) of $65,000 in connection with the Vayu acquisition, which was still outstanding as of December 31, 2022.
On August 27, 2021 the Company entered into $4.7 million agreement for the purchase of a building located at 4740 Cleveland in Ft. Myers, Florida. The loan bears interest at a rate of 3.95% per annum for a term of 10-years and requires monthly payments of $24,722. The loan is secured by the building and a guarantee by the Company. On June 23, 2022, the Company sold the building at 4740 S. Cleveland Ave. Fort Myers, Florida, for $13,200,000. The Company determined that it had transferred control of the building to the buyer, has derecognized the asset, and recognized a gain on the sale of $5,822,450 and paid off the outstanding mortgage of $4,642,043. Under ASC 842, Leases, the Company simultaneously entered into a sale leaseback transaction where the building was then leased back (See Note 3).

In January 2022, Alt Labs entered into a note payable for $500,000 with an interest rate of 3.85% for 60 monthly payments of $9,186. The outstanding balance on this note as of December 31, 2022, was $414,498.
In May 2022, Morris entered into an equipment finance note for $61,000 with an interest rate of 10% for 60 monthly payments of $1,314. The outstanding balance on this note as of December 31, 2022, was $53,595.
In January 2022, Morris entered into an equipment finance note for $89,153 with an interest rate of 5.86% for 60 monthly payments of $1,722. The outstanding balance on this note as of December 31, 2022, was $74,644.
In March 2022, Morris entered into an equipment finance note for $93,433 with an interest rate of 5.86% for 60 monthly payments of $1,804. The outstanding balance on this note as of December 31, 2022, was $79,653.
In May 2021, Morris entered into a revolving line of credit totaling $2.5 million with a variable interest rate based on the current WSJ Prime rate, which was 7.50% per annum as of December 31, 2022. The business assets of Morris are pledged as collateral on this line of credit. The term end date for this line was October 2022, but has been extended through May 2023. The total line of credit used as of December 31, 2022 and December 31, 2021, was $2.49 million and $1.73 million respectively, with approximately $7 thousand available to be drawn on as of December 31, 2022.
In September 2021, QCA entered into a revolving line of credit totaling $5.5 million that includes a capital expenditure line of credit $0.5 million, with a variable interest rate based on the current WSJ Prime rate plus 2.5%. As of December 31, 2022, the interest rate was 10.00%. AR, inventory, and equipment are pledged as collateral on this line of credit. The term end date on this line of credit is September 2023. The line of credit used as of December 31, 2022 and December 31, 2021 was $5.0 million and $2.0 million, respectively, with approximately $51 thousand available to be drawn on as of December 31, 2022.
In April 2022, Alt Labs entered into three revolving lines of credit totaling $5.0 million with a variable interest rate based on the current WSJ Prime rate plus 2.5%. As of December 31, 2022, the interest rate was 10.00%. AR, inventory, and equipment are pledged as collateral on these lines of credit. The term end date for two of the three lines of credit is March 2024, while the term date of the third line of credit is March 2026. The total lines of credit used as of December 31, 2022 was $1.84 million, with approximately $17 thousand available to be drawn on as of December 31, 2022. Alt Labs had an existing line of credit totaling $750 thousand as of December 31, 2021. This was paid out and closed as part of opening the new lines of credit in 2022.
In September 2022, RCA entered into a revolving line of credit totaling $20.0 million with an interest rate of 1.75% plus the secured overnight financing rate (SOFR). AR, inventory, and equipment are pledged as collateral on these lines of credit. The term end date for this line of credit is September 2027. The total lines of credit used as of December 31, 2022 was $5.54 million, with approximately $3.80 million available to be drawn on as of December 31, 2022. RCA had an existing line of credit totaling $10.0 million, with a used total of $5.64 million as of December 31, 2021. The balance of the existing line of credit was paid off and closed as part of the opening of the new line of credit in September 2022.
The Company is required to maintain covenants including financial ratios as a condition of the line of credit agreements. As of the date of this Report, the Company was not in compliance with these covenants as the 10-K report was not filed within 90 days from the year ended December 31, 2022. However, the Company received waivers extended through May 5th, 2023. As such, the Company will be in compliance with the covenants as of the date of this report.

The outstanding balances for the loans as of December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021
Lines of credit, current portion	$7,426,814	$4,473,489
Equipment loans, current portion	68,410	61,640
Term notes, current portion	3,132,726	5,628,884
Total current	10,627,950	10,164,013
Line of credit, net of current portion	7,215,520	5,640,051
Long-term portion of equipment loans and term notes	4,266,350	8,426,105
Total notes payable	$22,109,820	$24,230,169
Future scheduled maturities of outstanding debt are as follows:

Years Ending December 31,
2023	$10,627,950
2024	5,104,159
2025	155,254
2026	734,607
2027	5,422,850
Thereafter	65,000
Total	$22,109,820
Note 5 - Preferred Stock Subject to Redemption
Series C Preferred Stock
The Company designated 2,028,572 shares of Series C Preferred Stock with a stated value of $3.50 per share. No dividends will accrue on the Series C Preferred Stock. If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series C Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.
Voting Rights - The Series C Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis. As long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.
Liquidation - Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series C Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.
Conversion - The Series C Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:
•Each share of Series C Preferred Stock will automatically convert into shares of the Company’s Class A Common Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).
•The number of shares of the Company’s Class A Common Stock into which the Series C Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.
Restrictions on Resales of Class C Common Stock - The sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 120-day period.
Company Redemption Rights - At any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series C Preferred Stock issued and outstanding at any time after the original issue date, upon three (3) business days’ notice, at a redemption price per share of Series C Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.
During the year ended December 31, 2020, the Company issued 1,714,286 shares of Series C Preferred Stock in connection with the acquisition of assets of IA that were valued at $5,848,013. The difference in stated value will be accreted over a 24 month period or upon conversion from Series C Preferred Stock to Class A Common stock. As of December 31, 2022, and 2021, 1,714,286 and 1,704,137, respectively, of these shares had been converted to Class A common stock. Prior to conversion the Company recognized accretion to interest expense in the amount of $0 and $69,661 for the years ended December 31, 2022 and 2021, respectively.
As of December 31, 2022 and 2021, 0 and 10,149 shares of Series C Preferred Stock were outstanding, respectively.
Series D Preferred Stock
The Company designated 1,628,572 shares of Series D Preferred Stock with a stated value of $3.50 per share. No dividends will accrue on the Series D Preferred Stock. If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series D Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.
Voting Rights - The Series D Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis. As long as any shares of Series D Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.
Liquidation - Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series D Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series D Preferred Stock.

Conversion - The Series D Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:
•Each share of Series D Preferred Stock will automatically convert into shares of the Company’s Class A Common Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).
•The number of shares of the Company’s Class A Common Stock into which the Series D Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.
Restrictions on Resales of Class A Common Stock - The sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 90-day period.
Company Redemption Rights - At any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series D Preferred Stock issued and outstanding at any time after the original issue date, upon three (3) business days’ notice, at a redemption price per share of Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.
Registration Rights - The shares issued on conversion of the Series D Preferred Stock have piggyback registration rights beginning on that date which his six months after the date on which the Company’s Class A Common Stock trades on a national securities exchange, and are subject to standard underwriter holdback limitations.
During the year ended December 31, 2021, the Company issued 1,432,224 shares of Series D Preferred Stock in connection with the acquisition of assets of Vayu that were valued at $6,653,309. The difference in stated value will be accreted over a 24-month period or upon conversion from Series D Preferred Stock to Class A Common stock. As of December 31, 2022 and 2021, 1,432,224 and 1,353,570, respectively, of these shares had been converted to Class A common stock. Prior to conversion the Company recognized accretion to interest income in the amount of $0 and $615,170 for the years ended December 31, 2022 and 2021, respectively.
As of December 31, 2022 and 2021, 0 and 78,674 shares of Series D Preferred Stock were outstanding, respectively.
Note 6 – Stockholders' Equity
Preferred Stock
The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock.

Series B Preferred Stock
The Company is authorized to issue 100 shares of Series B preferred stock. The Series B Preferred Stock has a $1.00 stated value and does not accrue dividends. The Series B has the following voting rights:
•If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.
•If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to: Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.
The Series B Preferred Stock shall be convertible into shares of the Company's Class A Common Stock only as follows:
•In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).
•Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
As of December 31, 2022 and 2021, 5 and 5 shares of Series B Preferred Stock were outstanding and were issued to certain members of the Board of Directors for services rendered.
Common Stock
Pursuant to the Amended and Restated Certificate of Incorporation, the Company is authorized to issue three classes of common stock: Class A common stock, which has one vote per share, Class B common stock, which has ten votes per share and Class C common stock, which has five votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Other than the voting rights, the Class A and Class B common stock are identical. Any holder of Class C common stock may convert 25% of his or her shares at any time after the 3rd to 6th anniversary into shares of Class A common stock on a share-for-share basis. Other than the voting rights the Class A and Class C common stock are identical.
The Company had the following transactions in its common stock during the year ended December 31, 2022:
•In January 2022, the Company issued 72,152 shares of Class A common stock for no additional consideration upon conversion of 10,149 shares of Series C Preferred Stock and 78,674 of Series D Preferred Stock.
•In January 2022, the Company amended the Corporation's Amended and Restated Certificate of Incorporation increasing the authorized capital stock from 195,000,000 to 295,000,000.

•In March 2022, the Company issued 39,386 shares of Class A common stock for services with a value of $99,252.
•In April 2022, the Company issued 171,850 shares of Class A common stock at a value of $132,325 as employee compensation.
•During May and June 2022, the Company issued 76,119 shares of Class A common stock for cash of $55,144 in connection with a registered at-the-market offering (the "ATM Offering").
•In July 2022, the Company sold 14,492,754 shares of Class A common stock and 14,492,754 warrants to certain investors, under a registered direct offering, for net proceeds of $9,175,000. The warrants have an exercise price of $0.69 per share and a term of 5 years.
•In July 2022, the Company issued 60,600 shares of Class A common stock for cash of $42,318 in connection with its ATM offering.
•In August 2022, certain investors exercised 1,449,276 warrants at an exercise price of $0.69, for net proceeds of $1,000,000.
•In September 2022, certain shareholders converted 37,500 shares of Class C common stock for 37,500 shares of Class A common stock.
•In October 2022, certain shareholders converted 201,806 shares of Class C common stock for 201,806 shares of Class A common stock.
•In November 2022, certain shareholders converted 22,662 shares of Class C common stock for 22,662 shares of Class A common stock.
The Company had the following transactions in its common stock during the year ended December 31, 2021:
•On February 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors to purchase 8,333,333 shares of the Company’s Class A common stock for aggregate gross proceeds of approximately $50 million. A.G.P./Alliance Global Partners served as the placement agent and received a cash fee of 7% of the aggregate gross proceeds and warrants to purchase shares of the Company’s Class A Common Stock equal to 5% of the number of shares sold in the offering with an exercise price of $6.60 per share and are not exercisable until August 16, 2021. Net proceeds from the sale of shares amounted to approximately $45 million.
•In February 2021, the Company issued 1,524,064 shares of Class A common stock to an investor for cash for total proceeds of approximately $9.3 million.
•On March 17, 2021, the Company repurchased 45,000 shares of Class C common stock for $185,850.
•On April 30, 2021, the Company issued 1,617,067 shares of Class A common stock for no additional consideration upon conversion of that number of shares of Class C common stock by the holder of the Class C common stock.
•On May 5, 2021, the Company issued 281,223 shares of Class A common stock that were valued at $1,102,394 in connection with the acquisition of TDI.
•On May 10, 2021, the Company issued 361,787 shares of Class A common stock that were valued at $1,432,677 in connection with the acquisition of Alt Labs.
•On May 17, 2021, the Company issued 350,000 shares of Class A common stock for no additional consideration upon conversion of that number of shares of Class B common stock by the holder of the Class B common stock.

•On October 20, 2021, the Company issued 888,881 shares of Class A common stock that were valued at $3,617,746 in connection with the acquisition of Identified Technology.
•On November 9, 2021, the Company issued 2,409,248 shares of Class A common stock for no additional consideration upon conversion of 1,704,137 shares of Series D Preferred Stock and 1,353,570 shares of Series C Preferred Stock.
•On November 15, 2021 the Company issued 125,000 shares of Class A common stock for no additional consideration upon conversion of that number of shares of Class B common stock by the holder of the Class B common stock .
•On November 26, 2021, the Company closed on a registered direct offering where it sold to certain investors a total of 8,571,430 shares of the Company’s Class A common stock and 4,285,715 warrant to purchase shares of Class A common stock for net proceeds of $22,189,152.
•On November 29, 2021, the Company issued 1,803,279 shares of Class A common stock that were valued at $4,562,996 in connection with the ElecJet acquisition.
•On November 29, 2021, the Company granted 983,636 contingent shares of Class A common stock that were valued at $2,488,599 in connection with the ElecJet acquisition. These contingent shares represent equity compensation for post-acquisition services and are accounted for under ASC 718. Of this amount, 655,758 of the contingent shares valued at $1,659,063 are performance based and management determined the performance conditions were deemed not probable and as such, no expense was recognized for the years ended December 31, 2022 and 2021. The remaining 327,878 shares are a time-based award and is recognized based on the grant-date fair value of the shares of $829,536 over the vesting period of 3-years. As such, the Company recognized $0 and $299,555 of stock based compensation expense related to this award for the years ended December 31, 2021 and 2022, respectively.
•On December 9, 2021, in connection with the acquisition of DTI Services Limited Liability Company, the Company issued 1,587,301 shares of its Class A Common Stock that were valued at $3,682,539.
•On December 20, 2021, the Company issued 100,000 shares of Class A common stock in connection with the HWT legal proceedings.
•On December 29, 2021, the Company issued 99,018 shares of Class A common stock to management in connection with the acquisition of DTI Services Limited Liability Company.
•During the year ended December 31, 2021 , the Company issued 7,384,018 shares of Class A common stock for the conversion of total debt and accrued liabilities totaling $1,886,898.
Stock Options
The Company has issued stock options to purchase shares of the Company’s Class A common stock issued pursuant to the Company's 2016 Stock Option and Stock Award Plan (the "Plan"). The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant and on each modification date.

The following summarizes the stock option activity for the years ended December 31, 2022 and 2021:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	1,790,000	$0.19	7.09	$6,176,855
Granted	—
Forfeited	—
Exercised	—
Outstanding at December 31, 2021	1,790,000	$0.19	6.09	$3,098,055
Granted	2,084,620	$0.77
Forfeited	(781,712)	$0.32
Exercised	—	$—
Outstanding at December 31, 2022	3,092,908	$0.55	7.94	$463,494

Vested and expected to vest at December 31, 2022	3,092,909	$0.55	7.94	$463,494

Exercisable at December 31, 2022	1,084,500	$0.14	5.37	$463,494
The following table summarizes information about options outstanding and exercisable as of December 31, 2022:

	Options Outstanding			Options Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.05	891,500	5.38	$0.05	891,500	$0.05
0.10	85,000	5.28	0.10	85,000	0.10
0.13	—	4.58	0.13	—	0.13
0.77	2,008,409	9.33	0.77	—	0.77
0.90	108,000	4.27	0.90	108,000	0.90
	3,092,909			1,084,500
During the years ended December 31, 2022 and 2021, stock option expense amounted to $473,159 and $36,538, respectively. Unrecognized stock option expense as of December 31, 2022 amounted to $1,053,547, which will be recognized over a period extending through December 2023.
During the year ended December 31, 2022, the Company issued 2,084,620 options in connection with the Company's 2021 Employee Equity Incentive Plan (the "Plan"). The options have an exercise price of $0.77, vest annually over a three year vesting period and expire on April 29, 2032.

The fair value of the 2,084,620 options issued in connection with the Plan is $1,534,401, and was determined using the Black-Scholes option pricing model with the following assumptions:

Stock price	$0.77
Risk-free interest rate	2.90%
Expected life of the options	6.25 years
Expected volatility	158%
Expected dividend yield	0%
Warrants
The following summarizes the warrant activity for the years ended December 31, 2022, and 2021:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	275,000	$1.01	0.23	$723,250
Granted	5,527,778	3.32
Forfeited	(275,000)	1.01
Exercised	—	—
Outstanding at December 31, 2021	5,527,778	$3.32	4.62	$—
Granted	14,492,754	0.69
Forfeited	—	—
Exercised	(1,449,276)	0.69
Outstanding at December 31, 2022	18,571,256	$1.47	4.31	$—

Vested and expected to vest at December 31, 2022	18,571,256	$1.47	4.31	$—

Exercisable at December 31, 2022	18,571,256	$1.47	4.31	$—
The following table summarizes information about warrants outstanding and exercisable as of December 31, 2022:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$6.60	416,667	2.13	$6.60	416,667	$6.60
2.52	396,825	1.94	2.52	396,825	2.52
3.10	4,285,715	3.9	3.10	4,285,715	3.1
3.08	428,571	3.9	3.08	428,571	3.08
0.69	13,043,478	4.6	0.69	13,043,478	0.69
	18,571,256			18,571,256
During the year ended December 31, 2021, the Company issued 416,667 warrants to a placement agent in connection with sale of its common stock. The warrants have an exercise price of $6.60, were exercisable as of August 16, 2021 and expire on February 16, 2025. The Company issued another 428,571 warrants to a placement agent in connection with the sale of its common stock. The warrants have an exercise price of $3.08, were exercisable as of May 26, 2021 and expire November 22, 2026. The Company issued another 396,825 warrants in connection to the RCA acquisition. The warrants have an exercise price of $2.52, were exercisable as of December 9, 2021 and expire December 9, 2024. During July 2022, the Company issued another 14,492,754 warrants to certain investors in connection with the sale of its common stock. The warrants have an exercise price of 0.69, were exercisable as of as of July 13, 2022, and expire July 13, 2027.
The fair value of the 416,667, 428,571, and the 396,825 warrants issued to the placement agent in connection with a registered direct offering, and to the RCA sellers in connection with the DTI/RCA acquisition (discussed below in Note 7) during the year ended December 31, 2021, are $2,498,637, $902,414, and $668,863 respectively and was determined using the Black-Scholes option pricing model. The fair value of the 14,492,754 warrants issued to the placement agent during the year ended December 31, 2022, are $7,083,038, and was determined using the Black-Scholes option pricing model. All of these warrants were determined using the following assumptions:

Stock price	$0.62 - 7.03
Risk-free interest rate	0.01 - 1.02%
Expected life of the options	1.5-5 years
Expected volatility	157-347%
Expected dividend yield	0%
Note 7 – Business Combinations
or the various acquisitions noted below that occurred during the year ended December 31, 2021, there were minimal amounts of transaction costs incurred by the Company ranging from $0-$40,000 that are deemed immaterial. Any transactions costs associated with each acquisition below was expensed as incurred, and are recorded within General & Administrative expenses on the Consolidated Statements of Operations.
Vayu (US)
Effective February 8, 2021, the Company purchased Vayu Inc to add to its A4 Aerospace services portfolio of companies. The purchase agreement provides for the Company to purchase all the outstanding shares of Vayu and its assets. Under the provision of ASC 805 Business Combinations, the Company determined that the acquisition of Vayu was an asset acquisition as more than 95% was concentrated in a single asset or a group of assets in Intellectual Property. As such, the Company accounted for this acquisition as an asset acquisition in accordance with ASC 805-10-20. Accordingly, the assets acquired are initially recognized at the consideration paid, which was the fair value of the Series D preferred stock issued, including direct acquisition costs. The cost is allocated to the group of assets acquired based on their relative fair values. The assets acquired and liabilities assumed were as follows at the acquisition date:

Purchase Allocation
Cash	$81,442
Property and equipment	56,011
Intellectual property	8,406,743
Non-compete agreement	100,819
Deferred tax liability	(1,362,667)
Accrued expenses and other current liabilities	(564,039)
SBA loan (PPP funds)	(65,000)
$6,653,309

The purchase price was paid as follows:

Series D Preferred Stock (1,432,244 shares)	$6,653,309
$6,653,309
TDI
On May 5 2021, the Company purchased Thermal Dynamics, Inc, (“TDI”), to add to its A4 Defense services portfolio of companies. Under the provision of ASC 805 Business Combinations, the acquisition is considered an acquisition of a business since the Company is acquiring the outstanding capital of TDI and continuing the business of TDI with defined inputs and substantive processes that contribute to the ability to create outputs. A summary of the finalized purchase price allocation at fair value is presented below:

Purchase Allocation
Accounts receivable	$1,408,682
Property and equipment	111,789
Customer list	3,840,000
Non-compete agreement	120,000
Goodwill	6,426,786
Other asset	91,000
Accounts payable	(786,151)
Accrued expenses and other current liabilities	(53,857)
Contract liabilities	(3,637,122)
Notes payable	(64,733)
$7,456,394
The purchase price was paid as follows:

Class A Common Stock (281,223 shares)	$1,102,394
Cash	6,354,000
$7,456,394
Alt Labs
On May 10, 2021, the Company closed on the acquisition of Alternative Laboratories, LLC (Alt Labs) to add to its A4 Manufacturing services portfolio. Under the provision of ASC 805 Business Combinations, the acquisition is considered an acquisition of a business since the Company is acquiring the outstanding capital of Alt Labs and continuing the business of Alt Labs with defined inputs and substantive processes that contribute to the ability to create outputs. A summary of the finalized purchase price allocation at fair value is presented below:

Purchase Allocation
Accounts receivable	$397,441
Inventory	2,621,653
Property and equipment	1,739,441
Customer list	1,250,000
Proprietary technology	3,670,000
Non-compete agreement	20,000
Goodwill	4,410,564
Other assets	390,502
Accounts payable	(397,441)
Accrued expenses and other current liabilities	(411,830)
Contract liabilities	(1,754,290)
Notes payable	(33,363)
$11,902,677
The purchase price was paid as follows:

Class A Common Stock (361,847 shares)	$1,432,677
Cash	10,470,000
$11,902,677
On May 4, 2021, the Company also entered into an agreement to acquire the 100% membership interest in 4740 Cleveland LLC (“Cleveland”), a Florida limited liability company that is the owner of the building currently being leased by Alt Labs, for a total purchase price of $7,000,000. The Company closed on the purchase of the building in August 2021.
Identified Technologies
On October 20, 2021, the Company entered into a Stock Purchase Agreement with Identified Technologies Corporation (IDT) to add to its A4 Aerospace services portfolio of companies. Under the provision of ASC 805 Business Combinations, the acquisition is considered an acquisition of a business since the Company is acquiring the outstanding capital of IDT and continuing the business of IDT with defined inputs and substantive processes that contribute to the ability to create outputs. A summary of the finalized purchase price allocation at fair value is presented below:

Purchase Allocation
Accounts receivable	$90,858
Other asset	27,469
Proprietary technology	1,650,000
Tradename	210,000
Goodwill	1,913,310
Non-compete agreement	90,000
Accrued expenses and other current liabilities	(363,856)
$3,617,781

The purchase price was paid as follows:

Cash	$35
Class A Common Stock (888,881 shares)	3,617,746
$3,617,781
ElecJet
On November 29, 2021, the Company acquired ElecJet Corp (ElecJet) to add to its A4 Technology portfolio of companies. Under the provision of ASC 805 Business Combinations, the acquisition is considered an acquisition of a business since the Company is acquiring the outstanding capital of Elecjet and continuing the business of ElecJet with defined inputs and substantive processes that contribute to the ability to create outputs. As part of the acquisition there was a contingent royalty agreement based on potential future graphene batteries. More detail of this agreement can be found in Note 11. It was determined that this contingent agreement had a FMV of $0 at the date of acquisition. A summary of the finalized purchase price allocation at fair value is presented below:

Purchase Allocation
Cash	$27,466
Accounts receivable	30,000
Inventory	95,000
Proprietary technology	5,890,000
Non-compete agreement	200,000
Goodwill	6,496,343
Deferred tax liability	(1,562,074)
Accrued expenses and other current liabilities	(113,742)
$11,062,993
The purchase price was paid as follows:

Cash	$6,500,000
Class A Common Stock (1,803,279)	4,562,993
$11,062,993
DTI Services (doing business as RCA Commercial Electronics)
On December 13, 2021, the Company purchased DTI Services (RCA), to add to its technology portfolio of companies. Under the provision of ASC 805 Business Combinations, the acquisition is considered an acquisition of a business since the Company is acquiring the outstanding capital of RCA and continuing the business of RCA with defined inputs and substantive processes that contribute to the ability to create outputs. A summary of the finalized purchase price allocation at fair value is presented below:

Purchase Allocation
Accounts receivable	$3,409,230
Other current assets	1,259,556
Inventory	12,477,872
Property and equipment	761,370
Customer list	6,300,000
Trademark	620,000
Non-compete agreement	690,000
Goodwill	1,355,728
ROU asset	1,196,764
Accounts payable	(951,302)
Accrued expenses and other current liabilities	(677,720)
Customer deposits	(153,201)
Operating lease liability	(1,226,128)
Line of credit	(4,710,768)
$20,351,401
The purchase price was paid as follows:

Cash	$14,000,000
Class A Common Stock (1,587,301 shares)	3,682,538
Warrants (396,825 shares)	668,863
Seller notes	2,000,000
$20,351,401
For tax purposes, the Goodwill associated with the business combinations of TDI, Alt Labs, and RCA described above will be deductible under IRC section 197 as the transactions were treated as an asset purchase. The Goodwill associated with the business combinations of Identified Technology and ElecJet described above is not deductible for tax purposes.
The following are the unaudited pro forma results of operations for the years ended December 31, 2022 and 2021, as if Excel, IA, Vayu, TDI, Alt Labs, Identified Technology, ElecJet, and RCA had been acquired on January 1, 2021. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results do include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated.

	Pro Forma Combined Financials (unaudited)
	Years Ended December 31,
	2022	2021
Sales	$104,563,002	$98,321,144
Cost of goods sold	82,848,600	75,523,745
Gross profit	21,714,402	22,797,399
Operating expenses	32,470,186	38,643,670
Loss from operations	(10,755,784)	(15,846,271)
Net loss from continuing operations	(12,875,313)	(12,144,338)
Loss per share	(0.07)	(0.06)
Note 8 – Equity Investments
AmplifeiIntl LLC
On September 15, 2021, A4 Manufacturing, Inc. entered into a Membership Interest Purchase Agreement acquiring approximately a 9% membership interest in AmplifeiIntl LLC (also doing business as Happinss) (“Amplifei”). The membership interest is non-voting and the Company does not have the ability to exercise significant influence over operating and financial activities. The equity investment is being valued using cost as there is no market for the membership units, and accordingly, no quoted market price is available. The investment is tested for impairment, at least annually, and more frequently upon the occurrences of certain events. As of December 31, 2021, the Company determined there was an impairment on this investment and recognized a loss on impairment for the entire value of $1,350,000.
The membership interest was paid for as follows:

Accounts receivable owed from Amplifei	$1,000,000
Cash	350,000
Total	$1,350,000

Note 9 – Income Taxes
The components of the Company's income tax provision are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Current expense (benefit)
Federal	$—	$—
State	139,020	—
	139,020	—

Deferred benefit
Federal	$(650,283)	$(1,616,916)
State	(222,731)	(326,825)
	(873,014)	(1,943,741)

Provision for income tax benefit	$(733,994)	$(1,943,741)
A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate of 21% to the net loss before provision for income taxes is as follows:

	Year Ended December 31, 2022		Year Ended December 31, 2021
	Amount	Percentage	Amount	Percentage
Pre-tax book loss	$(13,609,307)		$(21,426,879)

Federal income tax at statutory rate	(2,857,954)	21.0%	(4,499,644)	21.0%
State income tax benefit	(530,084)	3.9%	(163,677)	0.8%
Change in valuation allowance	2,760,687	(20.3)%	3,559,163	(16.6)%
Permanent items	21,281	(0.2)%	(839,583)	3.9%
Other	(127,924)	1.4%	—	—%

Provision for income tax benefit	$(733,994)	5.4%	$(1,943,741)	9.1%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Deferred tax asset:
Accrued expenses and other	$696,419	$347,645
Lease Liability	8,176,101	—
Loss carryforwards	14,295,781	13,124,197
Stock based compensation	211,499	90,293
Research and experimental expenditures	202,199	—
Inventory	625,937	—
Interest	634,445	615,260
Total deferred tax asset	24,842,381	14,177,395
Valuation allowance	(13,492,773)	(9,887,550)
Net deferred tax assets	11,349,608	4,289,845

Deferred tax liabilities:
Fixed assets	(3,266,395)	(365,922)
Intangible assets and goodwill	(4,865,970)	(5,785,088)
ROU asset	(4,205,393)	—
Total deferred tax liabilities	(12,337,758)	(6,151,010)

Net non-current deferred tax liability	$(988,150)	$(1,861,165)
Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the lack of sustained profitability in recent years. Such objective evidence limits the ability to consider other subjective evidence, such as the Company's projections for future growth.
On the basis of this evaluation, as of December 31, 2022 and 2021, a valuation allowance of $13.5 million and $9.9 million, respectively, has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted based on changes in objective and subjective evidence in future years. If and when the Company determines the valuation allowance should be released (i.e., reduced), the adjustment would result in a tax benefit reported in that period’s consolidated statement of operations, the effect of which would be an increase in reported net income. The amount of any such tax benefit associated with release of the Company's valuation allowance in a particular reporting period may be material.
The Company has gross federal and state net operating loss carryforwards of $71.0 million and $20.1 million, respectively, at December 31, 2022. At December 31, 2022, the Company has approximately $11.3 million of federal net operating losses available to offset future taxable income for 20 years and will begin to expire in 2036. The remaining $59.7 million of federal net operating losses are carried forward indefinitely to offset future taxable income up to an 80% limitation of taxable income in the year of use. The state net operating losses begin to expire in 2024. The Company has a gross interest limitation carryforward of $2.5 million under Section 163(j) for federal tax purposes at December 31, 2022. The Section 163(j) interest may be carried forward indefinitely.
The future tax benefits from NOLs and built-in losses would be materially reduced or potentially eliminated if we experience an “ownership change” as defined under IRC §382. The Company has identified ownership shifts on

August 23, 2014, April 29, 2015, February 4, 2016 and July 1, 2019, which immaterially impacted the Company. The Company does not believe an ownership change has occurred in the current year.
With exceptions due to the generation and utilization of net operating losses or credits, as of December 31, 2022, Alpine 4 Holdings and Subsidiaries are no longer subject to federal or state examinations by taxing authorities for tax years before 2019 and 2018, respectively.
Significant judgment is required in evaluating the Company's uncertain tax positions and determining its provision for income taxes. Although the Company believes that it has appropriately reserved for its uncertain tax positions, no assurance can be given that the final tax outcome of these matters will not be different than expectations. The Company will adjust these reserves in light of changing facts and circumstances, such as the closing of a tax audit, the refinement of an estimate, the closing of a statutory audit period or changes in applicable tax law. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences would impact the provision for income taxes in the period in which such determination is made. The provision for income taxes includes the impact of reserve provisions and changes to the reserves that are considered appropriate, as well as related net interest.
The Company's policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties at December 31, 2022 or 2021, and has not recognized interest or penalties during the years ended December 31, 2022 and 2021 since there was no reduction of income taxes paid due to uncertain tax positions.
The following table summarizes the activity related to the Company's gross unrecognized tax liabilities:

	December 31, 2022	December 31, 2021
Unrecognized tax liabilities, beginning of the year	$1,169,028	$—
Increase related to current year tax positions	480,911	1,169,028
Unrecognized tax liabilities, end of year	$1,649,939	$1,169,028
Included in the balance of unrecognized tax liabilities as of December 31, 2022 are $0.6 million of tax liabilities that, if recognized, would affect the ETR. Also included in the balance of unrecognized tax liabilities as of December 31, 2022 are $1.0 million of tax liabilities that, if recognized, would result in adjustments to other tax accounts, primarily deferred taxes.
Note 10 – Industry Segments
The Company discloses segment information that is consistent with the way in which management operates and views its business. Effective during the quarter ended September 30, 2022, the Company increased its reportable segments to eight segments. All segments and the subsidiaries within each segment are geographically located in North America. The financial results are logical to review in this manner for comparison, trend, deviations, etc. purposes.
Management excludes the following when reviewing the profit/loss by segment.
•Intercompany Sales/COGS
•Management fees to the parent Company
•Income tax benefit/expense
There has not been any change to the measurement method in how management reviews the profit/loss by segment.

The reporting segments and their business activity are as follows:
A4 Construction Services Morris Sheet Metal (“MSM”) provides commercial construction services primarily as a sheet metal contractor.
A4 Construction Services Excel Construction (“Excel”) provides commercial construction services primarily as a sheet metal contractor.
A4 Manufacturing Quality Circuit Assembly (QCA) is a contract manufacturer within the technology industry.
A4 Manufacturing Alternative Labs (“Alt Labs”) is a contract manufacturer within the dietary & nutraceutical supplements industry.
A4 Defense Thermal Dynamics does contracting for the US Government particularity for the US Defense Department and US Department of State.
A4 Technologies RCA Commercial Electronics (“RCA”) is a B2B commercial electronics manufacturer.
A4 Technologies ElecJet is a battery research & development company.
A4 Aerospace Vayu is a drone aircraft manufacturer.
A4 All Other includes the QCA-Central, Identified Technologies and Corporate operating segments.
The Company’s reportable segments for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
Revenue
A4 Construction Services - MSM	$18,290,019	$16,191,284
A4 Construction Services - Excel	1,761,572	1,803,739
A4 Manufacturing - QCA	16,763,989	14,258,084
A4 Manufacturing - Alt Labs	12,889,992	11,674,220
A4 Defense - TDI	10,046,658	4,467,376
A4 Technologies - RCA	40,092,612	1,454,451
A4 Technologies - ElecJet	1,098,534	89,018
A4 Aerospace - Vayu	81,100	—
All Other	3,538,526	1,702,641
	$104,563,002	$51,640,813

Gross profit
A4 Construction Services - MSM	$1,374,517	$(385,266)
A4 Construction Services - Excel	3,681	(92,765)
A4 Manufacturing - QCA	3,258,082	2,763,213
A4 Manufacturing - Alt Labs	2,343,368	3,749,878
A4 Defense - TDI	3,082,844	1,073,636
A4 Technologies - RCA	10,687,202	379,740
A4 Technologies - ElecJet	(236,636)	76,818
A4 Aerospace - Vayu	13,087	—
All Other	1,188,257	132,744
	$21,714,402	$7,697,998

Income (loss) from operations
A4 Construction Services - MSM	$(883,922)	$(4,247,240)
A4 Construction Services - Excel	(973,934)	(1,969,535)
A4 Manufacturing - QCA	702,875	1,426,141
A4 Manufacturing - Alt Labs	2,284,308	(3,027,203)
A4 Defense - TDI	1,072,306	(282,882)
A4 Technologies - RCA	2,525,619	(100,328)
A4 Technologies - ElecJet	(1,107,254)	(62,163)
A4 Aerospace - Vayu	(3,336,279)	(4,875,829)
All Other	(11,039,503)	(8,983,320)
	$(10,755,784)	$(22,122,359)

Depreciation and amortization
A4 Construction Services - MSM	$684,563	$846,808
A4 Construction Services - Excel	267,966	291,556
A4 Manufacturing - QCA	417,172	377,868
A4 Manufacturing - Alt Labs	983,931	611,079
A4 Defense - TDI	288,950	191,740
A4 Technologies - RCA	979,206	49,299
A4 Technologies - ElecJet	414,333	33,833
A4 Aerospace - Vayu	1,025,412	1,093,995
All Other	1,113,005	658,181
	$6,174,538	$4,154,359

Interest Expenses
A4 Construction Services - MSM	$421,287	$706,607
A4 Construction Services - Excel	245,855	291,263
A4 Manufacturing - QCA	262,551	230,044
A4 Manufacturing - Alt Labs	351,503	72,060
A4 Defense - TDI	11,975	825
A4 Technologies - RCA	159,878	15,347
A4 Technologies - ElecJet	—	—
A4 Aerospace - Vayu	10,677	9
All Other	1,660,406	1,973,078
	$3,124,132	$3,289,233

Net income (loss)
A4 Construction Services - MSM	$(1,246,295)	$(1,481,382)
A4 Construction Services - Excel	(1,219,789)	(1,899,512)
A4 Manufacturing - QCA	367,760	1,774,139
A4 Manufacturing - Alt Labs	2,054,958	(2,643,752)
A4 Defense - TDI	1,060,331	(270,289)
A4 Technologies - RCA	2,365,741	(115,675)
A4 Technologies - ElecJet	(1,110,727)	(62,163)
A4 Aerospace - Vayu	(3,346,956)	(4,852,182)
All Other	(11,800,336)	(9,932,322)
	$(12,875,313)	$(19,483,138)

	As of December 31, 2022	As of December 31, 2021
Total Assets
A4 Construction Services - MSM	$11,309,049	$10,935,355
A4 Construction Services - Excel	3,359,818	3,050,206
A4 Manufacturing - QCA	20,988,492	11,869,711
A4 Manufacturing - Alt Labs	26,636,905	23,173,298
A4 Defense - TDI	13,497,381	11,982,580
A4 Technologies - RCA	27,191,977	28,174,091
A4 Technologies - ElecJet	12,897,440	12,904,267
A4 Aerospace - Vayu	14,632,530	14,702,838
All Other	$15,118,622	$17,831,504
	$145,632,214	$134,623,850

Goodwill
A4 Construction Services - MSM	$113,592	$113,592
A4 Construction Services - Excel	—	—
A4 Manufacturing - QCA	1,963,761	1,963,761
A4 Manufacturing - Alt Labs	4,410,564	4,410,564
A4 Defense - TDI	6,426,786	6,426,786
A4 Technologies - RCA	1,355,728	1,355,728
A4 Technologies - ElecJet	6,496,343	6,496,343
A4 Aerospace - Vayu	—	—
All Other	1,913,310	1,913,310
	$22,680,084	$22,680,084

Accounts receivable, net
A4 Construction Services - MSM	$5,188,521	$3,906,271
A4 Construction Services - Excel	288,243	286,972
A4 Manufacturing - QCA	3,867,141	2,339,597
A4 Manufacturing - Alt Labs	1,833,502	406,333
A4 Defense - TDI	1,905,314	1,371,184
A4 Technologies - RCA	3,232,559	2,961,201
A4 Technologies - ElecJet	12,888	37,744
A4 Aerospace - Vayu	—	—
All Other	811,776	565,874
	$17,139,944	$11,875,176
Note 11 - Commitments and Contingencies
Licensing Agreement
DTI has entered into licensing agreements with RCA Trademark Management for the licensing rights to the respective trademarks in the United States of America and Canada.
The RCA licensing agreement was amended with Technicolor, S.A., as licensor, and expires December 31, 2024. DTI agrees to pay a royalty fee of 2.50% on net sales of the licensed products with a minimum annual payment of $420,000 for the years ended 2020 and 2021, $440,000 for the year ended 2022, $460,000 for the year ended 2023, and $480,000 for the year ended 2024.
Warranty Service Agreement
DTI entered into a warranty service agreement to provide certain warranty services for a lighting supplier through December 31, 2024, except for one class of customer through 2030. In exchange for these services DTI receives annual payments as follows:

Years Ending December 31,
2023	$66,626
2024	59,964
Total	$126,590
Royalty Agreement
On November 28, 2021, the Company entered into a Royalty Agreement with the sellers of ElecJet. Upon closing the Company desires to build its initial factory (“Factory”) to manufacture graphene batteries in the territory of the United States. The Company agrees to pay the sellers 1.5% of net sales for batteries produced by the Factory. Royalty payments shall continue to be paid for a period of ten years from the starting date, or until the total of the royalty payments equals $50 million, whichever occurs first.
Legal Proceedings
From time to time, the Company may become involved in lawsuits and other legal proceedings that arise in the course of business. Litigation is subject to inherent uncertainties, and it is not possible to predict the outcome of litigation with total confidence. As of the date of this Report, the Company was not aware of any legal proceedings or potential claims against it whose outcome would be likely, individually or in the aggregate, to have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.
In August 2020, in a matter relating to the Company’s subsidiary Horizon Well Testing, LLC (“Horizon”), the Company filed a lawsuit in the United States District Court, District of Arizona (Case No.2:20-cv-01679-DJH), against Alan Martin, the seller of Horizon dba Venture West Energy Services, LLC (“VWES”). The Company brought suit in 2020 seeking to avoid the claimed liability due from the Company to Alan Martin, for the Company’s 2017 purchase of Mr. Martin’s business, Horizon. On summary judgment, the court found that the Company’s claim was barred by a time-limiting clause for indemnification claims. The Company disagrees with the court’s ruling and intends to appeal. Before the Company can file its appeal of the summary judgment order, the court must resolve Mr. Martin’s counterclaim in which Mr. Martin claims that Mr. Martin remains unpaid on the promissory note, as modified, under which the Company purchased the Horizon. The note balance is alleged to have a principal sum due of $3.3 million, plus interest at 8% accruing from 2019 to present, plus late fees accruing at $575 per day (Note 4). The Company continues to dispute the amount claimed due. As well, the Company’s legal position remains that the indebtedness should be discharged due to material misrepresentations by Mr. Martin in the original transaction.
In August 2021, in a matter relating to the Company’s subsidiary Horizon Well Testing, LLC (“Horizon”), Rob Porter filed a lawsuit in the District Court of Oklahoma County, State of Oklahoma (CJ-2021-3421), alleging unjust enrichment and breach of contract with respect to shares of Company that Mr. Porter claims was owed under his employment contract with the Company as President of Horizon. In October 2021, the Company filed its answer denying such claims. In October 2021, the Company also filed counterclaims against Mr. Porter for conversion and breach of fiduciary duties. The Company believes this is a frivolous lawsuit and as such, no accrual has been recorded as of December 31, 2022 and 2021. As of the date of this Report, a pre-trial scheduling conference is scheduled for June 21, 2023, and the Company is participating in discovery.
In October 2021, in a matter relating to the Company’s subsidiary Horizon Well Testing, LLC (“Horizon”), the Company received three complaints in the District Court of Oklahoma Country State of Oklahoma from former VWES employees Bruce Morse (CJ-2021-4316), Brian Hobbs (CJ-2021-4315), Thomas Karraker (CJ-2021-4314)

for unjust enrichment, and breach of contract with respect to their employment contracts with Horizon. On January 19, 2022, the Company filed answers to all three lawsuits that denied these claims. The Company believes these are frivolous lawsuits. In July 2022, the Company and Mr. Morse settled his claims against the Company. The settlement included the cash payment of $24,375 for Mr. Morse's claimed 37,500 shares of Class A Common stock, and subsequently Mr. Morse’s case has been dismissed. Subsequently, Mr. Hobbs and Mr. Karraker have also expressed interest in settling claims on similar terms, and negotiations are ongoing as of the date of this Report. As no formal settlement offer has been extended, no accrual has been recorded as of December 31, 2022 and 2021.
In November 2022, the Company received a complaint filed by Mr. Mark Bell in the district court of Idaho (CV42-22-4066) with regard to the Company’s February 2020 purchase of Excel Fabrication LLC (“Excel”) from Mr. Bell, over the Company’s refusal to continue paying on a $2,300,000 note comprising part of the purchase consideration (Note 4). In December 2022 the Company counter-sued Mr. Bell for breach of contract, fraud, and misrepresentation in the February 2020 sale of Excel to the Company. The case is set for trial in June of 2024.
In December 2022, the Company’s subsidiary Excel Fabrication LLC (“Excel”) received a demand for binding arbitration (AAA Case No. 01-22-0004-9935) by Starr Corporation of Idaho, a contractor for whom Excel Fabrication LLC was performing as sub-contractor and who stopped its work for Starr Corporation pursuant to its claimed contract right of termination due to failure of Starr Corporation to make payment within the contracted period for payment for work satisfactorily performed. Starr Corporation claims that Excel’s termination was wrongful, and seeks approximately $500,000, reflecting its costs in having to complete work that was called for under the contract. Excel is seeking a determination that its termination was rightful under the terms of the contract between the parties, and in addition seeks payment on its unpaid billing submittals and additional costs. Arbitration hearings are scheduled to commence in April 2024.
Note 12 – Subsequent Events
In January 2023, the Company made a $250,000 investment for a 10% equity interest in a battery materials company, which includes a seat on its board, and participation rights in future funding rounds.
In February 2023, the Company learned that a complaint the State of New York brought against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes, a case which had originally been dismissed for lack of jurisdiction, had become revived by virtue of New York’s highest court ruling (State of New York v Vayu, APL-2021-00148) that the State’s long arm statute applied to the 2016 transaction between Vayu and the State University of New York at Stonybrook. Total damages sought by the State of New York are less than $100,000, including interest and costs. The company is currently considering its options for reaching a settlement with the State of New York, and for the possibility of seeking redress from the previous owners of Vayu.
In April 2023, a certain investor converted 1.3 million shares of Class B common stock and 1 share of Class B preferred stock for 1,300,001 shares of Class A common stock.

ALPINE 4 HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,828,963	$2,673,541
Accounts receivable, net	16,628,748	17,139,944
Inventory	24,019,013	25,258,369
Contract assets	1,392,007	1,402,788
Prepaid expenses and other current assets	2,134,045	2,428,223
Total current assets	48,002,776	48,902,865

Property and equipment, net	19,861,909	19,503,485
Intangible assets, net	34,668,042	36,282,609
Right of use assets, net	15,704,511	16,407,566
Goodwill	22,680,084	22,680,084
Other non-current assets	1,693,603	1,855,605
TOTAL ASSETS	$142,610,925	$145,632,214

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,807,557	$8,608,554
Accrued expenses	6,570,507	6,749,890
Contract liabilities	5,854,696	5,284,285
Lines of credit	8,699,609	7,426,814
Notes payable, current portion	6,170,472	3,201,136
Notes payable, related party	555,000	—
Convertible note payable, current portion	471,311	—
Financing lease obligation, current portion	764,267	725,302
Operating lease obligation, current portion	1,518,842	1,318,885
Total current liabilities	46,412,261	33,314,866

Notes payable, net of current portion	2,144,048	4,266,350
Lines of credit, net of current portion	4,058,411	7,215,520
Financing lease obligations, net of current portion	14,195,602	14,592,813
Operating lease obligations, net of current portion	14,447,193	15,262,494
Deferred tax liability	333,708	988,150
TOTAL LIABILITIES	81,591,223	75,640,193

Commitments & Contingencies (Note 8)
STOCKHOLDERS' EQUITY(1):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	—	—
Series B preferred stock; $1.00 stated value; 100 shares authorized, 3 and 5 shares issued and outstanding at June 30, 2023, and December 31, 2022	3	5
Class A Common stock, $0.0001 par value, 200,000,000 shares authorized, 23,974,657 and 22,303,333 shares issued and outstanding at June 30, 2023, and December 31, 2022	2,397	2,230
Class B Common stock, $0.0001 par value, 10,000,000 shares authorized, 906,012 and 1,068,512 shares issued and outstanding at June 30, 2023, and December 31, 2022	91	107
Class C Common stock, $0.0001 par value, 15,000,000 shares authorized, 1,528,533 and 1,529,888 shares issued and outstanding at June 30, 2023, and December 31, 2022	153	153
Additional paid-in capital	143,072,462	141,723,921
Accumulated deficit	(82,055,404)	(71,734,395)
Total stockholders' equity	61,019,702	69,992,021
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$142,610,925	$145,632,214
The accompanying notes are an integral part of these unaudited consolidated financial statements.
(1)Current and prior period results have been adjusted to reflect the one-for-eight stock split effected in May 2023. See Note 6, Stockholders' Equity for details.

ALPINE 4 HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues, net	$28,022,026	$25,271,126	$52,383,739	$50,863,280
Cost of revenues	20,234,936	19,110,583	39,380,193	39,065,280
Gross profit	7,787,090	6,160,543	13,003,546	11,798,000

Operating expenses:
General and administrative expenses	9,893,454	9,216,398	20,136,477	18,418,080
Research and development	1,612,530	394,835	1,726,436	586,765
Gain on sale of property	—	(5,822,450)	—	(5,822,450)
Total operating expenses	11,505,984	3,788,783	21,862,913	13,182,395
Income (loss) from operations	(3,718,894)	2,371,760	(8,859,367)	(1,384,395)

Other income (expenses)
Interest expense	(1,108,745)	(962,474)	(2,107,615)	(1,571,435)
Other income	15,906	258,660	59,106	291,379
Total other expenses	(1,092,839)	(703,814)	(2,048,509)	(1,280,056)

Income (loss) before income tax	(4,811,733)	1,667,946	(10,907,876)	(2,664,451)

Income tax (benefit)	(259,867)	128,140	(586,867)	(204,697)

Net income (loss)	$(4,551,866)	$1,539,806	$(10,321,009)	$(2,459,754)

Weighted average shares outstanding(1):
Basic	25,103,271	22,899,822	25,076,452	22,890,560
Diluted	25,103,271	22,899,822	25,076,452	22,890,560

Basic income (loss) per share	$(0.18)	$0.07	$(0.41)	$(0.11)

Diluted income (loss) per share	$(0.18)	$0.07	$(0.41)	$(0.11)
The accompanying notes are an integral part of these unaudited consolidated financial statements.
(1)Current and prior period results have been adjusted to reflect the one-for-eight stock split effected in May 2023. See Note 6, Stockholders' Equity for details.

ALPINE 4 HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS CHANGES IN STOCKHOLDERS' EQUITY (1)
(Unaudited)

	Series B Preferred Stock		Class A Common Stock		Class B Common Stock		Class C Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2022	5	$5	22,303,333	$2,230	1,068,512	$107	1,529,888	$153	$141,723,921	$(71,734,395)	$69,992,021
Conversion of Class C Common Stock to Class A Common Stock	—	—	1,428	—	—	—	(1,428)	—	—	—	—
Series B Preferred Share removal	(1)	(1)	—	—	—	—	—	—	1	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	182,589	—	182,589
Net loss	—	—	—	—	—	—	—	—	—	(5,769,143)	(5,769,143)
Balance, March 31, 2023	4	4	22,304,761	2,230	1,068,512	107	1,528,460	153	141,906,511	(77,503,538)	64,405,467

Conversion of Class B Common Stock to Class A Common Stock	—	—	162,500	16	(162,500)	(16)	—	—	—	—	—
Conversion of Series B Preferred Stock to Class A Common Stock	(1)	(1)	1	—	—	—	—	—	1	—	—
Issuance of shares of common stock and warrants for convertible note payable and accrued interest	—	—	1,477,400	148	—	—	—	—	1,000,661	—	1,000,809
Adjustment for additional shares issued in connection with the reverse stock split	—	—	29,995	3	—	—	73	—	—	—	3
Share-based compensation expense	—	—	—	—	—	—	—	—	165,289	—	165,289
Net loss	—	—	—	—	—	—	—	—	—	(4,551,866)	(4,551,866)
Balance, June 30, 2023	3	$3	23,974,657	$2,397	906,012	$91	1,528,533	$153	$143,072,462	$(82,055,404)	$61,019,702

Balance, December 31, 2021	5	$5	20,224,938	$2,022	1,068,512	$107	1,562,635	$156	$130,348,267	$(58,859,082)	$71,491,476
Issuance of shares of common stock for compensation	—	—	4,924	—	—	—	—	—	99,248	—	99,248
Conversion of Series D preferred stock to Class A	—	—	7,989	1	—	—	—	—	365,463	—	365,464
Conversion of Series C preferred stock to Class A	—	—	1,031	—	—	—	—	—	34,622	—	34,622
Share-based compensation expense	—	—	—	—	—	—	—	—	93,197	—	93,197
Net loss	—	—	—	—	—	—	—	—	—	(3,999,560)	(3,999,560)
Balance, March 31, 2022	5	5	20,238,882	2,023	1,068,512	107	1,562,635	156	130,940,797	(62,858,642)	68,084,447

Issuance of shares of common stock for compensation	—	—	21,482	2	—	—	—	—	132,307	—	132,309
Shares issued from ATM	—	—	9,515	1	—	—	—	—	55,136	—	55,137
Share-based compensation expense	—	—	—	—	—	—	—	—	172,183	—	172,183
Net loss	—	—	—	—	—	—	—	—	—	1,539,806	1,539,806
Balance, June 30, 2022	5	$5	20,269,879	$2,026	1,068,512	$107	1,562,635	$156	$131,300,423	$(61,318,836)	$69,983,882
The accompanying notes are an integral part of these unaudited consolidated financial statements.
(1)Current and prior period results have been adjusted to reflect the one-for-eight stock split effected in May 2023. See Note 6, Stockholders' Equity for details.

ALPINE 4 HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(10,321,009)	$(2,459,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,498,572	1,564,357
Amortization	1,614,567	1,454,099
Gain on sale of property	—	(5,822,450)
Stock compensation expense	348,029	496,957
Income tax benefit	(654,442)	(204,697)
Amortization of debt discounts	96,729	—
Non-cash lease expense	703,055	224,422
Write off of inventory	276,898	71,552
Bad debt expense	330,544	115,835
Changes in current assets and liabilities:
Accounts receivable	180,652	(1,257,649)
Inventory	962,458	672,426
Contract assets	10,781	(608,743)
Prepaid expenses and other assets	456,180	(765,887)
Accounts payable	7,199,003	1,084,278
Accrued expenses	(179,383)	1,257,019
Contract liabilities	570,411	(2,846,166)
Operating lease liability	(615,344)	(213,041)
Net cash provided by (used) in operating activities	2,477,701	(7,237,442)

INVESTING ACTIVITIES:
Capital expenditures	(1,856,996)	(756,870)
Proceeds from sale of building	—	12,454,943
Net cash provided by (used) in investing activities	(1,856,996)	11,698,073

FINANCING ACTIVITIES:
Proceeds from the sale of common stock, net of offering costs	—	55,144
Proceeds from issuances of notes payable, non-related party	1,029,145	—
Proceeds from issuances of note payable, related party	555,000	—
Net proceeds/(repayments) from lines of credit	(1,947,538)	3,436,740
Proceeds from issuance of convertible notes, non-related party	2,090,000	—
Debt issuance costs	(651,533)	—
Repayment of building mortgage	—	(4,642,043)
Repayments of notes payable, non-related parties	(182,111)	(2,540,390)
Cash paid on financing lease obligations	(358,246)	(317,150)
Net cash provided by (used) in financing activities	534,717	(4,007,699)

NET INCREASE IN CASH	1,155,422	452,932

CASH, BEGINNING BALANCE	2,673,541	3,715,666

CASH, ENDING BALANCE	$3,828,963	$4,168,598

CASH PAID FOR:
Interest	$2,107,615	$1,224,984

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
ROU asset and operating lease obligation recognized	$—	$8,725,000
Equipment purchased on note payable	$—	$243,843
Series B Preferred Share Removal	$2	$—
Conversion of Series D preferred stock for common stock	$—	$400,092
The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALPINE 4 HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 – Organization and Basis of Presentation
The unaudited consolidated financial statements were prepared by Alpine 4 Holdings, Inc. ("we,” “our,” or the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") were omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on May 5, 2023. The results for the six months ended June 30, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023.
The Company was incorporated under the laws of the State of Delaware in April 2014. We are a publicly traded conglomerate that acquires businesses that fit into our disruptive DSF business model of Drivers, Stabilizers, and Facilitators.
Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain reclassifications have been made that have no impact on net earnings and financial position.
Liquidity
The Company’s financial statements are prepared in accordance with U.S. GAAP applicable to a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business within one year after the date the consolidated financial statements are issued. In accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40), our management evaluates whether there are conditions or events, considered in aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued (further detail in the Going Concern sub-section below).
As shown in the accompanying consolidated financial statements, the Company has incurred significant recurring losses but has positive cash flows from operations for the current year. Although the Company has experienced net losses of $10.3 million and $2.5 million for the six months ended June 30, 2023 and 2022, respectively, net cash flows provided by operating activities improved to $2.5 million for the six months ended June 30, 2023, from $7.2 million used in operating activities for the six months ended June 30, 2022.
As of June 30, 2023, the Company had positive working capital of $1.6 million, which was a decrease of $14.0 million compared to December 31, 2022. The Company has bank financing totaling $35.0 million ($35.0 million in lines of credit including $0.5 million in capital expenditures lines of credit availability) of which $4.4 million was available and unused as of June 30, 2023. There are three lines of credit that are set to mature during the next twelve months. These three lines of credit total $13.7 million, of which $8.7 million was used as of June 30, 2023, and are shown as a current liability on the consolidated balance sheet. These factors raise substantial doubt about the Company's ability to continue as a going concern.
The Company plans to continue to generate additional revenue, improve cash flows from operations, and improve gross profit performance across all of its subsidiaries. The Company also may raise funds through debt financing, securing additional lines of credit, and the sale of shares in public or private offerings.

Going Concern
The accompanying financial statements have been prepared on a going concern basis. While the working capital deficiency of prior years has improved, and working capital of the Company is currently positive, continued operating losses cause doubt as to the ability of the Company to continue. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's plan of operations, and its ultimate transition to profitable operations are necessary for the Company to continue. The uncertainty that exists with these factors raises substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
In order to mitigate the risk related to the going concern uncertainty, the Company has a three-fold plan to resolve these risks. First, the operating subsidiaries of Quality Circuit Assembly ("QCA"), Quality Circuit Assembly - Central ("QCA-C"), Identified Technologies ("IDT"), Thermal Dynamics International ("TDI"), and RCA Commercial ("RCA") plan to expand their revenues and profits yielding increased cash flow in those operating segments. This plan will allow for an increased level of cash flow to the Company. Second, the Company has expanded its credit facilities at the subsidiary level over the past twelve months to allow for greater borrowing accessibility if needed for the expansion of product lines and sales opportunities and plans to extend or refinance any lines of credit coming due over the next twelve months in order to provide additional financing. Finally, operating companies hard hit by the supply-chain related price increases such as Morris Sheet Metal ("MSM"), Alternative Laboratories ("Alt Labs"), and Excel Construction ("Excel") have begun to experience an easing in the procurement and cost overruns of limited product supply. This subsequently has added to increased cash flow to those entities and less reliance on the Company to fund those activities. Although this plan is in place to mitigate the risk related to the going concern uncertainty, substantial doubt remains due to uncertainty around the growth projections and lack of control of many of the factors included in the Company’s plan.
Entity level risks
Our operations and performance may depend on global, regional, economic and geopolitical conditions. Russia’s invasion and military attacks on Ukraine have triggered significant sanctions from North American and European leaders. As of the date of this Report, those events were continuing to escalate and create increasingly volatile global economic conditions. Resulting changes in North American trade policy could trigger retaliatory actions by Russia, its allies and other affected countries, including China, resulting in a “trade war.” A trade war could result in increased costs for raw materials that we use in our manufacturing and could otherwise limit our ability to sell our products abroad. These increased costs would have a negative effect on our financial condition and profitability. Furthermore, the military conflict between Russia and Ukraine is increasing supply interruptions and further hindering our ability to find the materials we need to make our products. If the conflict between Russia and Ukraine continues for a long period of time, or if other countries become further involved in the conflict, we could face significant adverse effects to our business and financial condition. The Company is not able to fully quantify the impact that these factors will have on the Company’s financial results during 2023 and beyond.
Note 2 – Summary of Significant Accounting Policies
Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of June 30, 2023, and December 31, 2022. Significant intercompany balances and transactions have been eliminated.
Use of estimates
The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable. This applies in particular to useful lives of long-lived assets, reserves for accounts receivable and inventory, valuation allowance for deferred tax assets, fair values assigned to intangible assets acquired, and impairment of long-lived assets. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, the Company’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.
Cash
Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. As of June 30, 2023, and December 31, 2022, the Company had no cash equivalents.
The FDIC insures up to $250,000 per account with any excess amount in each account being uninsured. Total bank balances were $3.9 million and $3.2 million as of June 30, 2023, and December 31, 2022, respectively. Of this amount, $2.5 million and $2.0 million were uninsured as of June 30, 2023, and December 31, 2022, respectively. All uninsured amounts are held with J.P. Morgan Chase.
Major Customers & Vendors
The Company had no customers which made up over 10% of total Company accounts receivable as of June 30, 2023, or December 31, 2022.
For the six months ended June 30, 2023, the Company had no customers which made up over 10% of total Company revenues. For the six months ended June 30, 2022, the Company had one customer within the A4 Technology - RCA segment, which made up 12% of total Company revenues.
For the six months ended June 30, 2023 and 2022, the Company received 10% and 10%, respectively, of total Company revenues from prime contractors.
For the six months ended June 30, 2023, the Company had no vendors, which made up over 10% of total Company purchases. For the six months ended June 30, 2022, the Company had one vendor within the A4 Technology - RCA segment, which made up 17% of total Company purchases.
Inventory
Inventory for all subsidiaries is valued at weighted average cost. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Inventory is segregated into three areas, raw materials, work-in-process and finished goods. Inventory at June 30, 2023, and December 31, 2022, consisted of:

	June 30, 2023	December 31, 2022
Raw materials	$9,726,538	$9,116,824
Work in process	3,528,187	3,165,876
Finished goods	10,764,288	12,975,669
Inventory	$24,019,013	$25,258,369
Impairment of Long-Lived Assets
The Company accounts for long-lived assets in accordance with the provisions of ASC Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset is less than the carrying amount of that asset.
During the six months ended June 30, 2023, there were no events or changes in circumstances that indicated a quantitative impairment analysis was necessary and as such, no impairment was recorded.

Goodwill
In financial reporting, goodwill is not amortized, but is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable. We assess potential impairment by considering present economic conditions as well as future expectations. All assessments of goodwill impairment are conducted at the individual reporting unit level. As of June 30, 2023, and December 31, 2022, the reporting units with goodwill were QCA, MSM, Alt Labs, TDI, IDT, Elecjet, and RCA. Consistent with our prior year assessment, the Elecjet reporting unit is considered an at-risk reporting unit. Our methods and assumptions were consistent with those discussed below in the Fair Value Measurement subsection. This reporting unit is primarily considered at-risk as it is a start-up subsidiary with minimal to no revenue to offset its research & development expenses. The DCF model includes revenue growth assumptions of us executing large new customer and/or supplier agreements within the next two years and then steadily increasing revenue at a more normalized rate thereafter. Any failure to execute these customer and/or supplier arrangements would negatively impact the key growth assumptions.
Fair value measurements
Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.
We apply the provisions of fair value measurement to various nonrecurring measurements for our financial and nonfinancial assets and liabilities. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and lines of credit. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.
We calculate the estimated fair value of a reporting unit using a combination of the income and market approaches. For the income approach, we use a discounted cash flow models developed in connection with our third-party valuation specialists that include the following assumptions, among others: projections of revenues, expenses, and related cash flows based on assumed long-term growth rates; and estimated discount rates. For the market approach, we use analyses based primarily on market comparables. We base these assumptions on historical data and experience, industry projections, and general economic conditions.
The carrying value of long-term debt approximates fair value since the related rates of interest approximate current market rates. As of June 30, 2023, and December 31, 2022, the Company had no financial assets or liabilities that were required to be fair valued on a recurring basis, as all of our financial assets and liabilities were Level 1.

Equity Method Investments
In February 2023, the Company made a $0.3 million investment for a 10% equity interest in a battery materials company, which includes a seat on its board of directors, and participation rights in future funding rounds. The investment is accounted for as an equity method investment as the board representation allows us to have significant influence over the operating and financial policies of the battery materials company. The investment is presented in other non-current assets on the consolidated balance sheet with the value of the investment being adjusted in arrears on a quarterly basis based on its financial performance. In June 2023, a subsequent funding round was held, in which the Company waived its participation rights, that decreased our equity investment to an 8% equity interest.
Research and Development
The Company focuses on quality control and development of new products and the improvement of existing products. All costs related to research and development activities are expensed as incurred. During the six months ended June 30, 2023 and 2022, research and development costs totaled $1.7 million and $0.6 million, respectively.
Earnings (loss) per share
The Company presents both basic and diluted net income (loss) per share on the face of the consolidated statements of operations. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted per share calculations give effect to all potentially dilutive shares of common stock outstanding during the period, including stock options and warrants, using the treasury-stock method. If antidilutive, the effect of potentially dilutive shares of common stock is ignored. The amount of anti-dilutive shares related to stock options and warrants as of June 30, 2023 and 2022 was 2,894,897 and 1,098,050. respectively. The following table illustrates the computation of basic and diluted earnings per share (“EPS”) inclusive of all classes of common stock as the only difference between the classes of common stock are related to the voting rights for the three and six months ended June 30, 2023 and 2022:

	For the Three Months Ended June 30, 2023			For the Three Months Ended June 30, 2022
	Net Loss	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic EPS
Net income (loss)	$(4,551,866)	25,103,271	$(0.18)	$1,539,806	22,899,822	$0.07
Effect of Dilutive Securities
Stock options and warrants	—	—	—	—	—	—
Dilute EPS
Total	$(4,551,866)	$25,103,271	$(0.18)	$1,539,806	$22,899,822	$0.07

	For the Six Months Ended June 30, 2023			For the Six Months Ended June 30, 2022
	Net Loss	Shares	Per Share Amount	Net Loss	Shares	Per Share Amount
Basic EPS
Net loss	$(10,321,009)	25,076,452	$(0.41)	$(2,459,754)	22,890,560	$(0.11)
Effect of Dilutive Securities
Stock options and warrants	—	—	—	—	—	—
Dilute EPS
Total	$(10,321,009)	25,076,452	$(0.41)	$(2,459,754)	22,890,560	$(0.11)

Revenue Recognition
The Company recognizes revenue under ASC Topic 606, Revenue from contract with Customers ("Topic 606"). The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.
Revenue is recognized under Topic 606, at a point in time and over a period of time, in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:
•executed contract with the Company's customers that it believes are legally enforceable;
•identification of performance obligations in the respective contract;
•determination of the transaction price for each performance obligation in the respective contract;
•allocation of the transaction price to each performance obligation; and
•recognition of revenue only when the Company satisfies each performance obligation.
The following tables presents our revenues disaggregated by type for the three months ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023
	Construction Services	Manufacturing	Defense	Technologies	Aerospace	Total
Sale of goods	$—	$12,886,116	$—	$8,660,465	$—	$21,546,581
Sale of services	3,660,886	—	2,413,363	—	401,196	6,475,445
Total revenues	$3,660,886	$12,886,116	$2,413,363	$8,660,465	$401,196	$28,022,026

	Three Months Ended June 30, 2022
	Construction Services	Manufacturing	Defense	Technologies	Aerospace	Total
Sale of goods	$—	$7,530,475	$—	$9,255,658	$—	$16,786,133
Sale of services	5,669,259	—	2,472,207	—	343,527	8,484,993
Total revenues	$5,669,259	$7,530,475	$2,472,207	$9,255,658	$343,527	$25,271,126
The following tables presents our revenues disaggregated by type for the six months ended June 30, 2023 and 2022:

	Six Months Ended June 30, 2023
	Construction Services	Manufacturing	Defense	Technologies	Aerospace	Total
Sale of goods	$—	$22,206,937	$—	$16,216,383	$—	$38,423,320
Sale of services	7,806,890	—	5,383,450	—	770,079	13,960,419
Total revenues	$7,806,890	$22,206,937	$5,383,450	$16,216,383	$770,079	$52,383,739

	Six Months Ended June 30, 2022
	Construction Services	Manufacturing	Defense	Technologies	Aerospace	Total
Sale of goods	$—	$16,178,570	$—	$19,049,646	$—	$35,228,216
Sale of services	9,725,463	—	5,160,188	—	749,413	15,635,064
Total revenues	$9,725,463	$16,178,570	$5,160,188	$19,049,646	$749,413	$50,863,280

Note 3 – Leases
The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate.
As of June 30, 2023, the future minimum finance and operating lease payments were as follows:

Twelve Months Ending June 30,	Finance Leases	Operating Leases
2024	$1,938,360	$2,412,039
2025	1,944,246	2,304,494
2026	1,848,756	1,784,228
2027	1,890,900	1,823,449
2028	1,932,830	1,646,961
Thereafter	13,879,717	12,457,744
Total payments	23,434,809	22,428,915
Less: imputed interest	(8,474,940)	(6,462,880)
Total obligation	14,959,869	15,966,035
Less: current portion	(764,267)	(1,518,842)
Non-current financing leases obligations	$14,195,602	$14,447,193
Finance Leases
As of June 30, 2023, all finance leases in the table above were related to property and equipment. Depreciation expense associated with the finance leases within property and equipment, net was $625,908 and $625,908 for the six months ended June 30, 2023 and 2022, respectively. Of this amount $89,006 and $0 is recorded within cost of revenues with the remainder recorded in general & administrative expenses on the consolidated statements of operations for the six months ended June 30, 2023 and 2022, respectively. Interest expense on finance leases for the six months ended June 30, 2023, and 2022 was $607,895 and $633,610, respectively, and is recorded in interest expense on the consolidated statements of operations. At June 30, 2023, the weighted average remaining lease terms were 11.5 years, and the weighted average discount rate was 8.01%.
Operating Leases
The table below presents the operating lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of June 30, 2023, and December 31, 2022:

		June 30, 2023	December 31, 2022
Assets
Operating lease assets	Operating lease right of use assets	$15,704,511	$16,407,566
Total lease assets		$15,704,511	$16,407,566

Liabilities
Current liabilities
Operating lease liability	Current operating lease liability	$1,518,842	$1,318,885
Noncurrent liabilities
Operating lease liability	Long-term operating lease liability	14,447,193	15,262,494
Total lease liability		$15,966,035	$16,581,379
The lease expense for the six months ended June 30, 2023 and 2022, were $1,292,535 and $253,121, respectively. Of this amount $372,352 and $0 were recorded within cost of revenues with the remainder recorded in general and administrative expense on the consolidated statements of operations for the six months ended June 30, 2023 and 2022, respectively. The cash paid under operating leases during the six months ended June 30, 2023 and 2022, were $789,282 and $251,398, respectively. At June 30, 2023, the weighted average remaining lease terms were 11.5 years, and the weighted average discount rate was 6.01%.
Note 4 – Debt
The outstanding balances for the loans as of June 30, 2023, and December 31, 2022, were as follows:

	June 30, 2023	December 31, 2022
Lines of credit, current portion	$8,699,609	$7,426,814
Equipment loans, current portion	76,072	68,410
Related party term notes, current portion	555,000	—
Term notes, current portion	6,094,400	3,132,726
Total current	15,425,081	10,627,950
Lines of credit, net of current portion	4,058,411	7,215,520
Long-term portion of equipment loans and term notes	2,144,048	4,266,350
Total notes payable and lines of credit	$21,627,540	$22,109,820

Future scheduled maturities of outstanding debt are as follows:

Twelve Months Ending June 30,
2024	$15,425,081
2025	1,743,815
2026	669,034
2027	123,428
2028	3,594,396
Thereafter	71,786
Total	$21,627,540
In August 2020, the Company filed a lawsuit against Alan Martin regarding his note payable. As of June 30, 2023 and 2022, the note had a balance of $2.9 million, and accrued interest and late fees of $2.0 million, which are reflective in current liabilities. The default rate was 10% and the daily late charge was $575. On July 31, 2023, the Company and Mr. Martin agreed to a settlement agreement to resolve litigation surrounding this matter (See a description of the Company’s ongoing legal proceedings relating to this transaction in Note 8, Commitments and Contingencies, below).
During May 2023, the Company issued a $0.2 million nine-month note payable to an outside investor with an annual interest rate of 15%, with the proceeds to be used for general corporate purposes.
In June 2023, Morris entered into a Forbearance agreement with its banking partner that extended the maturity of the line of credit to July 21, 2023 from May 31, 2023. In July 2023, Morris entered into an Amended Forbearance agreement extending the forbearance period until August 31, 2023.
In June 2023, Quality Circuit Assembly entered into the third amendment on its loan and security agreement that increased the maximum limit to $7 million from $5 million.
During 2023, the Company had four revolving lines of credit in the aggregate of $35.0 million, including one capital expenditures line of credit of $0.5 million. The revolving lines of credit used as of June 30, 2023, totaled $12.8 million with interest rates ranging from WSJ prime plus 2.50% - 4.25% and terms ranging from one to five years. Accounts receivable, inventory, and property and equipment are pledged as collateral on the various lines of credit. As of June 30, 2023, the Company had $4.4 million in additional funds available to borrow. The Company is required to maintain covenants including financial ratios as a condition of the line of credit agreements. As of the date of this Report, the Company was in technical non-compliance with these covenants. However, the Company received waivers from the banking institutions regarding these failed covenants. As such, the Company was in compliance with the covenants as of the date of this report.
Note 5 - Convertible Debt
In May 2023, the Company issued a one-year $0.4 million convertible note payable to an outside investor with an annual interest rate of 12% with the proceeds to be used for general corporate purposes. In connection with this convertible note payable, the Company issued 13,750 restricted shares of Class A Common Stock to the investor as additional consideration for the purchase of the note and 196,250 restricted shares of Class A Common Stock, which shall be returned to the Company if timely repayments are made against the note. The convertible note was issued with an original issue discount of $24,500. The fair value of the shares issued was determined based on the closing stock price on the date of issuance and after allocating the proceeds was $243,529, which was recorded as debt issuance cost. The carrying value of the note as of June 30, 2023 was $185,476 and is recorded as convertible debt on the consolidated balance sheet.
In June 2023, the Company issued a one-year $1.7 million convertible note payable to an outside investor with an annual interest rate of 12% with the proceeds to be used for general corporate purposes. In connection with this convertible note payable, the Company issued 67,400 restricted shares of Class A Common Stock to the investor as additional consideration for the purchase of the note and 1,200,000 restricted shares of Class A Common Stock, which shall be returned to the Company if timely repayments are made against the note. The convertible note was issued with an original issue discount of $242,120. The fair value of the shares issued was determined based on the closing stock price on the date of issuance and after allocating the proceeds was $757,280, which was recorded as debt issuance cost. Further, the Company issued 200,000 warrants to purchase common stock to the investor and 3,579 warrants as a finders fee. The Company calculated the fair value of the warrants using a Black-Scholes option pricing model (Note 6) to be $378,000 and $6,764, respectively, which was recorded as a debt issuance cost. As the warrants have a change of control redemption feature, the warrants are classified as a liability within accrued expenses on the consolidated balance sheet. The carrying value of the note as of June 30, 2023 was $285,836 and is recorded as convertible debt on the consolidated balance sheet.
All convertible debt is classified as a current liability on the balance sheet and matures within the next twelve months.
Note 6 – Stockholders' Equity
On May 12, 2023, a Certificate of Amendment was filed to effect a one-for-eight (1-for-8) reverse split (the “Reverse Split”) of the shares of the Company’s the Class A, Class B, and Class C Common Stock, and to decrease the number of shares of Class A Common Stock from 295,000,000 shares to 200,000,000 shares (the “Class A Common Stock Decrease”). The Reverse Split and the Class A Common Stock Decrease became effective on May 12, 2023. As a result of the Reverse Split, every eight shares of the Company’s issued and outstanding Class A Common Stock automatically converted into one share of Class A Common Stock, without any change in the par value per share, and began trading on a post-split basis under the Company’s existing trading symbol, “ALPP,” when the market opened on May 15, 2023. Additionally, every eight shares of the Company’s issued and outstanding Class B Common Stock automatically converted into one share of Class B Common Stock, without any change in the par value per share, and every eight shares of the Company’s issued and outstanding Class C Common Stock automatically converted into one share of Class C Common Stock, without any change in the par value per share. The Reverse Split affected all holders of Class A, Class B, and Class C Common Stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. A total of 180,037,350 shares of Class A Common Stock were issued and outstanding immediately prior to the Reverse Split, and approximately 22,504,669 shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares were outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock automatically received an additional fraction of a share of common stock to round up to the next whole share. In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of Class A Common Stock subject to such options or warrants and the exercise prices thereof. The impact of this change in capital structure has been retrospectively applied to all periods presented herein.
Common Stock and Series B Preferred Stock
The Company had the following transactions in its common stock during the six months ended June 30, 2023:
•In April 2023, a shareholder converted 162,500 shares of Class B common stock into 162,500 shares of Class A common stock.
•In May 2023, the Company issued 13,750 restricted shares of Class A Common Stock as additional consideration for the purchase of the convertible note and 196,250 restricted shares of Class A Common Stock, which shall be returned to the Company if timely repayments are made against the note.
•In June 2023, the Company issued 67,400 restricted shares of Class A Common Stock as additional consideration for the purchase of the convertible note and 1,200,000 restricted shares of Class A Common Stock, which shall be returned to the Company if timely repayments are made against the note.

Series B Preferred Stock
During April 2023, a shareholder converted 1 share of Series B preferred stock into 1 share of Class A common stock.
Stock Options
The following summarizes the stock option activity for the six months ended June 30, 2023:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	386,751	$4.39	7.94	$463,495
Granted	—	—
Forfeited	(16,844)	6.16
Exercised	—	—
Outstanding at June 30, 2023	369,907	$4.31	7.38	$193,492

Exercisable at June 30, 2023	159,001	$1.85	5.46	$193,492
The following table summarizes information about options outstanding and exercisable as of June 30, 2023:

	Options Outstanding			Options Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.40	111,438	5.01	$0.40	111,438	$0.40
0.80	10,625	4.78	0.80	10,625	0.80
6.16	234,340	8.84	6.16	23,434	6.16
7.20	13,504	3.77	7.20	13,504	7.20
	369,907			159,001
During the six months ended June 30, 2023 and 2022, stock option expense amounted to $0.3 million and $0.5 million, respectively. Unrecognized stock option expense as of June 30, 2023, amounted to $0.8 million, which will be recognized over a period extending through April 2025.
Warrants
The following summarizes the warrants activity for the six months ended June 30, 2023:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	2,321,411	$11.78	4.31	$—
Granted	203,579	3.51	5.00
Forfeited	—	—
Exercised	—	—
Outstanding at June 30, 2023	2,524,990	$11.12	3.87	$—

Exercisable at June 30, 2023	2,524,990	$11.12	3.87	$—

The following table summarizes information about warrants outstanding and exercisable as of June 30, 2023:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$52.80	52,084	1.64	$52.80	52,084	$52.80
20.16	49,604	1.45	20.16	49,604	20.16
24.80	535,716	3.41	24.80	535,716	24.80
24.64	53,572	3.40	24.64	53,572	24.64
5.52	1,630,435	4.04	5.52	1,630,435	5.52
3.50	200,000	5.00	3.50	200,000	3.50
4.20	3,579	5.00	4.20	3,579	4.20
	2,524,990			2,524,990
During the six months ended June 30, 2023, the Company issued 200,000 and 3,579 warrants to two holders in connection with the issuance of a convertible note payable. The warrants have an exercise price of $3.50 and $4.20, respectively, were exercisable as of June 29, 2023 and expire on June 29, 2028. The fair value of the 200,000 and 3,579 warrants issued is $378,000 and $6,764, respectively, and was determined using the Black-Scholes option pricing model. The fair value of the warrants was determined using the following assumptions

Stock price	$1.89
Risk-free interest rate	4.50%
Expected life of the warrants	2.5
Expected volatility	1242%
Expected dividend yield	0%
Note 7 – Segment Reporting
The Company discloses segment information that is consistent with the way in which management operates and views its business. Effective during the quarter ended September 30, 2022, the Company increased its reportable segments to eight segments. All segments and the subsidiaries within each segment are geographically located in North America. The financial results are logical to review in this manner for comparison, trend, deviations, etc. purposes.
Management excludes the following when reviewing the profit/loss by segment.
•Intercompany Sales/COGS
•Management fees to the parent Company
•Income tax benefit/expense
There has not been any change to the measurement method in how management reviews the profit/loss by segment.
The operating segments and their business activity are as follows:
•A4 Construction Services - MSM provides commercial construction services primarily as a sheet metal contractor.
•A4 Construction Services - Excel provides commercial construction services primarily as a sheet metal contractor.

•A4 Manufacturing - QCA is a contract manufacturer within the technology industry.
•A4 Manufacturing - Alt Labs is a contract manufacturer within the dietary & nutraceutical supplements industry.
•A4 Defense - TDI does contracting for the US Government particularly for the US Defense Department and US Department of State.
•A4 Technologies - RCA is a business-to-business ("B2B") commercial electronics manufacturer.
•A4 Technologies - Elecjet is a battery research and development company.
•A4 Aerospace - Vayu is a drone aircraft manufacturer.
•A4 All Other includes the QCA-C, IDT, GAC, and Corporate.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
A4 Construction Services - MSM	$3,550,392	$5,326,296	$7,363,532	$9,093,686
A4 Construction Services - Excel	110,494	342,963	443,358	631,777
A4 Manufacturing - QCA	5,319,687	4,241,382	9,511,330	8,560,242
A4 Manufacturing - Alt Labs	6,787,129	2,958,885	11,014,043	6,783,023
A4 Defense - TDI	2,413,363	2,472,207	5,383,450	5,160,188
A4 Technologies - RCA	8,538,620	8,910,276	15,992,043	18,147,535
A4 Technologies - Elecjet	121,845	345,382	224,340	902,111
A4 Aerospace - Vayu	4,171	—	4,171	25,000
All Other	1,176,325	673,735	2,447,472	1,559,718
	$28,022,026	$25,271,126	$52,383,739	$50,863,280
Gross profit (loss)
A4 Construction Services - MSM	$549,807	$191,788	$781,695	$655,594
A4 Construction Services - Excel	(373,950)	(26,468)	(523,958)	(125,442)
A4 Manufacturing - QCA	1,786,189	1,149,049	2,683,904	2,176,233
A4 Manufacturing - Alt Labs	1,778,676	857,997	2,727,428	1,759,476
A4 Defense - TDI	944,550	1,285,732	1,561,132	2,128,921
A4 Technologies - RCA	2,752,026	2,159,923	5,126,204	4,344,251
A4 Technologies - Elecjet	(53,000)	249,297	(126,809)	187,268
A4 Aerospace - Vayu	4,116	—	1,706	25,000
All Other	398,676	293,225	772,244	646,699
	$7,787,090	$6,160,543	$13,003,546	$11,798,000
Income (loss) from operations
A4 Construction Services - MSM	$(150,608)	$(152,882)	$(555,021)	$(468,580)
A4 Construction Services - Excel	(578,989)	(238,956)	(1,011,070)	(558,946)
A4 Manufacturing - QCA	446,516	270,804	465,613	685,252
A4 Manufacturing - Alt Labs	181,351	5,190,788	(377,774)	4,203,305
A4 Defense - TDI	829,235	783,704	1,010,769	1,206,844
A4 Technologies - RCA	944,686	193,377	1,420,550	759,667
A4 Technologies - Elecjet	(222,275)	(268,554)	(467,696)	(572,900)
A4 Aerospace - Vayu	(1,380,016)	(819,431)	(2,200,983)	(1,626,328)

All Other	(3,788,794)	(2,587,090)	(7,143,755)	(5,012,709)
	$(3,718,894)	$2,371,760	$(8,859,367)	$(1,384,395)
Depreciation and amortization
A4 Construction Services - MSM	$178,665	$171,342	$352,963	$337,746
A4 Construction Services - Excel	67,524	132,917	135,049	132,917
A4 Manufacturing - QCA	113,673	108,304	230,552	208,783
A4 Manufacturing - Alt Labs	225,654	253,948	434,208	560,983
A4 Defense - TDI	72,433	72,090	144,866	144,180
A4 Technologies - RCA	244,805	170,053	489,609	340,099
A4 Technologies - Elecjet	105,668	103,633	211,334	205,133
A4 Aerospace - Vayu	259,679	259,225	518,590	533,894
All Other	317,255	277,280	595,968	554,721
	$1,585,356	$1,548,792	$3,113,139	$3,018,456
Interest expense
A4 Construction Services - MSM	$98,163	$124,220	$211,873	$227,245
A4 Construction Services - Excel	60,196	61,643	120,766	123,628
A4 Manufacturing - QCA	171,005	87,601	334,650	123,890
A4 Manufacturing - Alt Labs	84,979	94,561	149,659	151,677
A4 Defense - TDI	16,598	—	33,945	—
A4 Technologies - RCA	71,896	60,431	157,852	115,248
A4 Technologies - Elecjet	—	—	—	—
A4 Aerospace - Vayu	5,414	—	11,372	—
All Other	600,494	534,018	1,087,498	829,747
	$1,108,745	$962,474	$2,107,615	$1,571,435
Net income (loss)
A4 Construction Services - MSM	$(248,771)	$(276,934)	$(729,371)	$(639,301)
A4 Construction Services - Excel	(639,185)	(300,599)	(1,131,836)	(682,574)
A4 Manufacturing - QCA	275,944	161,763	131,757	535,630
A4 Manufacturing - Alt Labs	178,697	5,298,191	(480,059)	4,186,729
A4 Defense - TDI	837,719	783,704	1,001,906	1,206,844
A4 Technologies - RCA	872,790	132,946	1,262,698	644,419
A4 Technologies - Elecjet	(222,275)	(272,099)	(467,696)	(576,445)
A4 Aerospace - Vayu	(1,414,806)	(819,431)	(2,241,731)	(1,626,328)
All Other	(4,191,979)	(3,167,735)	(7,666,677)	(5,508,728)
	$(4,551,866)	$1,539,806	$(10,321,009)	$(2,459,754)

The Company’s reportable segments as of June 30, 2023, and December 31, 2022, were as follows:

	As of June 30, 2023	As of December 31, 2022
Total assets
A4 Construction Services - MSM	$10,675,363	$11,309,049
A4 Construction Services - Excel	3,334,543	3,359,818
A4 Manufacturing - QCA	20,550,261	20,988,492
A4 Manufacturing - Alt Labs	28,335,277	26,636,905
A4 Defense - TDI	13,663,378	13,497,381
A4 Technologies - RCA	24,753,925	27,191,977
A4 Technologies - Elecjet	12,787,943	12,897,440
A4 Aerospace - Vayu	12,890,586	14,632,530
All Other	15,619,649	15,118,622
	$142,610,925	$145,632,214
Goodwill
A4 Construction Services - MSM	$113,592	$113,592
A4 Construction Services - Excel	—	—
A4 Manufacturing - QCA	1,963,761	1,963,761
A4 Manufacturing - Alt Labs	4,410,564	4,410,564
A4 Defense - TDI	6,426,786	6,426,786
A4 Technologies - RCA	1,355,728	1,355,728
A4 Technologies - Elecjet	6,496,343	6,496,343
A4 Aerospace - Vayu	—	—
All Other	1,913,310	1,913,310
	$22,680,084	$22,680,084
Accounts receivable, net
A4 Construction Services - MSM	$4,373,429	$5,188,521
A4 Construction Services - Excel	386,429	288,243
A4 Manufacturing - QCA	2,768,483	3,867,141
A4 Manufacturing - Alt Labs	2,458,636	1,833,502
A4 Defense - TDI	2,207,665	1,905,314
A4 Technologies - RCA	3,669,480	3,232,559
A4 Technologies - Elecjet	6,302	12,888
A4 Aerospace - Vayu	—	—
All Other	758,324	811,776
	$16,628,748	$17,139,944
Note 8 – Commitments and Contingencies
Licensing Agreement
DTI has entered into licensing agreements with RCA Trademark Management for the licensing rights to the respective trademarks in the United States of America and Canada. The RCA licensing agreement was amended with Technicolor, S.A., as licensor, and expires December 31, 2027 except for the agreement relating to Computer Monitors and Outdoor Televisions which expires on December 31, 2025. DTI agreed to pay a royalty fee of 2.50% - 3.50% on net sales based on product type with a total minimum annual payment of $550,000 for the year ended

2023, $600,000 for the year ended 2024, $620,000 for the year ended 2025, $660,000 for the year ended 2026, and $700,000 for the year ended 2027.
Warranty Service Agreement
DTI entered into a warranty service agreement to provide certain warranty services for a lighting supplier through December 31, 2024, except for one class of customer, for whom services will be provided through 2030. In exchange for these services, DTI expects to receive $66,626 and $59,964 during the years ended December 31, 2023 and 2024, respectively.
Royalty Agreement
On November 28, 2021, the Company entered into a Royalty Agreement with the sellers of Elecjet. Upon closing the Company desires to build its initial factory (“Factory”) to manufacture graphene batteries in the territory of the United States. The Company agrees to pay the sellers 1.5% of net sales for batteries produced by the Factory. Royalty payments shall continue to be paid for a period of ten years from the starting date, or until the total of the royalty payments equals $50 million, whichever occurs first.
Legal Proceedings
From time to time, the Company may become involved in lawsuits and other legal proceedings that arise in the course of business. Litigation is subject to inherent uncertainties, and it is not possible to predict the outcome of litigation with total confidence. As of the date of this Report, the Company was not aware of any legal proceedings or potential claims against it whose outcome would be likely, individually or in the aggregate, to have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.
Alan Martin Lawsuit
In August 2020, in a matter relating to our former subsidiary Horizon Well Testing, LLC (“Horizon”), the Company filed a lawsuit in the United States District Court, District of Arizona (Case No.2:20-cv-01679-DJH), against Alan Martin, the seller of Horizon dba Venture West Energy Services, LLC (“VWES”). The Company brought suit seeking to avoid the claimed liability due from the Company to Alan Martin, for the Company’s 2017 purchase of Mr. Martin’s business, Horizon. On summary judgment, the court found that the Company’s claim was barred by a time-limiting clause for indemnification claims. The Company disagreed with the court’s ruling and planned to appeal. Mr. Martin filed a counterclaim in which he claimed that he remains unpaid on the promissory note, as modified, under which the Company purchased Horizon. The note balance alleged to have a principal sum due of $3.3 million, plus interest at 8% accruing from 2019 to present, plus late fees accruing at $575 per day. After confidential mediation before Hon. Eileen Willett, United States Magistrate Judge for the United States District Court for the District of Arizona, the parties settled their dispute on acceptable terms. The Company and Mr. Martin agreed to a settlement agreement whereby Mr. Martin will receive the following: $100,000 payable on or before August 3, 2023; 250,000 shares issued immediately; $2,000,000 payable on or before October 31, 2023 and a $1,800,000 note payable with monthly payments of $75,000 beginning on December 1, 2023 with a final payment of $900,000 payable on or before December 1, 2024. The $100,000 payment and the 250,000 shares have been paid and issued by the Company.
Robert Porter Lawsuit
In August 2021, in a matter relating to Horizon, Robert Porter filed a lawsuit in the District Court of Oklahoma County, State of Oklahoma (CJ-2021-3421), alleging unjust enrichment and breach of contract with respect to shares of Company that Mr. Porter claims were owed to him pursuant to his employment contract with the Company as President of Horizon. In October 2021, the Company filed its answer denying such claims. In October 2021, the Company also filed counterclaims against Mr. Porter for conversion and breach of fiduciary duties. The Company believes this is a frivolous lawsuit and as such, no accrual has been recorded as of June 30, 2023, and December 31, 2022.

VWES Lawsuit
In October 2021, in a matter relating to Horizon, the Company received three complaints in the District Court of Oklahoma Country State of Oklahoma from former VWES employees Bruce Morse (CJ-2021-4316), Brian Hobbs (CJ-2021-4315), Thomas Karraker (CJ-2021-4314) for unjust enrichment, and breach of contract with respect to their employment contracts with Horizon. On January 19, 2022, the Company filed answers to all three lawsuits that denied these claims. The Company believes these are frivolous lawsuits. In July 2022, the Company and Mr. Morse settled his claims against the Company. The settlement included the cash payment of $24,375 for Mr. Morse's claimed 4,688 shares of Class A common stock, and subsequently Mr. Morse’s case has been dismissed. Subsequently, Mr. Hobbs and Mr. Karraker have also expressed interest in settling claims on similar terms, and negotiations were ongoing as of the date of this report. As no formal settlement offer has been extended, no accrual has been recorded as of June 30, 2023, and December 31, 2022.
Gatehouse Lawsuit
In June 2022, in a matter relating to the Company’s subsidiaries, DTI Services Limited Liability Company and Direct Tech Sales, LLC (doing business as RCA, the Company received a complaint filed in the Superior Court of Marion County State of Indiana (CAUSE NO. 49D01-2203-PL-006662) by Gatehouse, LLC (“Gatehouse”), a supplier of PPP gloves for resale by RCA, seeking payment of $213,000 for supplied goods that RCA has good reason to believe are counterfeit, and thus unsalable. RCA has answered the complaint and asserted counterclaims of fraud and breach of contract. After a long delay in prosecution of the case by Gatehouse, motion practice has begun in this matter. However no scheduling, hearings, or trial date had been set as of the date of this report.
Mark Bell Lawsuit
In November 2022, the Company, and its subsidiaries Excel and A4 Construction, received a complaint filed by Mark Bell in the district court of Idaho (CV42-22-4066) with regard to the Company’s February 2020 purchase of Excel Fabrication LLC (“Excel”) from Mr. Bell. The matter relates to the lack of payment on a $2.3 million seller note comprising part of the purchase consideration. In December 2022 the Company counter-sued Mr. Bell for breach of contract, fraud, and misrepresentation in the February 2020 sale of Excel to the Company. The case is set for trial in June of 2024.
Starr Corporation Arbitration
In December 2022, the Company’s subsidiary Excel received a demand for binding arbitration (AAA Case No. 01-22-0004-9935) by Starr Corporation of Idaho (“Starr Corporation”), a contractor for whom Excel was performing as sub-contractor. Excel stopped its work for Starr Corporation' pursuant to its claimed contract right of termination based on Starr Corporation’s failure to make payment within the contracted period for work satisfactorily performed. Starr Corporation claims that Excel’s termination was wrongful, and seeks approximately $0.5 million, reflecting its costs in having to complete work that was called for under the contract. Excel is seeking a determination that its termination was rightful under the terms of the contract, and in addition seeks payment on its unpaid billing submittals and additional costs. Arbitration hearings are scheduled to commence in April 2024. As no formal settlement offer has been extended, no accrual has been recorded as of June 30, 2023, and December 31, 2022.
State University of New York at Stonybrook Lawsuit
In February 2023, the Company was apprised that a complaint was brought in the State of New York against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes. The case had originally been dismissed for lack of jurisdiction but was revived by virtue of New York’s highest court ruling (State of New York v Vayu, APL-2021-00148) that the State’s long arm statute applied to the 2016 transaction between Vayu and the State University of New York at Stonybrook. Total damages sought by the State of New York are less than $100,000, including interest and costs. In light of the decision by the Court of Appeals to return the case to the trial courts for adjudication, and as of the date of this report the Company and the State of New York have begun informal settlement discussions including the possibility of the State providing information useful to the Company should it wish to subsequently seek redress from the previous owners of Vayu.

Kevin Thomas Lawsuit
In May 2023, Kevin Thomas, who sold Alternative Laboratories, LLC to the Company in May of 2021, sued the Company, and its subsidiaries Alt Labs and A4 Manufacturing, in the State circuit court for Collier County Florida (Case Number 23-CA-1981), alleging that the Company failed to deliver shares of the Company as promised by the terms of the purchase agreement. Additionally Mr. Thomas claimed that an amount of $610,000 in Employee Retention Credits was received by the Company and that portion representing the credit attributed to the first and second quarters of 2021 (prior to the May 4th, 2021 date of sale), should be remitted to him rather than retained by the Company. The Company believes that Mr. Thomas’ complaint is wholly without merit, and as of the date of this report, the Company was in the process of answering the complaint and considering possible motions and counterclaims.
Note 9 – Subsequent Events
In July 2023, Vayu received its first purchase order from All American Contracting for ten G1 MKIII Fixed Wing unmanned aerial vehicles ("UAVs") for $5.25 million with delivery expected to occur in Q4 2023 or Q1 2024. The purchase order requires a 10% down payment, with final payment to be sent prior to taking delivery.
In July 2023, Morris entered into an Amended Forbearance agreement extending the forbearance period until August 31, 2023.
On July 31, 2023, the Company and Mr. Martin agreed to a settlement agreement whereby Mr. Martin will receive the following: $100,000 payable on or before August 3, 2023; 250,000 shares issued immediately; $2,000,000 payable on or before October 31, 2023 and a $1,800,000 note payable with monthly payments of $75,000 beginning on December 1, 2023 with a final payment of $900,000 payable on or before December 1, 2024. The $100,000 payment and the 250,000 shares have been paid and issued by the Company.
On August 4, 2023, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission ("SEC") relating to a proposed offering of our Class A common stock. The number of shares of Class A common stock to be offered and the price for the proposed offering will be determined at the time of pricing and may be at a discount to the then current market price. The offering is subject to market conditions, and the proceeds will be utilized for general corporate purposes, working capital, research and development, and repayment of certain outstanding debt.

Up to 9,859,155 shares of Class A common stock
Up to 9,859,155 Common Warrants to purchase shares of Class A common stock
Up to 9,859,155 shares of Class A common stock underlying such Warrants
Up to 19,718,310 Pre-Funded Warrants to purchase shares of Class A common stock
And
Up to 1,923,300 shares of Class A common Stock underlying Warrants to Be Offered by the Selling Stockholders

PROSPECTUS

October 4, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$2,066	*
Accounting fees and expenses	115,000	*
Legal fees and expenses	565,000	*
Non-accountable expenses	110,000	*
Miscellaneous	32,000	*
Total	$824,066	*
_________________
*Estimated
In addition to these expenditures, Alpine 4 will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent. Those expenses are estimated to be approximately $10,000.
Item 14. Indemnification of Directors and Officers; Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of
II-1

such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
Article Tenth of Alpine 4’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”
Article XI, Section 1(a) of Alpine 4’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, Alpine 4 has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15. Recent Sales of Unregistered Securities (2023 share issuances are reflective of the Reverse Split, 2022 and 2021 share issuances have remained unchanged from original share issuance amount).
Issuances in 2023
In January 2023, a certain shareholder converted 1,428 shares of Class C common stock for 1,428 shares of Class A common stock.
The shares of Class A common stock referenced above that were issued in January 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In April 2023, a certain shareholder converted 162,500 shares of Class B common stock and 1 share of Class B preferred stock for 162,501 shares of Class A common stock.
The shares of Class A common stock referenced above that were issued in April 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In May 2023, the Company issued 13,750 restricted shares of Class A common stock to an investor as additional consideration for the purchase of a convertible note and 196,250 restricted shares of Class A common stock, which shall be returned to the Company if timely repayments are made against the convertible note.
The shares of Class A common stock referenced above that were issued in May 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
II-1

In June 2023, the Company issued a senior convertible promissory note, a warrant to purchase up to 200,000 shares of Class A common stock, and 1,267,400 shares of Class A common stock. The Company also issued a Finder warrant to purchase up to 3,579 shares of Class A common stock.
The securities referenced above that were issued in June 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In July 2023, the Company issued 250,000 shares of Class A common stock in association with the Alan Martin settlement agreement.
The securities referenced above that were issued in July 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In August 2023, the Company issued 80,000 shares of Class A common stock to Sully Entertainment Group as compensation for services performed.
The securities referenced above that were issued in August 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In September 2023, certain shareholders converted 26,749 shares of Class C common stock for 26,749 shares of Class A common stock.
The securities referenced above that were issued in September 2023 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
Issuance in 2022
In January 2022, the Company issued 72,152 shares of Class A common stock for no additional consideration upon conversion of 10,149 shares of Series C Preferred Stock and 78,674 shares of Series D Preferred Stock.
The shares of Class A common stock issued upon conversion of the Series C and Series D Preferred Stock into Class A common stock were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In March 2022, the Company issued 39,386 shares of Class A common stock to management in connection with the acquisition of DTI Services Limited Liability Company.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On April 29, 2022, the Company issued 171,850 shares of Class A common stock at a value of $132,325 as employee compensation.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
During May and June 2022, the Company issued 76,119 shares of Class A common stock for cash of $55,144 in connection with a registered at-the-market offering (the "ATM Offering").
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In July 2022, the Company issued 60,600 shares of Class A common stock for cash of $42,318 in connection with its ATM offering.
II-1

The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In August 2022, certain investors exercised 1,449,276 warrants at an exercise price of $0.69, for net proceeds of $1,000,000.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In September 2022, certain shareholders converted 37,500 shares of Class C common stock for 37,500 shares of Class A common stock.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In October 2022, certain shareholders converted 201,806 shares of Class C common stock for 201,806 shares of Class A common stock.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In November 2022, certain shareholders converted 22,662 shares of Class C common stock for 22,662 shares of Class A common stock.
The shares of Class A common stock referenced above that were issued in 2022, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
Issuances in 2021
In January 2021, the Company issued 1,432,244 shares of Series D Preferred Stock in connection with the Vayu (US) merger transaction.
The shares of Series D Preferred Stock issued in connection with the Vayu (US) merger transaction were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
For the year ended December 31, 2021, the Company issued an aggregate of 7,384,018 shares of its restricted Class A common stock for convertible debt of $1,886,896.
The shares of Class A common stock referenced above that were issued in 2021, were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In May 2021, the Company issued 281,223 shares of Class A common stock in connection with the TDI acquisition.
The shares of Class A common stock issued in connection with the TDI acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
In May 2021, the Company issued 361,787 shares of Class A common stock in connection with the Alt Labs acquisition.
II-2

The shares of Class A common stock issued in connection with the Alt Labs acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On April 30, 2021, the Company issued 1,617,067 shares of Class A common stock upon conversion of shares of Class C common stock by the holder of the Class C common stock.
The shares of Class A common stock issued upon conversion of the Class C common stock into Class A common stock were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On May 17, 2021, the Company issued 350,000 shares of Class A common stock upon conversion of shares of Class B common stock by the holder of the Class B common stock.
On November 15, 2021, the Company issued 125,000 shares of Class A common stock upon conversion of shares of Class B common stock by the holder of the Class B common stock.
The shares of Class A common stock issued upon conversion of the Class B common stock were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On October 20, 2021, in connection with the purchase of the outstanding securities of Identified Technologies Corporation, the Company issued 888,881 shares of its Class A common stock.
The shares of Class A common stock issued in connection with the Identified Technologies Corporation acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On November 1, 2021, the Company issued 2,409,258 shares of Class A common stock for no additional consideration upon conversion of 1,704,137 shares of Series C Preferred Stock and 1,353,570 shares of Series D Preferred Stock.
The shares of Class A common stock issued upon conversion of the Series C and Series D Preferred Stock into Class A common stock were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On November 29, 2021, the Company issued 1,803,279 shares of Class A common stock in connection with the Elecjet acquisition.
The shares of Class A common stock issued in connection with the Elecjet acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On December 9, 2021, in connection with the acquisition of DTI Services Limited Liability Company, the Company issued 1,587,301 shares of its Class A common stock and 396,825 warrant shares.
The shares of Class A common stock issued in connection with the DTI Services Limited Liability Company acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
On December 20, 2021, the Company issued 100,000 shares of Class A common stock in connection with the Horizon legal proceedings.
The shares of Class A common stock issued in connection with the Horizon legal proceedings were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
II-3

On December 29, 2021, the Company issued 99,018 shares of Class A common stock to management in connection with the acquisition of DTI Services Limited Liability Company.
The additional shares of Class A common stock issued in connection with the DTI Services Limited Liability Company acquisition were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.
Item 16. Exhibits and Financial Statement Schedules.
The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Exhibit Number	Description
3.1	Certificate of Incorporation of Alpine 4 Automotive Technologies Ltd. (incorporated by reference to Exhibit 3.1 to Alpine 4’s Registration Statement on Form 10, filed May 8, 2014).
3.2	Certificate of Amendment to Certificate of Incorporation, dated June 27, 2014 (incorporated by reference to Exhibit 3.3 to Alpine 4’s Current Report on Form 8-K filed July 18, 2014).
3.3	Certificate of Amendment to Certificate of Incorporation, dated June 30, 2014 (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed July 18, 2014).
3.4	Second Amended and Restated Certificate of Incorporation, dated August 24, 2015 (incorporated by reference to Exhibit 3.1 to Alpine 4’s Current Report on Form 8-K filed August 27, 2015)
3.5
Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 15, 2017 (incorporated by reference to Exhibit 3.1 to Alpine 4’s Annual Report on Form 10-K filed April 17, 2018)

3.6	By-Laws of Alpine 4 (incorporated by reference to Exhibit 3.2 to Alpine 4’s Registration Statement on Form 10, filed May 8, 2014).
3.7	Series C Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed November 17, 2020).
3.8	Series D Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed January 4, 2021).
3.9
Certificate of Amendment to Certificate of Incorporation (Name Change) filed February 5, 2021 (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed February 8, 2021).

3.10	Certificate of Amendment to Certificate of Incorporation filed May 12, 2023 (incorporated by reference to Exhibit 3.1 to Alpine 4’s Current Report on Form 8-K filed May 12, 2023).
4.1	Form of Placement Agent Warrant (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed February 12, 2021).
4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to Alpine 4’s Current Report on Form 8-K filed November 24, 2021).
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to Alpine 4’s Current Report on Form 8-K filed November 24, 2021).
4.4	Mast Hill Fund, L.P. Warrant (incorporated by reference to Exhibit 4.4 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
4.5	JH Darbie Finder Warrant (incorporated by reference to Exhibit 4.5 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
4.6	Armistice Capital Master Fund, Ltd. Warrant - July 2022 (incorporated by reference to Exhibit 4.1 to Alpine 4’s Current Report on Form 8-K filed on July 13, 2022).
4.7	Armistice Capital Master Fund, Ltd. Warrant - November 2021 (incorporated by reference to Exhibit 4.2 to Alpine 4’s Current Report on Form 8-K filed on November 24, 2021).
4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to Alpine 4’s Registration Statement on Form S-1 filed September 21, 2023).
4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Alpine 4’s Registration Statement on Form S-1 filed September 21, 2023).
II-4

5.1
Opinion of Kirton McConkie, P.C. regarding validity of the shares of Alpine 4 Holdings, Inc., Class A Common Stock being registered hereunder. (incorporated by reference to Exhibit 4.2 to Alpine 4’s Registration Statement on Form S-1 filed August September 21, 2023)

10.1
Purchase Agreement, dated effective January 16, 2020, by and between Alpine 4 Technologies Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to the Company’s Current Report filed with the SEC on January 23, 2020)

10.2
Registration Rights Agreement, dated effective January 16, 2020, by and between Alpine 4 Technologies Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to the Company’s Current Report filed with the SEC on January 23, 2020)

10.3	FPCD Note - $350,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.4	FPCD Note - $600,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.5	Note Amendment – #1 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.6	Note Amendment - # 2 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.7	FPCD Note - $137,870.48 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.8	Note Amendment - $180,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)
10.9	APF Securities Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)
10.10	Secured Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)
10.11	Secured Convertible Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)
10.12	Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)
10.13	Consulting Services Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)
10.14	Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)
10.15	Secured Promissory Note - $2,300,000 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)
10.16	Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)
10.17	Amendment to Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)
10.18	Impossible Aerospace Consultant Agreement dated November 13, 2020 (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed November 17, 2020).
10.19	RSU Agreement dated November 13, 2020 (incorporated by reference to Exhibit 10.2 to Alpine 4’s Current Report on Form 8-K filed November 17, 2020).
10.20	Vayu (US) Employment Agreement dated December 29, 2020 (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed January 4, 2021).
10.21	RSU Agreement dated December 29, 2020 (incorporated by reference to Exhibit 10.2 to Alpine 4’s Current Report on Form 8-K filed January 4, 2021).
10.22	Form of Securities Purchase Agreement (AGP Transaction) (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed February 12, 2021).
10.23	Form of Placement Agent Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Current Report on Form 8-K filed February 12, 2021).
10.24	Class A Common Stock Sales Agreement, dated March 8, 2022, between the Company and A.G.P. (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed March 9, 2022
10.25	Membership Interest Purchase Agreement for DTI Transaction, dated December 9, 2021 (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed December 15, 2021)

10.26	Placement Agent Agreement between the Company and A.G.P., dated November 22, 2021 (incorporated by reference to Exhibit 10.2 to Alpine 4’s Current Report on Form 8-K filed November 24, 2021)
10.27
Securities Purchase Agreement between the Company and the Purchasers named therein, dated as of November 22, 2021 (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed November 24, 2021)

10.28	Membership Interest Purchase Agreement for Alt Labs Transaction, dated May 4, 2021 (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed May 10, 2021)
10.29	Membership Interest Purchase Agreement for RCA Transaction (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed December 15, 2021)
10.30	Class A Common Stock Sales Agreement (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed March 9, 2022)
10.31	Unmanned Aerial Vehicles Supply Agreement (incorporated by reference to Exhibit 10.1 to Alpine 4’s Current Report on Form 8-K filed October 28, 2022)
10.32	Mast Hill Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.33	Mast Hill Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.34	Mast Hill Senior Promissory Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.35	Mast Hill Finder Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.36	Kent Wilson Employment Agreement (February 2021) (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.37	Kent Wilson Employment Agreement Amendment (November 2021) (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.38	Jeffrey Hail Employment Agreement (February 2021) (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.39	Alan Martin Settlement Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.40	Ian Kantrowitz Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.41	Ian Kantrowitz Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.42	Christoph Jeunot Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.43	Christoph Jeunot Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.44	Shannon Rigney Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.45	Shannon Rigney Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.46	Jeffrey Hail Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.47	Jeffrey Hail Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.48	Edmond Lew Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.49	Edmond Lew Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.50	Gabriel Garcia Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.51	Gabriel Garcia Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.52	Jeffrey Hail Original Note 2 (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).

10.53	Jeffrey Hail Extension Renewal Note 2 (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.54	Kent Wilson Original Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.55	Kent Wilson Extension Renewal Note (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
10.56	Form of Placement Agent Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed September 21, 2023).
10.57	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed September 21, 2023).
10.58	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to Alpine 4’s Registration Statement on Form S-1 filed September 21, 2023).
10.59	Merchant Cash Advance Agreement with Cedar Advance, LLC
21	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to Alpine 4’s Registration Statement on Form S-1 filed August 4, 2023).
23.1	Consent of MaloneBailey, LLP
23.2	Consent of RSM US LLP
23.3	Consent of Kirton McConkie, P.C. (to be included in the opinion to be filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included in the signature page to the original filing of this Registration Statement).
107	Filing Fee Table

Item 17. Undertakings
(a)  The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent No more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.
(iii)To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii)and (1)(iii)above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; provided, however, that paragraphs (i), (ii)and (iii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
SIGNATURES AND POWER OF ATTORNEY FOR ALPINE 4 HOLDINGS, INC.
Pursuant to the requirements of the Securities Act of 1933, Alpine 4 Holdings, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona.
ALPINE 4 HOLDINGS, INC.

Date: October 4, 2023	By:	/s/ Kent B. Wilson
	Name:	Kent B. Wilson
	Title:	Chief Executive Officer (Principal Executive Officer), President, and Director

Date: October 4, 2023	By:	/s/ Christopher Meinerz
	Name:	Christopher Meinerz
	Title:	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Kent B. Wilson	Chief Executive Officer, President, Director	October 4, 2023
Kent B. Wilson

/s/ Christopher Meinerz	Chief Financial Officer	October 4, 2023
Christopher Meinerz

/s/ Kent B. Wilson*	Director	October 4, 2023
Andy Call

/s/ Kent B. Wilson*	Director	October 4, 2023
Ian Kantrowitz

/s/ Kent B. Wilson*	Chairwoman of the Board	October 4, 2023
Gerry Garcia

/s/ Kent B. Wilson*	Director	October 4, 2023
Edmond Lew

/s/ Kent B. Wilson*	Director	October 4, 2023
Christophe Jeunot

/s/ Kent B. Wilson*	Director	October 4, 2023
Jonathan Withem
* Signed by Kent B. Wilson pursuant to power of attorney.
II-6